  As filed with the Securities and Exchange Commission on August 4, 1999

                                                Registration No.: 333-82355

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                              Greater Bay Bancorp
             (Exact name of registrant as specified in its charter)

            California                           6711                          77-0487041
 (State or other jurisdiction of     (Primary Standard Industrial           (I.R.S. Employer
  incorporation or organization)     Classification Code Number)         Identification Number)

                            2860 West Bayshore Road
                          Palo Alto, California 94303
                                 (650) 813-8200
   (Address including zip code, and telephone number, including area code, of registrant's principal executive office)

                                Linda M. Iannone
                                General Counsel
                              Greater Bay Bancorp
                         400 Emerson Street, 3rd Floor
                          Palo Alto, California 94301
                                 (650) 614-5734
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

          William T. Quicksilver, Esq.                        Steven M. Plevin, Esq.
         Manatt, Phelps & Phillips LLP                        Lillick & Charles LLP
          11355 West Olympic Boulevard                        Two Embarcadero Center
         Los Angeles, California 90064                   San Francisco, California 94111
           Telephone: (310) 312-4210                        Telephone: (415) 984-8462

                                ----------------

          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

                                ----------------


   Greater Bay Bancorp hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Greater Bay Bancorp shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                Subject to completion, dated August 4, 1999

                         [BAY COMMERCIAL SERVICES LOGO]

                                MERGER PROPOSED

Dear Fellow Shareholders,

  We are pleased to enclose a notice of special meeting and a proxy statement/prospectus relating to the approval of the merger of Bay Commercial Services with Greater Bay Bancorp. The Board of Directors of Bay Commercial Services has approved the merger and believes the combined company will be better positioned to be a strong competitor in the rapidly changing and consolidating financial services industry.

  If you approve the merger, Bay Commercial Services will merge into Greater Bay and Bay Bank of Commerce will become a wholly owned subsidiary of Greater Bay. For each outstanding share of Bay Commercial Services stock you will receive 0.7134 shares of Greater Bay common stock if the average closing price of that stock is between $27.00 and $31.00 upon completion of the merger. If the average closing price of that stock is less than $27.00 or greater than $31.00, the conversion ratio will adjust according to a formula. We estimate that, upon completion of the merger, approximately 8.8% of the outstanding Greater Bay common stock will be owned by current Bay Commercial Services shareholders. Greater Bay's common stock is listed on The Nasdaq National Market under the symbol "GBBK".

  After careful consideration, the Board of Directors of Bay Commercial Services has determined that the merger is in the best interests of its shareholders, and unanimously recommends voting FOR approval of the merger agreement and the transactions provided for in the merger agreement.

  YOUR VOTE IS VERY IMPORTANT. We cannot complete the merger unless the shareholders of Bay Commercial Services approve the merger agreement.

  We have scheduled a special meeting for our shareholders to vote on the merger agreement. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger. If you do not return your card, the effect will be a vote against the merger. If your shares are held in "street name," you must instruct your broker in order to vote.

  The date, time and place of the special meeting is Tuesday, September 14, 1999, 2:00 p.m., at Strizzi's Restaurant, located at 1376 East 14th Street, San Leandro, California.

  This proxy statement/prospectus serves as a prospectus of Greater Bay relating to the issuance of shares of its common stock in connection with the proposed merger and is a proxy statement for Bay Commercial Services in connection with the solicitation of proxies by its Board of Directors for use at its special meeting of shareholders regarding the merger agreement and the proposed merger. The document accompanying this letter provides you with detailed information regarding the merger agreement, the proposed merger and the two companies. We encourage you to read this entire document carefully. You can also obtain more information about Bay Commercial Services and Greater Bay in documents filed with the Securities and Exchange Commission. See "Risk Factors" on page 16 for a discussion of the material risk factors that you should consider before voting on the merger proposal.

  We strongly support this strategic combination between Bay Commercial Services and Greater Bay and appreciate your prompt attention to this very important matter.

  Richard M. Kahler
  President and Chief Executive Officer

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. The securities offered hereby are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

  The date of this Proxy Statement/Prospectus is August 4, 1999 and it is first being mailed to shareholders on or about August 12, 1999.

                            BAY COMMERCIAL SERVICES
                             1495 EAST 14TH STREET
                         SAN LEANDRO, CALIFORNIA 94577

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                     To Be Held On September 14, 1999

                               ----------------

   A special meeting of shareholders of Bay Commercial Services will be held on Tuesday, September 14, 1999, at 2:00 p.m., at Strizzi's Restaurant, located at 1376 East 14th Street, San Leandro, California, for the following purposes:

  (1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of April 30, 1999, by and between Bay Commercial Services and Greater Bay Bancorp, and the transactions contemplated by the merger agreement, including the merger of Bay Commercial Services with and into Greater Bay Bancorp; and

  (2) To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

   Your Board of Directors unanimously recommends a vote in favor of the approval of the merger agreement.

   Only holders of record of Bay Commercial Services common stock as of the close of business on Friday, July 30, 1999, are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the meeting.

   We direct your attention to the documents submitted with this notice.

                                          By Order of the Board of Directors

                                          Randall D. Greenfield
                                          Corporate Secretary

San Leandro, California

August 4, 1999


   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING DOCUMENT.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why is Bay Commercial Services merging with Greater Bay Bancorp?

A: The Bay Commercial Services Board of Directors believes the merger is in the best interests of the company and will provide significant benefits to its shareholders, customers and employees. The Board believes the merger will create a company with enhanced financial performance which will be better positioned to be a strong competitor in the rapidly changing and consolidating financial services industry. To review the background and reasons for the merger in greater detail, see pages 22 through 25.

Q: What will I receive in the merger?

A: For each outstanding share of Bay Commercial Services common stock you own, you will receive 0.7134 shares of Greater Bay common stock if the average closing price of that stock is between $27.00 and $31.00 (as defined below). This is called the "conversion ratio." If the average closing price of that stock is less than $27.00 or greater than $31.00, the conversion ratio will adjust according to a formula.

    Average closing price means the average closing sale price on The Nasdaq National Market of Greater Bay common stock for the 15 consecutive trading days ending at the end of the third trading day immediately before completion of the merger.

    Greater Bay will not issue fractional shares in the merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of Greater Bay common stock that you would otherwise be entitled to receive based upon the market value (as determined in the merger agreement) of a share of Greater Bay common stock at the time of the merger.

    Each share of Greater Bay common stock held by Greater Bay shareholders will continue to represent one share of Greater Bay common stock following the merger. After the merger, Bay Commercial Services' former shareholders will own approximately 8.8% of Greater Bay's outstanding shares of common stock and current Greater Bay shareholders will own approximately 91.2% of Greater Bay's outstanding shares of common stock.

    For example:

  . If the average closing price of Greater Bay common stock is $30.00 at the completion of the merger, and you own 100 shares of Bay Commercial Services common stock, then after the merger you will receive 71 shares of Greater Bay common stock and a check in an amount representing the fractional share.

  . If the average closing price of Greater Bay common stock is $26.00 at the completion of the merger and you own 100 shares of Bay Commercial Services common stock, then after the merger you will receive 72 shares of Greater Bay common stock and a check in an amount representing the fractional share.

  . If the average closing price of Greater Bay common stock is $32.00 at the completion of the merger and you own 100 shares of Bay Commercial Services common stock, then after the merger you will receive 70 shares of Greater Bay common stock and a check in an amount representing the fractional share.

Q: What risks should I consider?

A: You should review "Risk Factors" on page 16.

    You should also review the factors considered by Bay Commercial Services' Board of Directors. See "The Merger--Background of and Reasons for the Merger" (pages 22 through 25).

Q: What happens as the market price of Greater Bay Common Stock fluctuates?

A: The conversion ratio may adjust, depending on the average closing price of Greater Bay common stock as described above. Since the market value of Greater Bay common stock will fluctuate before and after the closing of the merger, the value of the Greater Bay common stock that Bay Commercial Services shareholders will receive in the merger will fluctuate as well and could increase or decrease. You are urged to obtain current market prices

                                      (i)
   for shares of Greater Bay common stock and Bay Commercial Services common stock.

Q: When is the merger expected to be completed?

A: We are working to complete the merger during the fourth quarter of 1999.

Q: What am I being asked to vote upon?

A: You are being asked to approve the merger agreement which provides for the merger of Bay Commercial Services into Greater Bay, following which Bay Bank of Commerce will become a wholly owned subsidiary of Greater Bay.

Q: What should I do now?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.

   If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve the merger agreement. If you do not sign and send in your proxy or you abstain, it will have the effect of a vote against the merger.

   You may attend the meeting and vote your shares in person, rather than voting by proxy. In addition, you may revoke your proxy up to and including the day of the meeting by following the directions on page 19 and either change your vote or attend the meeting and vote in person.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares of Bay Commercial Services common stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted and this will have the effect of voting against the merger.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed we will send you written instructions for exchanging your Bay Commercial Services common stock certificates for Greater Bay common stock certificates.

WHO CAN HELP ANSWER YOUR QUESTIONS

   If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

  Richard M. Kahler
  President and Chief Executive Officer
  Bay Commercial Services
  1495 East 14th Street
  San Leandro, California 94577
  Telephone: (510) 357-2265

                                     (ii)

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   i
SUMMARY....................................................................   1
  The Companies............................................................   1
  The Meeting..............................................................   2
  Record Date; Voting Power................................................   2
  Vote Required............................................................   2
  Share Ownership of Management............................................   2
  Recommendation...........................................................   2
  Opinion of Financial Advisor.............................................   2
  Terms of the Merger Agreement............................................   2
  Interests of Certain Persons in the Merger...............................   4
  Material Federal Income Tax Consequences.................................   5
  Accounting Treatment.....................................................   5
  Resales of Greater Bay Common Stock......................................   5
  Regulatory Approvals.....................................................   5
  Dissenters' Rights.......................................................   5
  Differences in the Rights of Shareholders................................   5
Market Price And Dividend Information......................................   6
  Comparative Market Price Data............................................   6
  Historical Market Prices and Dividends...................................   6
Selected Financial Data....................................................   8
  Historical and Pro Forma Per Share Data for Greater Bay and Bay
   Commercial Services.....................................................   9
  Greater Bay Historical Selected Financial Data...........................  10
  Bay Commercial Services Historical Selected Financial Data...............  12
  Selected Unaudited Pro Forma Combined Financial Data.....................  13
  Recent Results...........................................................  14
RISK FACTORS...............................................................  16
  The merger consideration you will receive will be affected by potential changes
   in relative stock prices ...............................................  16
  There are uncertainties in integrating our business operations and realizing enhanced earnings.............................................  16
A WARNING ABOUT FORWARD-LOOKING INFORMATION................................  17
THE MEETING................................................................  18
  General..................................................................  18
  Bay Commercial Services Meeting..........................................  18
THE MERGER.................................................................  20
  Structure of the Merger..................................................  20
  Background of and Reasons for the Merger.................................  22
  Opinion of Financial Advisor.............................................  25
  Interests of Certain Persons in the Merger...............................  29
  Nasdaq Listing...........................................................  30
  Material Federal Income Tax Consequences.................................  30
  Accounting Treatment of the Merger.......................................  31
  Exchange of Bay Commercial Services Common Stock for Greater Bay Common
   Stock...................................................................  32
THE MERGER AGREEMENT.......................................................  33
  Conditions to the Merger.................................................  33
  Nonsolicitation..........................................................  34
  Expenses.................................................................  35
  Treatment of Options.....................................................  35
  Termination..............................................................  35
  Covenants; Conduct of Business Prior to Effective Time...................  36
  Amendment and Waiver.....................................................  38

                                     (iii)

  Agreements with Certain Shareholders.....................................  38
  Resales of Greater Bay Common Stock......................................  39
  Regulatory Approvals.....................................................  39
DISSENTING SHAREHOLDERS' RIGHTS............................................  41
DESCRIPTION OF GREATER BAY COMMON STOCK AND BAY COMMERCIAL SERVICES COMMON
 STOCK.....................................................................  42
  Stock Description........................................................  43
  Material Differences Between Holders of Greater Bay Stock and Bay
   Commercial Services Stock...............................................  44
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...............  48
EXPERTS....................................................................  55
LEGAL MATTERS..............................................................  55
WHERE YOU CAN FIND MORE INFORMATION........................................  55

 Annex A: Agreement and Plan of Reorganization by and among Greater Bay
          Bancorp and Bay Commercial Services dated April 30, 1999........  A-1

 Annex B: Fairness Opinion of First Security Van Kasper dated August 3,
          1999............................................................  B-1

 Annex C: Selected Provisions of the California General Corporation Law
          Regarding Dissenters' Rights....................................  C-1

 Annex D: Bay Commercial Services Annual Report on Form 10-KSB and Form
          10-KSB/A for the year ended December 31, 1998...................  D-1

 Annex E: Bay Commercial Services Quarterly Report on Form 10-QSB for the
          quarter ended March 31, 1999....................................  E-1

                                      (iv)

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read this entire document carefully, as well as the additional documents to which we refer you, including the merger agreement which we have attached as Annex A. For information about where to obtain these additional documents read the information under the caption entitled "Where You Can Find More Information" (page 55).

The Companies

Greater Bay Bancorp
2860 W. Bayshore Road
Palo Alto, California 94303
(650) 813-8200

   Greater Bay is a bank holding company operating Cupertino National Bank, Mid-Peninsula Bank, Peninsula Bank of Commerce, Golden Gate Bank and Bay Area Bank. These banks and Greater Bay have various operating divisions, including Greater Bay Bank Santa Clara Valley Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay Bank Contra Costa Business Banking Office, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group.

   Through its financial services subsidiaries and operating divisions, Greater Bay serves clients throughout Silicon Valley, the San Francisco Peninsula and the Contra Costa Tri Valley Region, with offices located in San Jose, Cupertino, Santa Clara, Palo Alto, Redwood City, San Mateo, Millbrae, San Francisco and Walnut Creek.

   Greater Bay provides a wide range of commercial banking and financial services to small and medium-sized businesses, real estate developers and property managers, business executives, professionals and other individuals.

Bay Commercial Services
1495 East 14th Street
San Leandro, California 94577
(510) 357-2265

   Bay Commercial Services is a California corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended. It was incorporated on June 17, 1981. Bay Bank of Commerce was incorporated as a California banking corporation on August 11, 1980 and became a wholly-owned subsidiary of Bay Commercial Services through a reorganization in 1983.

   Bay Bank of Commerce is a full service commercial bank serving San Leandro and Hayward in Alameda County and San Ramon in Contra Costa County and the surrounding areas in California. Bay Bank of Commerce provides a wide range of commercial banking services to individuals, professionals and small and medium-sized businesses. In order to attract these types of customers, Bay Bank of Commerce offers personalized services and banking convenience.

The Meeting (pages 18 and 19)

   The Bay Commercial Services shareholders' meeting will be held at Strizzi's Restaurant, located at 1376 East 14th Street, San Leandro, California, at 2:00 p.m., local time, on Tuesday, September 14, 1999. At the meeting, shareholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement.

Record Date; Voting Power (page 18)

   You are entitled to vote at the meeting if you owned Bay Commercial Services common stock on July 30, 1999, the record date for the special meeting. As of that date, there were 1,324,110 shares of Bay Commercial Services common stock issued and outstanding held by approximately 402 holders of record. Shareholders are entitled to one vote per share on any matter that may properly come before the meeting.

Vote Required (page 18)

   Approval by the Bay Commercial Services shareholders of the proposal to approve and adopt the merger agreement will require the affirmative vote of a majority of the outstanding shares of Bay Commercial Services common stock.

Share Ownership of Management (page 18)

   On the record date for the special meeting, the executive officers and directors of Bay Commercial Services, including their affiliates, had voting power with respect to an aggregate of 444,112 shares of Bay Commercial Services common stock, or approximately 33.54% of the shares of the common stock then outstanding.

   We currently expect that these directors and executive officers will vote the shares of Bay Commercial Services common stock owned by them FOR the proposal to approve and adopt the merger agreement and the transactions contemplated thereby.

Recommendation (page 19)

   The Bay Commercial Services Board of Directors has unanimously approved and adopted the merger agreement, and recommends a vote FOR approval of the merger agreement and the transactions contemplated thereby. You also should refer to the reasons that the Bay Commercial Services Board considered in determining whether to approve and adopt the merger agreement on pages 23 and 24.

Opinion of Financial Advisor (pages 25 through 29)

   First Security Van Kasper, financial advisor to Bay Commercial Services, rendered an oral opinion on April 29, 1999 to the Bay Commercial Services Board that as of that date, the conversion ratio was fair to the Bay Commercial Services shareholders from a financial point of view. First Security Van Kasper subsequently confirmed its April 29, 1999 opinion by delivery to the Bay Commercial Services Board of a written opinion dated August 3, 1999. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered by First Security Van Kasper, is attached to this document as Annex B. You should read the fairness opinion in its entirety.

Terms of the Merger Agreement (pages 33 through 40)

   The merger agreement is attached to this document as Annex A. We encourage you to read the merger agreement in its entirety. It is the legal document that governs the merger.

   General. The merger agreement provides that Bay Commercial Services will be merged with and into Greater Bay, with Bay Bank of Commerce becoming a wholly owned subsidiary of Greater Bay.

   Conversion Ratio. For each outstanding share of Bay Commercial Services common stock, you will receive 0.7134 shares of Greater Bay common stock if the average closing price of that stock is between

$27.00 and $31.00 (as defined below). If the average closing price of that stock is less than $27.00 or greater than $31.00, the conversion ratio will adjust according to a set formula. Greater Bay will not issue fractional shares. Instead, you will receive a check equal to the amount of any fractional share you would otherwise receive. Average closing price means the average closing sale price on The Nasdaq National Market of Greater Bay common stock for the 15 consecutive trading days ending at the end of the third trading day immediately before completion of the merger.

   Completion of the Merger. The merger will become effective when we file an agreement of merger with the Secretary of State of California. The merger agreement provides that we will file the agreement of merger as soon as practicable following the satisfaction or waiver of the conditions to the merger.

   Conditions to the Merger. The completion of the merger depends upon the satisfaction of a number of conditions, including:

  . approval of the merger agreement by the Bay Commercial Services shareholders;

  . receipt of listing approval from The Nasdaq National Market for the Greater Bay Common Stock to be issued in the merger;

  . receipt of all necessary authorizations, orders and consents of governmental authorities and the expiration of any regulatory waiting periods;

  . effectiveness of the registration statement of Greater Bay relating to the shares of Greater Bay common stock to be issued to Bay Commercial Services shareholders in the merger, of which this document forms a part;

  . receipt from PricewaterhouseCoopers LLP of a letter confirming that the merger qualifies for pooling of interests accounting treatment, and receipt from Deloitte & Touche LLP of a letter confirming that no conditions exist with respect to either Bay Commercial Services or Bay Bank of Commerce that would preclude pooling of interests accounting treatment;

  . receipt of an opinion of Greater Bay's counsel that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

  . confirmation that the fully diluted book value per share of Bay
    Commercial Services common stock at the close of business on the last day of the month prior to completion of the merger is not less than $8.74.

   Unless prohibited by law, either Greater Bay or Bay Commercial Services could elect to waive any condition.

   Termination. Either Bay Commercial Services or Greater Bay may call off the merger under certain circumstances, including if:

  . Greater Bay and Bay Commercial Services consent in writing;

  . the merger is not completed before December 31, 1999;

  . legal restraints prevent the merger;

  . the Bay Commercial Services shareholders do not approve the merger agreement;

  . the other party breaches in a material manner any of the representations or warranties or any covenant or agreement it has under the merger agreement; or

  . any condition to the party's obligations under the merger agreement has not been met or waived at a time when the condition could no longer be satisfied.

   In addition, Greater Bay may call off the merger if the Bay Commercial Services Board approves, recommends or causes Bay Commercial Services to enter into any agreement with a party other than Greater

Bay providing for the merger, consolidation, share exchange, joint venture, business combination or similar transaction involving Bay Commercial Services or any subsidiary of Bay Commercial Services, or any purchase of all or any material portion of the assets of Bay Commercial Services or any subsidiary of Bay Commercial Services. If that occurs, Bay Commercial Services will have to pay Greater Bay a competing transaction fee of $1,750,000.

   Similarly, Bay Commercial Services may call off the merger if Greater Bay announces a transaction in which 100% of the outstanding shares of Greater Bay common stock will be acquired by a third party, that transaction is consummated and the third party terminates the merger agreement between Greater Bay and Bay Commercial Services. If that occurs, Greater Bay will have to pay Bay Commercial Services a fee of $1,500,000. In addition, Bay Commercial Services may call off the merger if the average closing price is less than $25.50, unless Greater Bay decides to exercise a top up option as described under the heading "The Merger--Structure of the Merger--Conversion of Shares" on page 20.

   Fees and Expenses. Greater Bay and Bay Commercial Services will pay their own fees, costs and expenses incurred in connection with the merger agreement except that they will equally divide printing costs associated with this document. In addition, each of Bay Commercial Services and Greater Bay have agreed that if the merger agreement is terminated under specific circumstances, including the withdrawal by the Bay Commercial Services Board of its recommendation to the Bay Commercial Services shareholders with respect to the merger or the failure of the Bay Commercial Services shareholders to approve the merger agreement, then, depending upon the reason for termination, either Bay Commercial Services or Greater Bay, as applicable, will reimburse all out-of-pocket expenses and fees of the other party relating to the transactions contemplated by the merger agreement. Reimbursement under these circumstances, however, will be limited to $250,000 in the case of reimbursement to Greater Bay and $150,000 in the case of reimbursement to Bay Commercial Services.

Interests of Certain Persons in the Merger (pages 29 and 30)

   A number of directors and executive officers of Bay Commercial Services have interests in the merger as employees and/or directors that are different from, or in addition to, yours as a Bay Commercial Services shareholder. The Bay Commercial Services Board recognized these interests and determined that they did not affect the benefits of the merger to the Bay Commercial Services shareholders.

   Upon completion of the merger, the current members of the Boards of Greater Bay and Bay Bank of Commerce will continue as members of their respective Boards. Also, David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay, will become a director of Bay Bank of Commerce.

   If the merger takes place, the following will occur:

  . outstanding options to purchase Bay Commercial Services common stock held by directors, officers and employees of Bay Commercial Services and its subsidiaries will be automatically converted into options to acquire shares of Greater Bay common stock adjusted to account for the conversion ratio;

  . certain members of senior management of Bay Bank of Commerce will remain as senior management of Bay Bank of Commerce; and

  . Richard M. Kahler, Randall D. Greenfield and Robert Perantoni, executive officers of Bay Bank of Commerce, will be entitled to receive retention amounts of $520,000, $265,000 and $82,000, respectively, if they remain in the employ of Bay Bank of Commerce or Greater Bay for one year, six months and three months, respectively, after completion of the merger.

   Upon the signing of the merger agreement, there were outstanding options to purchase an aggregate of 51,060 shares of Bay Commercial Services Common Stock. Of the outstanding options, Messrs. Kahler, Greenfield and Perantoni and the Bay Commercial Services' directors held options to purchase 3,725 shares of Bay Commercial Services Common Stock at a per share weighted average exercise price of $4.25.

Material Federal Income Tax Consequences (pages 30 and 31)

   Greater Bay and Bay Commercial Services have received a legal opinion stating that neither Greater Bay nor Bay Commercial Services will recognize gain or loss for federal income tax purposes as a result of the merger. The opinion also concludes that you will not recognize gain or loss upon the exchange of your Bay Commercial Services common stock for Greater Bay common stock in the merger. If, however, shareholders receive cash instead of fractional shares or upon exercise of dissenters' rights, that cash would be taxable.

Accounting Treatment (page 31)

   We expect the merger to be accounted for as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

Resales of Greater Bay Common Stock (page 39)

   Shares of Greater Bay common stock received by you in the merger will be freely transferable by the holders, except for those shares held by holders who may be deemed to be "affiliates." Affiliates generally include directors, specific executive officers and holders of 10% or more of outstanding voting securities of Bay Commercial Services or Greater Bay, under applicable federal securities laws. Bay Commercial Services has provided to Greater Bay the written agreements of its "affiliates" that these "affiliates" will not dispose of their shares of Bay Commercial Services common stock and Greater Bay common stock, except in compliance with the Securities Act of 1933 and applicable accounting rules governing pooling of interests.

Regulatory Approvals (pages 39 and 40)

   Greater Bay is required to make filings with or obtain approvals from regulatory authorities to effect the merger. These consents and approvals include the approval of the Federal Reserve Board and the California Department of Financial Institutions.

   Greater Bay submitted an application for approval of the merger with the Federal Reserve Board on July 14, 1999. Greater Bay also submitted an application for approval of the merger with the California Department of Financial Institutions on July 14, 1999. All other necessary applications and notices have been filed.

   We cannot predict whether or when we will obtain all required regulatory approvals.

Dissenters' Rights (pages 41 and 42)

   As a shareholder of Bay Commercial Services you will have dissenters' rights under California law. This means that shareholders who vote against the merger may disagree with the merger and make a written demand to Bay Commercial Services for payment in cash of the "fair market value" of their shares. The demand must be made within 30 days after the date on which Bay Commercial Services sends a notice stating that the shareholders approved the merger. The Bay Commercial Services Board of Directors has determined that the "fair market value" of one share of Bay Commercial Services for this purpose is $17.50. That amount represents the final bid price for Bay Commercial Services common stock on April 30, 1999, the business day before the public announcement of the merger. The procedure for exercising your dissenters' rights is summarized under the heading "Dissenting Shareholders' Rights." The relevant provisions of California law on dissenters' rights are attached to this document as Annex C.

Differences in the Rights of Shareholders (pages 44 through 47)

   Both Greater Bay and Bay Commercial Services are incorporated under the laws of the State of California. Upon completion of the merger, you will become Greater Bay shareholders, and your rights as such will be governed by Greater Bay's articles of incorporation and bylaws and will continue to be governed by California law.

                     Market Price And Dividend Information

Comparative Market Price Data

   The following table presents trading information for Greater Bay common stock on The Nasdaq National Market and Bay Commercial Services common stock on the OTC Bulletin Board on April 30, 1999 and August 2, 1999. April 30, 1999 was the last full trading day before our announcement of the signing of the merger agreement. August 2, 1999 was the last practicable trading day for which information was available before the date of this document.

                                                               BAY COMMERCIAL
                                      GREATER BAY COMMON      SERVICES COMMON
                                             STOCK           STOCK (DOLLARS PER
                                      (DOLLARS PER SHARE)          SHARE)
                                    ----------------------- --------------------
                                     HIGH     LOW    CLOSE   HIGH   LOW   CLOSE
                                    ------- ------- ------- ------ ------ ------
April 30, 1999 .................... $30.250 $30.000 $30.125 $17.50 $17.50 $17.50
August 2, 1999..................... $34.000 $33.125 $34.000 $19.75 $19.75 $19.75

   We urge you to obtain current market quotations for Greater Bay common stock and Bay Commercial Services common stock. We expect that the market price of Greater Bay common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the market price of Greater Bay common stock is subject to fluctuation, the value of the shares of Greater Bay common stock that you will receive in the merger may increase or decrease before and after the merger. For more information see the heading "Risk Factors -- The merger consideration you will receive will be affected by potential changes in the relative stock prices." In addition, as a result of this fluctuation, the amount of cash you will receive instead of Greater Bay's fractional shares will also fluctuate.

Historical Market Prices and Dividends

   Greater Bay. Greater Bay common stock is listed on The Nasdaq National Market under the symbol "GBBK." On the record date for the special meeting, there were approximately 1,345 holders of record of Greater Bay common stock. The following table sets forth for the calendar quarter indicated, the high and low sales prices per share of Greater Bay common stock as reported on The Nasdaq National Market, and the dividends per share of Greater Bay common stock. The prices per share of Greater Bay common stock set forth below have been adjusted to reflect a two-for-one stock split effective as of April 30, 1998.

                                                                       DIVIDENDS
QUARTER ENDED                                            HIGH    LOW   DECLARED
-------------                                           ------ ------- ---------
1997:
First quarter.......................................... $13.82 $ 11.63  $0.075
Second quarter.........................................  15.75   12.44   0.075
Third quarter..........................................  22.44   15.50   0.075
Fourth quarter.........................................  26.75   21.00   0.075
1998:
First quarter.......................................... $31.38 $ 24.13  $0.095
Second quarter.........................................  36.00   28.88   0.095
Third quarter..........................................  39.00   23.38   0.095
Fourth quarter.........................................  35.00   24.50   0.095
1999:
First quarter.......................................... $33.75 $ 27.56  $0.120
Second quarter ........................................ $33.25 $ 28.25  $0.120
Third quarter (through August 2, 1999)................. $36.50 $31.125     --

   Bay Commercial Services. Bay Commercial Services common stock is traded on the OTC Bulletin Board under the symbol "BCSV." On the record date for the special meeting, there were approximately 402 holders of record of Bay Commercial Services common stock.

   The following table indicates the range of high and low bid prices, not including broker's commissions, for the calendar quarters indicated, based upon information provided by Sutro & Company and the dividends per share of Bay Commercial Services common stock. The table does not include transactions made privately by individuals. The prices listed below are inter-dealer prices, and do not necessarily represent actual transactions and do not include retail mark-up, mark-downs or commissions.

                                                                       DIVIDENDS
QUARTER ENDED                                           HIGH     LOW   DECLARED
-------------                                          ------- ------- ---------
1997:
First quarter......................................... $10.875 $10.000     --
Second quarter........................................  12.000  10.875     --
Third quarter.........................................  13.125  12.000     --
Fourth quarter........................................  16.250  13.250   $0.30

1998:
First quarter......................................... $16.250 $15.125     --
Second quarter........................................  17.000  15.750     --
Third quarter.........................................  17.250  13.000     --
Fourth quarter........................................  15.500  12.250     --

1999:
First quarter......................................... $15.000 $13.000   $0.40
Second quarter........................................ $19.000 $14.750     --
Third quarter (through August 2, 1999)................ $19.750 $19.500     --

                            Selected Financial Data

   We are providing the following information to aid you in your analysis of the financial effects of the merger. The following tables show financial results actually achieved by each of Greater Bay and Bay Commercial Services (the "historical" figures). The tables also show results as if the companies had been combined for the periods presented (the "pro forma combined" figures). Pro forma combined figures are simply arithmetical combinations of Greater Bay's and Bay Commercial Services' separate financial results; you should not assume that Greater Bay and Bay Commercial Services would have achieved the pro forma combined results if they had actually been combined during the periods presented. These pro forma presentations treat our companies as if they had always been combined for accounting and financial reporting purposes, a method known as pooling of interests accounting, which is how we plan to account for the merger. When you read this information, you should also read the information under the heading "Unaudited Pro Forma Condensed Combined Financial Information" (page 48). For purposes of illustration, the pro forma combined figures have been calculated using the conversion ratio of 0.7134. However the actual conversion ratio will be determined based on the average closing price of Greater Bay common stock which is explained further under "The Merger-- Structure of the Merger" (pages 20 through 22).

   Greater Bay's annual historical figures are derived from supplemental consolidated financial statements audited by PricewaterhouseCoopers LLP, independent public accountants of Greater Bay. The supplemental consolidated financial statements of Greater Bay have been prepared on a basis that accounts for the merger with Bay Area Bancshares, the former holding company of Bay Area Bank, which was completed on May 21, 1999 using the pooling of interests method of accounting. Upon publication of Greater Bay's financial statements for a period which includes May 21, 1999, which occurred on July 13, 1999, these supplemental financial statements became the historical financial statements of Greater Bay. Bay Commercial Services' annual historical figures are derived from consolidated financial statements as of December 31, 1998 and 1997 and for the three years then ended audited by Deloitte & Touche LLP, independent auditors of Bay Commercial Services. The historical figures for the other years presented have been derived from the audited consolidated financial statements of Bay Commercial Services. The annual historical information presented below should be read together with the consolidated audited financial statements of Greater Bay, incorporated in this document by reference, and of Bay Commercial Services, incorporated in this document by reference and included in Annex D attached to this document. To find this information, see "Where You Can Find More Information" (page 55).

   We expect to incur merger and other non-recurring expenses as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn additional revenue. However, none of these anticipated expenses or benefits has been factored into the pro forma combined income statement information. For that reason, the pro forma combined information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, does not attempt to predict or suggest future results.

   Historical and Pro Forma Per Share Data for Greater Bay and Bay Commercial
                                    Services

   We have summarized below the per share information for our respective companies on an historical, pro forma combined and equivalent basis. We have adjusted Greater Bay's historical per share amounts at and for the years ended December 31, 1997 and 1996 and for the three months ended March 31, 1998 to reflect a two-for-one stock split effective April 30, 1998.

   We have calculated the pro forma combined per share data for net income using the weighted average number of shares of Greater Bay's common stock outstanding for the period presented, increased by the weighted average number of shares of Bay Commercial Services common stock outstanding for the period presented multiplied by an assumed conversion ratio of 0.7134 shares of Greater Bay's common stock for each share of Bay Commercial Services common stock, as if these shares were outstanding for each period presented. The pro forma combined per share data for dividends declared represents the sum of historical dividends for Greater Bay common stock and the historical dividends for Bay Commercial Services divided by the sum of Greater Bay common stock and Bay Commercial Services common stock (adjusted for the assumed conversion ratio of 0.7134). The pro forma combined book value per share has been calculated using shares of outstanding Greater Bay common stock increased by the shares of outstanding Bay Commercial Services common stock multiplied by an assumed conversion ratio of 0.7134 for each share of Bay Commercial Services Common Stock as if these shares were outstanding as of the date presented.

   The equivalent pro forma Bay Commercial Services shares information has been calculated by multiplying the pro forma combined per share information by an assumed conversion ratio of 0.7134.

                                         Bay     Greater Bay & Bay Equivalent of One
                                      Commercial    Commercial      Bay Commercial
Per Common Share          Greater Bay  Services  Services Combined  Services Share
----------------          ----------- ---------- ----------------- -----------------
Net Income:
Three months ended March
 31, 1999
  Basic.................    $ 0.51      $ 0.24        $ 0.50            $ 0.70
  Diluted...............      0.49        0.22          0.47              0.66
Three months ended March
 31, 1998
  Basic.................      0.43        0.24          0.41              0.57
  Diluted...............      0.40        0.20          0.37              0.53
Year ended December 31,
 1998
  Basic.................      1.74        1.12          1.73              2.43
  Diluted...............      1.63        0.95          1.61              2.25
Year ended December 31,
 1997
  Basic.................      1.29        0.99          1.29              1.81
  Diluted...............      1.19        0.84          1.19              1.67
Year ended December 31,
 1996
  Basic.................      0.78        1.01          0.82              1.15
  Diluted...............      0.72        0.89          0.76              1.07
Cash Dividends Declared:
Three months ended March
 31, 1999...............    $ 0.11      $ 0.40        $ 0.14            $ 0.19
Year ended December 31,
 1998...................      0.47         --           0.44              0.61
Year ended December 31,
 1997...................      0.41        0.30          0.42              0.58
Year ended December 31,
 1996...................      0.25        0.30          0.26              0.37
Book Value
March 31, 1999..........    $10.17      $10.01        $10.44            $14.64
December 31, 1998.......      9.73       10.54         10.06             14.10
December 31, 1997.......      8.30        9.43          8.64             12.10

                 Greater Bay Historical Selected Financial Data

                            Three Months Ended
                                 March 31,                          Years Ended December 31,
                          ------------------------  -------------------------------------------------------------
                             1999         1998         1998         1997         1996         1995        1994
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
                                                        (Dollars in thousands, except per share and share
                                                                            amounts)
Statement of Operations
 Data
Interest income.........  $    34,461  $    28,175  $   124,798  $    98,261  $    71,284  $   60,567  $   46,309
Interest expense........       13,921       11,255       51,180       37,012       24,918      21,184      13,394
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
 Net interest income....       20,540       16,920       73,618       61,249       46,366      39,383      32,915
Provision for loan
 losses.................          921        1,036        6,235        7,026        3,029       1,429       2,285
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
 Net interest income
  after provision for
  loan losses...........       19,619       15,884       67,383       54,223       43,337      37,954      30,630
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
Other income............        2,553        1,624        8,775        7,896        7,444       5,575       5,953
Nonrecurring--warrant
 income.................            4          497          945        1,162          --          --          --
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
 Total other income.....        2,557        2,121        9,720        9,058        7,444       5,575       5,953
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
Operating expenses......       12,691       11,325       45,095       40,078       35,292      31,518      27,446
Other expenses--
 nonrecurring...........          --           --         1,341       (1,287)         --        2,135         --
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
 Total operating
  expenses..............       12,691       11,325       46,436       38,791       35,292      33,653      27,446
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
Income before provision
 for income taxes &
 merger and other
 related nonrecurring
 costs..................        9,485        6,680       30,667       24,490       15,489       9,876       9,137
Income tax expense......        3,695        2,226       10,050        8,784        5,735       3,709       3,431
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
Income before merger and
 other related
 nonrecurring costs.....        5,790        4,454       20,617       15,706        9,754       6,167       5,706
Merger and other related
 nonrecurring costs, net
 of tax.................          --           --         1,674        2,282        1,991         --          608
Income before
 extraordinary items....        5,790        4,454       18,943       13,424        7,763       6,167       5,098
Extraordinary items.....          (88)         --           --           --           --          --          --
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
 Net income.............  $     5,702  $     4,454  $    18,943  $    13,424  $     7,763    $  6,167  $    5,098
                          ===========  ===========  ===========  ===========  ===========  ==========  ==========
Per Share Data
Income per share (before
 merger and other
 related nonrecurring
 costs and extraordinary
 items)
 Basic..................  $      0.53  $      0.43  $      1.90  $      1.51  $      0.97  $     0.65  $     0.63
 Diluted................         0.50         0.40         1.77         1.40         0.91        0.61        0.59
Net income per share
 Basic..................  $      0.51  $      0.43  $      1.74  $      1.29  $      0.78  $     0.65  $     0.56
 Diluted................         0.49         0.40         1.63         1.19         0.72        0.61        0.53
Cash dividends per
 share..................  $      0.12  $      0.12  $      0.38  $      0.30  $      0.22  $     0.20  $     0.11
Book value per common
 share..................        10.17         8.62         9.73         8.30         7.47        7.03        6.53
Shares outstanding at
 year end...............   11,135,923   10,758,353   11,004,529   10,659,726   10,185,989   9,752,993   9,147,971
Average common shares
 outstanding............   11,087,000   10,717,000   10,858,000   10,421,000   10,014,000   9,552,000   9,054,000
Average common and
 common equivalent
 shares outstanding.....   11,718,000   11,655,000   11,637,000   11,254,000   10,747,000  10,087,000   9,685,000
Performance Ratios
Return on average assets
 before merger and other
 related nonrecurring
 costs (annualized for
 the three months ended
 March 31, 1999 and
 1998)..................         1.29%        1.32%        1.32%        1.36%       1.16%        0.89%       1.10%
Return on average common
 shareholders' equity
 before merger and other
 related nonrecurring
 costs (annualized for
 the three months ended
 March 31, 1999 and
 1998) .................        21.25%       20.11%       21.21%       18.70%       13.37%       9.56%      12.28%
Net interest margin.....         4.97%        5.28%        5.10%        5.67%        6.02%       6.22%       6.98%
Balance Sheet Data At
 Period End
Assets..................  $ 1,938,452  $ 1,448,969  $ 1,738,189  $ 1,339,750  $ 1,023,111  $  753,188  $  631,809
Loans, net..............    1,234,879      853,883    1,092,603      819,607      631,187     452,587     394,115
Investment securities...      368,233      253,848      357,511      228,715      150,340     154,268     127,603
Deposits................    1,675,844    1,218,560    1,478,947    1,178,574      914,101     668,082     547,062
Subordinated debt.......          --         3,000        3,000        3,000        3,000       3,000         --
Trust Preferred
 Securities.............       50,000       20,000       50,000       20,000          --          --          --
Common shareholders'
 equity.................      113,238       92,690      107,041       88,528       76,115      68,572      59,755
Regulatory Capital
 Ratios
Leverage Ratio..........         7.99%        9.04%        8.29%        8.50%        7.95%       9.53%       9.74%
Tier 1 Capital..........         9.45%       10.79%       10.48%       10.80%       10.09%      12.48%      12.94%
Total Capital...........        11.83%       12.57%       12.90%       12.35%       11.70%      14.25%      14.25%

   Significant events affecting Greater Bay's historical earnings trends include the following:

  . Amounts indicated have been restated on a historical basis to reflect the mergers with Cupertino National Bancorp, Peninsula Bank of Commerce, Pacific Rim Bancorporation, Pacific Business Funding Corporation and Bay Area Bancshares, each of which was accounted for on a pooling of interests basis.

  . Per share amounts have been adjusted to reflect a two-for-one stock split effective on April 30, 1998.

  . If the performance ratios included merger and other related nonrecurring costs (net of tax) of $1.7 million in 1998, $2.3 million in 1997, $2.0 million in 1996 and $608,000 in 1994, return on average assets would have been 1.21% for 1998, 1.16% for 1997, 0.93% for 1996 and 0.99% for 1994,
    and return on average common shareholders' equity would have been 19.48% for 1998, 15.98% for 1997, 10.64% for 1996 and 10.97% for 1994.

  . Net interest margin for 1998, 1997 and 1996 includes the lower spread earned on a special deposit described in Note 7 of Greater Bay's Consolidated Financial Statements. Excluding this special deposit, net interest margin would have been 5.16%, 5.78% and 6.08% for 1998, 1997 and 1996, respectively.

           Bay Commercial Services Historical Selected Financial Data

                             Three Months
                            Ended March 31,                 Years Ended December 31,
                          --------------------  -----------------------------------------------------
                            1999       1998       1998       1997       1996       1995       1994
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                (Dollars in thousands, except per share and share
                                                                    amounts)
Statement of Income Data
Interest income.........  $   2,601  $   2,329  $  10,200  $   8,759  $   7,826  $   7,456  $   6,086
Interest expense........        883        792      3,479      2,956      2,457      2,310      1,766
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income...      1,718      1,537      6,721      5,803      5,369      5,146      4,320
  Provision for loan
   losses...............         41         10        134         52        --        (155)      (100)
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income
   after provision for
   losses...............      1,677      1,527      6,587      5,751      5,369      5,301      4,420
Other income............        242        248        941        971      1,080        716      1,076
Operating expenses......      1,483      1,387      5,656      5,072      4,686      4,472      4,518
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before provision
 for income taxes.......        436        388      1,872      1,650      1,763      1,545        978
Provision for income
 taxes..................        152        134        657        588        680        600        359
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
   Net income...........  $     284  $     254  $   1,215  $   1,062  $   1,083  $     945  $     619
                          =========  =========  =========  =========  =========  =========  =========
Per Share Data
Net income per share
  Basic.................  $    0.24  $    0.24  $    1.12  $    0.99  $    1.01  $    0.88  $    0.57
  Diluted...............       0.22       0.20       0.95       0.84       0.89       0.80       0.56
Average common shares
 outstanding............  1,182,427  1,079,653  1,080,362  1,076,774  1,076,720  1,076,720  1,079,985
Average common and
 common equivalent
 shares outstanding.....  1,292,516  1,279,707  1,277,190  1,257,680  1,217,235  1,174,850  1,105,280
Performance Ratios
Return on average assets
 (annualized for the
 three months ended
 March 31, 1999 and
 1998)..................       0.83%      0.90%       1.0%       1.0%       1.1%       1.0%       0.7%
Return on average common
 shareholders' equity
 (annualized for the
 three months ended
 March 31, 1999 and
 1998)..................       9.86%      9.96%      11.3%      10.7%      11.8%      11.1%       7.9%
Balance Sheet Data -- At
 Period End
Assets..................  $ 145,922  $ 123,860  $ 144,202  $ 116,369  $  96,769  $  92,819  $  89,193
Loans, net..............     93,929     78,710     92,149     73,129     70,391     57,170     50,810
Investment securities...     35,436     19,485     39,901     32,580     16,043     20,410     25,988
Deposits................    133,151    111,302    123,395    101,135     83,291     80,253     79,258
Common shareholders'
 equity.................     11,957     10,450     11,395     10,173      9,418      8,767      7,946
Regulatory Capital
 Ratios
Leverage Ratio..........        8.6%       9.1%       8.2%       8.7%       9.7%       9.5%       9.4%
Tier 1 Capital..........        9.6%      10.6%       9.0%      10.7%      12.4%      13.6%      12.5%
Total Capital...........       10.4%      11.7%       9.8%      11.8%      13.6%      14.9%      13.6%

              Selected Unaudited Pro Forma Combined Financial Data

                          Three months ended March 31,         Years Ended December 31,
                          ------------------------------  -------------------------------------
                               1999            1998          1998         1997         1996
                          --------------  --------------  -----------  -----------  -----------
                             (Dollars in thousands, except per share and share amounts)
Statement of Operations
 Data
Interest income.........  $       37,062  $       30,504  $   134,998  $   107,020  $    79,110
Interest expense........          14,804          12,047       54,659       39,968       27,375
                          --------------  --------------  -----------  -----------  -----------
   Net interest income..          22,258          18,457       80,339       67,052       51,735
Provision for loan
 losses.................             962           1,046        6,369        7,078        3,029
                          --------------  --------------  -----------  -----------  -----------
   Net interest income
    after provision for
    loan losses.........          21,296          17,411       73,970       59,974       48,706
                          --------------  --------------  -----------  -----------  -----------
Other income............           2,795           1,872        9,716        8,867        8,524
Nonrecurring warrant
 income.................               4             497          945        1,162          --
                          --------------  --------------  -----------  -----------  -----------
   Total other income...           2,799           2,369       10,661       10,029        8,524
                          --------------  --------------  -----------  -----------  -----------
Operating expenses......          14,174          12,712       50,751       45,150       39,978
Other expenses
 nonrecurring...........             --              --         1,341       (1,287)         --
                          --------------  --------------  -----------  -----------  -----------
   Total operating
    expenses............          14,174          12,712       52,092       43,863       39,978
                          --------------  --------------  -----------  -----------  -----------
Income before provision
 for income taxes,
 merger and other
 related
 nonrecurring costs and
 extraordinary items....           9,921           7,068       32,539       26,140       17,252
Provision for income
 taxes..................           3,847           2,360       10,707        9,372        6,415
                          --------------  --------------  -----------  -----------  -----------
Income before merger and
 other related
 nonrecurring costs and
 extraordinary items....           6,074           4,708       21,832       16,768       10,837
Merger and other related
 nonrecurring costs, net
 of tax.................             --              --         1,674        2,282        1,991
                          --------------  --------------  -----------  -----------  -----------
Income before
 extraordinary items....           6,074           4,708       20,158       14,486        8,846
Extraordinary items.....             (88)            --           --           --           --
                          --------------  --------------  -----------  -----------  -----------
Net income..............  $        5,986  $        4,708  $    20,158  $    14,486  $     8,846
                          ==============  ==============  ===========  ===========  ===========
Per Share Data
Income per share (before
 merger and other
 related nonrecurring
 costs)
 Basic..................  $         0.51  $         0.41  $      1.88  $      1.50  $      1.01
 Diluted................            0.48            0.37         1.74         1.38         0.93
Net income per share
 Basic..................  $         0.50  $         0.41  $      1.73  $      1.29  $      0.82
 Diluted................            0.47            0.37         1.61         1.19         0.76
Average common shares
 outstanding............      11,931,000      11,487,000   11,629,000   11,189,000   10,782,000
Average common and
 common equivalent
 shares outstanding.....      12,640,000      12,568,000   12,548,000   12,151,000   11,615,000
Performance Ratios
Return on average assets
 before merger and other
 related
 nonrecurring costs
 (annualized for the
 three months ended
 March 31, 1999 and
 1998)..................            1.26%           1.29%        1.29%        1.33%        1.16%
Return on average common
 shareholders' equity
 before merger and other
 related nonrecurring
 costs (annualized for
 the three months ended
 March 31, 1999 and
 1998) .................           20.16%          19.06%       20.21%       17.85%       13.19%
Balance Sheet Data -- At
 Period End
Assets..................  $    2,084,374  $    1,572,829  $ 1,738,189  $ 1,456,119  $ 1,119,880
Loans, net..............       1,328,808         932,593    1,092,603      892,736      701,578
Investment securities...         403,669         273,333      357,511      261,295      166,383
Deposits................       1,808,995       1,329,862    1,478,947    1,279,709      997,392
Subordinated debt.......             --            3,000        3,000        3,000        3,000
Trust Preferred
 Securities.............          50,000          20,000       50,000       20,000          --
Common shareholders'
 equity.................         125,195         103,140      107,041       98,701       85,533
Regulatory Capital
 Ratios
Leverage Ratio..........            8.04%           8.29%        9.12%        9.26%        9.18%
Tier 1 Capital..........            9.47%          10.82%       10.35%       10.79%       10.30%
Total Capital...........           11.73%          12.54%       12.65%       12.30%       11.87%

   Significant events affecting the selected unaudited pro forma combined financial data include the following:

  . Per share amounts have been adjusted to reflect Greater Bay's two-for-one stock split effective on April 30, 1998.

  . If the performance ratios included merger and other related nonrecurring costs (net of tax) of $1.7 million in 1998, $2.3 million in 1997 and $2.0 million in 1996, return on average assets would have been 1.17% for 1998, 1.11% for 1997 and 0.86% for 1996, and return on average common shareholders' equity would have been 19.73% for 1998, 15.76% for 1997 and 9.87% for 1996.

                              Recent Results

Greater Bay

   Greater Bay recently reported results for the second quarter and six months ended June 30, 1999. Earnings for the quarter, before merger and related non-recurring costs, were $6.5 million, or $0.55 per diluted share, up 25% from $5.2 million, or $0.44 per diluted share, for the second quarter of 1998. Including merger and related non-recurring costs of $2.5 million in the second quarter of 1999 and $1.3 million in the second quarter of 1998, net income for the quarter was $4.0 million, or $0.34 per diluted share, compared with $3.8 million, or $0.33 per diluted share in the same quarter a year ago.

   For the six months ended June 30, 1999, net income, before merger and related non-recurring and extraordinary items, was $12.2 million, or $1.04 per diluted share, up 27% from $9.6 million, or $0.82 per diluted share, in the same period of the prior year. Net income, including merger and related non-recurring and extraordinary items of $2.6 million for the first six months of 1999 and $1.3 million for the first six months of 1998, was $9.7 million, or $0.82 per share, for the first six months of 1999, compared with $8.3 million, or $0.71 per share, for the first six months of 1998.

   At June 30, 1999, Greater Bay's total assets were $2.1 billion, an increase of 31% from $1.6 billion at June 30, 1998, reflecting continued strong internal growth. Total loans grew to $1.3 billion, up 44% from $902.0 million a year ago, and total deposits were $1.8 billion, up 29% from $1.4 billion at June 30, 1998.

   For the six months ended June 30, 1999, Greater Bay's return on average equity and efficiency ratio before merger and related non-recurring and extraordinary items, were 21.64% and 53.53%, compared to 21.17% and 55.43% for the six month period ended June 30, 1998. During the second quarter of 1999, Greater Bay's return on average equity and efficiency ratio, before merger and related non-recurring and extraordinary items, were 21.99% and 52.24%.

   Operating results for the three months ended June 30, 1999, include approximately $178,000 of expense, excluding internal staff time, related to the correction of the year 2000 "millennium bug" which impacts all companies. Greater Bay has budgeted an anticipated total expenditure of $300,000 in fiscal 1999 to address the year 2000 issues.

   At June 30, 1999, Greater Bay's ratio of non-performing assets to total assets was only 0.21%, down from 0.34% a year earlier. In addition, the allowance for loan losses at June 30, 1999 represented 1.93% of total loans and 575% of non-performing assets, compared to 2.14% of total loans and 359% of non-performing assets at June 30, 1998.

   In addition, non-interest income continues to grow reflecting Greater Bay's efforts to further diversify its revenue stream. During the second quarter ended June 30, 1999, Greater Bay's trust fees, depositor services fees, gain on sale of U.S. Small Business Administration loans, and loan and international banking fees were $3.0 million, up 36% from $2.2 million in the second quarter of 1998.

   Greater Bay's capital ratios continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

Bay Commercial

   Bay Commercial Services recently reported mid-year and second quarter net income as of June 30, 1999. Net income for the six month period ended June 30, 1999 was $667,000 or $0.51 per diluted share, a 20% gain compared to the $557,000 or $0.44 per diluted share reported for the same 1998 period. Second quarter net income for 1999 was $383,000 or $0.29 per diluted share, a gain of 26% over second quarter 1998 net income of $303,000 or $0.24 per diluted share.

   Bay Commercial Services also reported strong asset growth and record total assets of $150,586,000 at June 30, 1999. This represents an increase of 4.4% over December 31, 1998 total assets of $144,202,000, and 17% over June 30, 1998 total assets of $128,993,000. At June 30, 1999, total outstanding loans were $107,892,000, an increase of 16% over December 31, 1998 total loans of $93,129,000, and 34% compared to the $80,351,000 outstanding at June 30, 1998.

                                  RISK FACTORS

   In addition to the other information included in this document including the matters addressed in "A Warning about Forward-looking Information", you should consider the matters described below carefully in determining whether to approve the merger agreement and the transactions contemplated by the merger agreement.

The merger consideration you will receive will be affected by potential changes in the relative stock prices.

   This means that at the time of the special meeting, you will not know the exact value of the Greater Bay common stock that you will receive when the merger is completed. The market prices of Bay Commercial Services common stock and Greater Bay common stock when the merger takes place may vary from their prices at the date of this document and at the date of the special meeting. Such variations in the market prices of Greater Bay common stock and Bay Commercial Services common stock may result from changes in the business, operations or prospects of Bay Commercial Services, Greater Bay or the combined company, market assessments of the likelihood that the merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors.

   We urge you to obtain current market quotations for Greater Bay common stock and Bay Commercial Services common stock.

There are uncertainties in integrating our business operations and realizing enhanced earnings.

   If we are unable to integrate our businesses successfully, this could hurt our business. The merger involves the integration of two companies that have previously operated independently. Successful integration of Bay Commercial Services' operations will depend primarily on Greater Bay's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. No assurance can be given that Greater Bay and Bay Commercial Services will be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of their respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies.

                  A WARNING ABOUT FORWARD-LOOKING INFORMATION

   Greater Bay Bancorp and Bay Commercial Services have each made forward-looking statements in this document (and in certain documents that we refer to in this document) that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the respective company's management, and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of Greater Bay and/or Bay Commercial Services set forth under "Questions and Answers About the Merger," "Summary," "The Merger-- Background of and Reasons for the Merger," and "Unaudited Pro Forma Condensed Combined Financial Information," and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

   In particular, we have made statements in this document regarding expected cost savings from the merger, the anticipated accretive effect of the merger and Greater Bay's anticipated performance in future periods. With respect to estimated cost savings, Greater Bay has made certain assumptions regarding, among other things, the extent of operational overlap between Greater Bay and Bay Commercial Services, the amount of general and administrative expense consolidation, costs relating to converting Bay Commercial Services' bank operations and data processing to Greater Bay's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies and the costs related to the merger. The realization of the expected cost savings are subject to the risk that the foregoing assumptions are inaccurate.

   Moreover, any statements in this document regarding the anticipated accretive effect of the merger and Greater Bay's anticipated performance in future periods are subject to risks relating to, among other things, the following:

  . expected cost savings from the merger may not be fully realized or realized within the expected time-frame;

  . revenues following the merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the merger may be greater than expected;

  . competitive pressures among depository and other financial institutions may increase significantly;

  . costs of difficulties related to the integration of the businesses of Greater Bay and Bay Commercial Services may be greater than expected;

  . changes in the interest rate environment may reduce margins;

  . general economic or business conditions, either nationally or in California, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

  . legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Greater Bay and Bay Commercial Services are engaged;

  . changes may occur in the securities markets; and

  . competitors of Greater Bay and Bay Commercial Services may have greater financial resources to develop products that enable such competitors to compete more successfully than Greater Bay and Bay Commercial Services.

   Management of Greater Bay believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations.

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of Greater Bay following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Greater Bay's and Bay Commercial Services' ability to control or predict. For those statements, Greater Bay and Bay Commercial Services claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                  THE MEETING

General

   We are furnishing this document to you in connection with the solicitation of proxies by the Bay Commercial Services Board of Directors for use at the special meeting of Bay Commercial Services shareholders, including any special meeting adjournments or postponements, to be held on Tuesday, September 14, 1999 at the time and place set forth in the accompanying notice.

   The purpose of the meeting is to consider and vote upon the Agreement and Plan of Reorganization, dated as of April 30, 1999, between Greater Bay and Bay Commercial Services. The merger agreement is attached to this document as Annex A and is incorporated in this document by this reference. For a description of the merger agreement, see "The Merger Agreement."

   The merger agreement provides that Bay Commercial Services will merge with and into Greater Bay, In the merger, for each outstanding share of common stock, no par value, of Bay Commercial Services, you will receive 0.7134 shares of common stock, no par value, of Greater Bay if the average closing price of Greater Bay common stock is between $27.00 and $31.00 (as described below). If the average closing price of Greater Bay common stock is less than $27.00 or more than $31.00, the conversion ratio will adjust according to a set formula. Greater Bay will pay cash in lieu of fractional shares.

Bay Commercial Services Meeting

   General. Bay Commercial Services will hold its special meeting on Tuesday, September 14, 1999 at 2:00 p.m., local time, at Strizzi's Restaurant, located at 1376 East 14th Street, San Leandro, California. At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger agreement. You may also be asked to vote upon a proposal to adjourn or postpone the Bay Commercial Services meeting for the purpose of, among other things, allowing additional time for the solicitation of proxies from Bay Commercial Services shareholders to approve the merger agreement.

   Record Date; Voting Power. If you were a holder of record of shares of Bay Commercial Services common stock at the close of business on July 30, 1999, you are entitled to notice of and to vote at the special meeting. As of July 30, 1999, there were 1,324,110 issued and outstanding shares of Bay Commercial Services common stock held by approximately 402 holders of record. These shareholders have one vote per share on any matter that may properly come before the special meeting. Brokers who hold shares of Bay Commercial Services common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. Any shares of Bay Commercial Services common stock for which a broker has submitted an executed proxy but for which the beneficial owner has not given instructions on voting to such broker are referred to as "broker non-votes."

   Vote Required. The presence in person or by proxy of the holders of a majority of the shares of Bay Commercial Services common stock outstanding on the record date will constitute a quorum for the transaction of business at the special meeting. Bay Commercial Services will count abstentions and broker non-votes for purposes of establishing the presence of a quorum at the meeting. The approval of the proposal to approve the merger agreement requires the affirmative vote of holders of a majority of the shares of Bay Commercial Services common stock outstanding on the record date. Because broker non-votes and abstentions are not affirmative votes, they will have the effect of a vote against the proposal to approve the merger agreement.

   Share Ownership of Management. On the record date, the executive officers and directors of Bay Commercial Services, including their affiliates, had voting power with respect to an aggregate of 444,112 shares of Bay Commercial Services common stock or approximately 33.54% of the shares of Bay Commercial Services common stock then outstanding. We currently expect that these directors and officers will vote all of their shares in favor of the proposal to approve the merger agreement. On the record date, the directors and executive officers of Greater Bay did not beneficially own any shares of Bay Commercial Services common stock.

   Recommendation of the Bay Commercial Services Board. The Bay Commercial Services Board of Directors has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement. The Bay Commercial Services Board believes that the merger is fair to and in the best interests of Bay Commercial Services and you as the Bay Commercial Services shareholders and unanimously recommends that you vote "FOR" approval of the merger agreement and the transactions contemplated thereby. For more information about the factors the Bay Commercial Services Board considered, read the information under the heading entitled "The Merger -- Background of and Reasons for the Merger."

   Solicitation and Revocation of Proxies. A form of proxy is enclosed with this document. Shares of Bay Commercial Services common stock represented by a properly executed proxy will, unless the proxy has been previously revoked, be voted at the special meeting as specified in the proxy. If no instructions are indicated, these shares will be voted FOR approval of the merger agreement and in the discretion of the proxy holder as to any other matter which may properly come before the meeting.

   You are requested to vote by completing, dating and signing the accompanying proxy card and returning it promptly to Bay Commercial Services in the enclosed, postage-paid envelope. You should not send your stock certificates with your proxy card.

   If you have previously delivered a properly executed proxy, you may revoke it at any time before its exercise. You may revoke a proxy either by

  .filing with the Secretary of Bay Commercial Services prior to the special meeting, at Bay Commercial Services' principal executive offices, either a written revocation of the proxy or a duly executed proxy bearing a later date or

  .attending the meeting and voting in person. Your presence at the meeting will not revoke your proxy unless you vote in person.

   Other Matters. Bay Commercial Services is unaware of any matter to be presented at the special meeting other than the proposal to approve the merger agreement. If other matters are properly presented at the special meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any other matters, including, without limitation, any proposal to adjourn or postpone the meeting, provided that no proxy that has been designated to vote against approval of the merger agreement will be voted in favor of any proposal to adjourn or postpone the meeting for the purpose of soliciting additional proxies to approve the merger agreement.

                                   THE MERGER

   The detailed terms of the merger are contained in the merger agreement attached as Annex A to this document. The following discussion and the discussion under "The Merger Agreement" describe the more important aspects of the merger and all of the material terms of the merger agreement. These descriptions are qualified in their entirety by reference to the merger agreement, which is incorporated by reference in this document. We encourage you to read the merger agreement carefully.

Structure of the Merger

   General. The merger agreement provides that, after its approval by the Bay Commercial Services shareholders and the satisfaction or waiver of the other conditions to the merger, Bay Commercial Services will merge with and into Greater Bay. Bay Bank of Commerce, a wholly owned subsidiary of Bay Commercial Services, will survive the merger as a wholly owned subsidiary of Greater Bay. The articles of incorporation and bylaws of Greater Bay, as in effect immediately before the merger, will be the articles of incorporation and bylaws of Greater Bay after the merger. The directors and officers of Greater Bay immediately before the merger will be the directors and officers of Greater Bay after the merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as applicable.

   Conversion of Shares. At the completion of the merger, each issued and outstanding share of Bay Commercial Services common stock, other than shares as to which statutory dissenters' rights are perfected, will be converted into the right to receive:

   (a) if the average closing price, as defined below, is from $27.00 to $31.00, 0.7134 shares of Greater Bay common stock;

   (b) if the average closing price is greater than $31.00, a number of shares of Greater Bay common stock equal to the quotient obtained by dividing (1) $22.115 plus the product of 0.333 times the difference between the average closing price and $31.00, by (2) the average closing price;

   (c) if the average closing price is less than $27.00, a number of shares of Greater Bay common stock equal to the quotient obtained by dividing (1) $19.262 minus the product of 0.3333 times the difference between $27.00 and the average closing price, by (2) the average closing price. However, if the average closing price is less than $25.50, then Bay Commercial Services may give written notice to Greater Bay within one business day of the calculation of the average closing price of its intention to terminate the merger agreement, unless Greater Bay elects, by written notice to Bay Commercial Services within one business day from the date of receipt of written notice from Bay Commercial Services of its intention to terminate the merger agreement, to exercise a top up option, in which case the conversion ratio will equal that number of shares of Greater Bay common stock equal to the quotient obtained by dividing $18.763 by the average closing price.

   (d) if, before the completion of the merger, Greater Bay publicly announces a transaction in which 100% of the outstanding shares of Greater Bay common stock is to be acquired by a third party, either through an exchange offer or merger in which Greater Bay shareholders would own less than 51% of the outstanding shares of the surviving corporation, which we refer to as a "Greater Bay acquisition transaction," the price to be paid to Greater Bay shareholders in the transaction would exceed $31.00 per share, and the transaction is consummated, then, the conversion ratio will be 0.7134 shares of Greater Bay common stock. To preserve the rights of holders of shares of Bay Commercial Services common stock in this event, Greater Bay and Bay Commercial Services have agreed to coordinate the closing of the merger with the closing of any Greater Bay acquisition transaction or to cooperate with the third party in otherwise accomplishing the purpose described in the preceding sentence. In no event may Greater Bay close any Greater Bay acquisition transaction that does not result in the accomplishment of the purposes of the provision described in this paragraph.

   The term "average closing price" means the average closing sale price on The Nasdaq National Market of Greater Bay common stock for the 15 consecutive trading days ending at the end of the third trading day immediately prior to the completion of the merger. If Greater Bay changes the number of shares of Greater Bay common stock through any reclassification, recapitalization, split-up, combination or exchange of shares, or if Greater Bay declares a stock dividend on the shares of Greater Bay common stock, then the conversion ratio also will be adjusted appropriately.

   As described above, the conversion ratio (and the resulting value of the Greater Bay common stock to be received by shareholders of Bay Commercial Services upon conversion) depends upon the average closing price of Greater Bay common stock. The following table shows the effective conversion ratio and the value of the Greater Bay common stock into which one share of Bay Commercial Services common stock will be converted as a function of the average closing price of Greater Bay common stock.

    --------------------------------------------
                                      Value to
                                      be
     Assuming                         received
     a                                per Bay
     Greater                          Commercial
     Bay        Each Bay Commercial   Services
     Average    Services share        share
     Closing    will be converted     (payable
     Price      into this number      in Greater
     of:        of Greater Bay shares Bay Stock)
    --------------------------------------------
     $25.50     0.7358                  $18.76
    --------------------------------------------
     $26.00     0.7280                  $18.93
    --------------------------------------------
     $26.50     0.7206                  $19.10
    --------------------------------------------
     $27.00     0.7134                  $19.26
    --------------------------------------------
     $27.50     0.7134                  $19.62
    --------------------------------------------
     $28.00     0.7134                  $19.98
    --------------------------------------------
     $28.50     0.7134                  $20.33
    --------------------------------------------
     $29.00     0.7134                  $20.69
    --------------------------------------------
     $29.50     0.7134                  $21.05
    --------------------------------------------
     $30.00     0.7134                  $21.40
    --------------------------------------------
     $30.50     0.7134                  $21.76
    --------------------------------------------
     $31.00     0.7134                  $22.12
    --------------------------------------------
     $31.50     0.7074                  $22.28
    --------------------------------------------
     $32.00     0.7015                  $22.45
    --------------------------------------------
     $32.50     0.6958                  $22.61
    --------------------------------------------
     $33.00     0.6904                  $22.78
    --------------------------------------------
     $33.50     0.6850                  $22.95
    --------------------------------------------
     $34.00     0.6799                  $23.12
    --------------------------------------------
     $34.50     0.6748                  $23.28
    --------------------------------------------
     $35.00     0.6699                  $23.45
    --------------------------------------------

   No assurance can be given as to what the average closing price will be. No assurance can be given that the market price of Greater Bay common stock on or after consummation of the merger will approximate the average closing price.

   You are urged to obtain current market quotations for Greater Bay common stock and Bay Commercial Services common stock. It is expected that the market price of Greater Bay common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the number of shares of Greater Bay common stock to be received by you in the merger will be determined based on the average closing price and the market price of Greater Bay common stock is subject to fluctuation, the value of the shares of Greater Bay common stock that you will receive in the merger may increase or decrease before and after the merger. This risk is further explained under "Risk Factors--The merger consideration you will receive will be effected by potential changes in relative stock prices."

   Fractional Shares. No fractional shares of Greater Bay common stock will be issued in the merger. Instead, if you would otherwise be entitled to receive a fractional share, Greater Bay shall pay you an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying (a) the closing sale price of Greater Bay common stock as reported on The Nasdaq National Market on the day immediately preceding the merger closing date times
(b) the fraction of the share of Greater Bay common stock to which you would otherwise be entitled. You will not be entitled to dividends or other rights in respect of any fractional share.

Background of and Reasons for the Merger

   Background of the Merger. Representatives of management of Greater Bay and Bay Commercial Services first discussed on a preliminary basis the possibility of a business combination of their respective institutions on September 25, 1998. The Board of Directors of Bay Commercial Services subsequently engaged First Security Van Kasper as its financial advisor with respect to a possible business combination with Greater Bay. In the course of discussions with the Bay Commercial Services Board of Directors, First Security Van Kasper also provided information regarding other potential merger candidates for consideration by the Bay Commercial Services Board. Bay Commercial Services and Greater Bay then entered into a confidentiality agreement on December 21, 1998 which allowed Greater Bay access to non-public information about Bay Commercial Services. Following execution of the confidentiality agreement, Greater Bay and Bay Commercial Services conducted a due diligence examination of the other.

   Following these preliminary discussions, Greater Bay sent an expression of interest letter to Bay Commercial Services on February 4, 1999, in which Greater Bay proposed a business combination of the two companies and proposed a price per share for the outstanding shares of Bay Commercial Services common stock of between $19.50 and $21.00. Following receipt of the letter, management of Bay Commercial Services and its financial advisor met with management of Greater Bay and its financial advisor to discuss various issues, including consolidation issues, valuation issues and financial projections. The Board of Directors of Bay Commercial Services considered the expression of interest letter at a meeting on February 17, 1999. Bay Commercial Services' legal counsel and financial advisor participated in the discussions at the meeting. Following the meeting, further discussions between representatives of management of the two companies took place.

   Greater Bay next sent a supplemental expression of interest letter to Bay Commercial Services on February 24, 1999, in which Greater Bay provided further information with respect to pricing terms for a proposed business combination of the two companies. The supplemental letter proposed a price per share for the outstanding shares of Bay Commercial Services common stock of approximately $20.375 and included a provision for adjusting that amount in the event of changes in the price of Greater Bay common stock from the date of execution of a definitive agreement until the time of closing.

   The Board of Directors of Bay Commercial Services met on February 28, 1999 and appointed a Business Combination Committee, consisting of all non-employee directors of Bay Commercial Services, to consider the supplemental expression of interest letter. Bay Commercial Services' legal counsel and financial advisor participated in the discussions at the meeting. Following the meeting, at the direction of the Business Combination Committee, management of Bay Commercial Services proposed certain changes to the price adjustment provisions set forth in the February 24, 1999 supplemental expression of interest letter and requested price protection in the form of a fixed exchange ratio in the event Greater Bay should be acquired in a transaction in which Greater Bay shareholders would receive a price per share above $31.00.

   The Business Combination Committee met on March 8, March 11, March 17, and April 21, 1999 for the purpose of reviewing the status of negotiations with Greater Bay.

   At its meeting of March 8, 1999, the Business Combination Committee was briefed by management on discussions with Greater Bay that had taken place following communication to Greater Bay of the proposed changes to the February 24, 1999 letter and discussed and evaluated the proposed transaction. Bay Commercial Services' legal counsel and financial advisor participated in the discussions at the meeting. The committee concluded that certain requested changes to the proposal should be communicated to Greater Bay, but that the discussions were moving in a positive direction and should continue.

   At its meeting of March 11, 1999, the Business Combination Committee again was briefed on additional negotiations that had taken place with Greater Bay since the March 8 meeting. Bay Commercial Services' legal counsel and financial advisor participated in the meeting by telephone. The committee was advised that Greater Bay had modified its proposal in response to a number of the matters requested by Bay Commercial Services management.

   Greater Bay next sent another supplemental expression of interest letter to Bay Commercial Services on March 12, 1999, in which Greater Bay proposed specific changes to the price adjustment provisions and confirmed that if Greater Bay were acquired in a transaction in which Greater Bay shareholders would receive a price per share above $31.00, then Bay Commercial Services shareholders would receive a fixed exchange ratio of 0.7134 shares of Greater Bay common stock for each share of Bay Commercial Services common stock.

   At its meeting of March 17, 1999, the Business Combination Committee reviewed the latest supplemental expression of interest letter from Greater Bay, requested that various aspects of the price formula provision be discussed further with Greater Bay and concluded that it would be appropriate for the parties to begin preparation of a definitive agreement. On April 7, 1999, Greater Bay sent a draft of a proposed merger agreement to Bay Commercial Services.

   The Business Combination Committee met and reviewed the draft agreement on April 21, 1999 and discussed various issues, including the operations of Bay Commercial Services pending closing of the transaction, a covenant by Greater Bay with respect to other business combinations and various liquidated damages issues. The committee also received additional advice from Bay Commercial Services' legal counsel and financial advisor. The Business Combination Committee requested that some provisions of the draft agreement be negotiated further with Greater Bay.

   During the period between April 21, 1999 and April 29, 1999, management of the companies and legal counsel for the companies negotiated the principal remaining terms and conditions of the merger agreement.

   At the April 29, 1999 meeting, the Bay Commercial Services Board evaluated the final proposed form of the merger agreement with its legal counsel and financial advisor. At that meeting, the financial advisor delivered a draft of the fairness opinion it proposed to deliver to Bay Commercial Services, to the effect that the proposed merger was fair to Bay Commercial Services' shareholders from a financial point of view. The financial advisor also reviewed the financial analyses underlying its fairness opinion and the financial terms of the merger agreement. The Bay Commercial Services Board then approved the proposed merger and authorized management to execute and deliver the merger agreement in substantially the form presented. The next day, April 30, 1999, Bay Commercial Services and Greater Bay executed the merger agreement. Thereafter, Bay Commercial Services received from its financial advisor the final written fairness opinion dated August 3, 1999.

   Each of the Greater Bay Board and Bay Commercial Services Board believes the merger to be in the best interests of their respective institutions, shareholders and banking customers. Each Board believes that the merger will position Greater Bay, on a consolidated basis, to be well positioned to penetrate the banking market in the East Bay communities currently served by Bay Commercial Services and, in doing so, will advance its strategic objective of becoming the preeminent independent bank holding company in Northern California and strengthen Greater Bay, on a consolidated basis, in terms of management, growth opportunities and profitability. Furthermore, each Board believes that Greater Bay, as a larger independent financial institution, will be better able to compete with major banks in the communities now served by its existing banking subsidiaries and Bay Bank of Commerce and will benefit such communities by providing increased banking services. The parties also anticipate that the merger will present significant revenue enhancement opportunities for the combined entity. These opportunities result from, among other factors:

  . an increased ability to cross-sell a wider variety of banking products and services;

  . the ability to generate increased loan and fee income from Bay Bank of Commerce customers as a result of the higher lending limits available to the combined entity;

  . the potential to increase overall market share in the communities presently served by Greater Bay and Bay Bank of Commerce as a result of the wider range of products and services to be offered through the combined entity;

  . the ability to leverage marketing expense and thereby improve the return on the combined entity's marketing investment; and

  . the ability to achieve cost savings, operating efficiencies and other opportunities for revenue enhancement.

The merger will also provide Bay Commercial Services' shareholders with the benefit of a more liquid market for their shares.

   Reasons for the Merger. The Bay Commercial Services Board believes that the terms of the merger agreement and the merger are fair from a financial point of view to, and are in the best interests of, Bay Commercial Services and its shareholders. Accordingly, the Bay Commercial Services Board has unanimously approved and adopted the merger agreement and recommends approval of the merger agreement by the Bay Commercial Services shareholders. In reaching its decision, the Bay Commercial Services Board consulted with Bay Commercial Services' management, legal counsel and First Security Van Kasper,
Bay Commercial Services' financial advisor, and considered a number of factors, to which relative weights were not assigned, including the following:

  . The Bay Commercial Services Board's review of--the business, operations, financial condition and earnings of Greater Bay on an historical and a prospective basis and of the combined company on a pro forma basis,--the anticipated cost savings, operating efficiencies and opportunities for revenue enhancement available to the combined company as a result of the merger and--the historical and prospective stock price performance of Greater Bay common stock, including the anticipated impact of the merger on the price of Greater Bay common stock over the short term and the long term.

  . The compatibility of the respective businesses, operating philosophies and strategic objectives of Bay Commercial Services and Greater Bay, including the superior credit quality of their respective loan portfolios.

  . The terms of the merger agreement and the merger, including the conversion ratio, which, based on the closing price of $30.125 for Greater Bay common stock on The Nasdaq National Market on April 29, 1999, reflected purchase price to 1999 estimated earnings per share of $1.13 and purchase price to book value of 2.04 at the time that the Bay Commercial Services Board approved the merger agreement. The Bay Commercial Services Board gave due consideration to the fact that the provision causing the conversion ratio to adjust in the event that the market price of Greater Bay common stock before the merger is above $31.00 or below $27.00 would allow shareholders to benefit from a portion of any increase in the market price of Greater Bay common stock before the merger while also subjecting shareholders to a portion of any declines in such market price before the merger. For more detailed information about the conversion ratio please read the information under the heading entitled "Structure of the Merger--Conversion of Shares."

  . The current and prospective economic and competitive environment facing the financial services industry generally, and Bay Commercial Services in particular, including the continued pace of consolidation in the industry and the perceived importance of operational scale in enhancing efficiency and profitability and remaining competitive over the long term.

  . The potential level of earnings of Greater Bay that would be attributable to the shareholders following the merger as compared to the level Bay Commercial Services might attain if it continued to operate independently.

  . The preliminary presentation of First Security Van Kasper to the Bay
    Commercial Services Board on April 29, 1999, and the written opinion of First Security Van Kasper rendered on August 3, 1999 that, as of such date, the conversion ratio was fair from a financial point of view to you. First Security Van Kasper's opinion is further described under " -- Opinion of Financial Advisor."

  . The expectation that the merger will generally be a tax-free transaction for federal income tax purposes to Bay Commercial Services and Bay Commercial Services shareholders and will qualify as a pooling of interests for accounting and financial reporting purposes. For a detailed discussion about the tax and accounting impacts, read " --Accounting Treatment" and "-- Material Federal Income Tax Consequences."

  . The generally favorable impact that the merger could be expected to have on the constituencies served by Bay Commercial Services, including its customers, employees and communities.

   The foregoing discussion of the information and factors considered by the Bay Commercial Services Board is not intended to be exhaustive but is believed to include all material factors considered by the Bay Commercial Services Board. In reaching its determination to approve the merger, the Bay Commercial Services Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

   The Bay Commercial Services Board believes that the merger, including the conversion ratio, is fair to and in the best interests of Bay Commercial Services and you as the Bay Commercial Services shareholders and has unanimously approved and adopted the merger agreement and recommends that you vote for approval of the merger agreement.

Opinion of Financial Advisor

   Bay Commercial Services engaged First Security Van Kasper to act as its exclusive financial advisor in connection with the merger. First Security Van Kasper agreed to assist Bay Commercial Services in analyzing, structuring, negotiating and effecting a transaction with a potential acquirer, which, after discussions with multiple parties, was Greater Bay. Bay Commercial Services selected First Security Van Kasper because First Security Van Kasper is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with Bay Commercial Services and its business. As part of its investment banking business, First Security Van Kasper is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

   A representative of First Security Van Kasper attended the meeting of the Bay Commercial Services Board of Directors held on April 29, 1999 at which the Board considered and approved the merger agreement. At the April 29, 1999 meeting, First Security Van Kasper rendered an oral opinion that, as of that date, the conversion ratio was fair to Bay Commercial Services and its shareholders from a financial point of view. That opinion was reconfirmed in writing as of August 3, 1999.

   The full text of First Security Van Kasper's written opinion is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. Bay Commercial Services shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by First Security Van Kasper.

   First Security Van Kasper's opinion is directed to the Bay Commercial Services Board of Directors and addresses only the conversion ratio. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any shareholder as to how the shareholder should vote at the special meeting with respect to the merger or any matter related thereto.

   In rendering its opinion, First Security Van Kasper reviewed, among other things:

  . the merger agreement;

  . Annual Reports to shareholders and Annual Reports on Form 10-K of Greater
    Bay;

  . Annual Reports on Form 10-KSB of Bay Commercial Services;

  . Quarterly Reports on Form 10-Q of Greater Bay;

  . Quarterly Reports on Form 10-QSB of Bay Commercial Services; and

  . internal financial analyses and forecasts for Bay Commercial Services and Greater Bay prepared by their respective management teams.

   First Security Van Kasper also:

  . held discussions with members of senior management of Bay Commercial
    Services and Greater Bay regarding their respective

     --past and current business operations,

     --regulatory relationships,

     --financial condition, and

     --future prospects of the respective companies;

  . compared certain financial and stock market information for Greater Bay and Bay Commercial Services with similar information for certain other companies with publicly traded securities;

  . reviewed the financial terms of certain recent business combinations in the banking industry; and

  . performed other studies and analyses that it considered appropriate.

   In conducting its review and arriving at its opinion, First Security Van Kasper relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available. First Security Van Kasper did not attempt to verify such information independently. First Security Van Kasper relied upon the management of Bay Commercial Services as to the reasonableness and achievability of the financial and operating forecasts and projections, and assumptions and bases for the forecasts and projections, provided to First Security Van Kasper. First Security Van Kasper assumed that those forecasts and projections reflected the best available estimates and judgments of Bay Commercial Services management. First Security Van Kasper also assumed, without independent verification, that the aggregate allowances for loan losses for Greater Bay and Bay Commercial Services are adequate to cover those losses. First Security Van Kasper did not make or obtain any evaluations or appraisals of the property of Greater Bay or Bay Commercial Services, and First Security Van Kasper did not examine any individual credit files.

   The projections furnished to First Security Van Kasper and used by it in portions of its analyses were prepared by the senior managements of Bay Commercial Services and Greater Bay. Neither Bay Commercial Services nor Greater Bay publicly discloses internal management projections of the type provided to First Security Van Kasper in connection with its review of the merger. As a result, the projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

   The following is a summary of the material analyses performed by First Security Van Kasper related to the oral opinion rendered to Bay Commercial Services' Board on April 29, 1999:

   Transaction Summary. First Security Van Kasper calculated the merger consideration to be paid pursuant to the conversion ratio as a multiple of Bay Commercial Services' book value, and 1998 actual and 1999 estimated earnings. This computation was based on Bay Commercial Services' earnings per share of $0.95 in 1998 and Bay Commercial Services' estimated earnings per share of $1.13 in 1999, and a conversion ratio of 0.7134 shares of Greater Bay common stock for each share of Bay Commercial Services common stock. Based on those assumptions, this analysis indicated that Bay Commercial Services shareholders would receive shares of Greater Bay common stock worth $21.49 for each share of Bay Commercial Services common stock held, and that this amount would represent a multiple of 2.04 times book value per share, and 19.0 times estimated 1999 earnings per share.

   Discounted Cash Flow Analysis. First Security Van Kasper estimated the present value of future cash flows that would accrue to a holder of a share of Bay Commercial Services common stock assuming that the shareholder held the stock for five years and then sold it. The analysis was based on earnings forecasts prepared by management on a stand-alone, independent basis for the year 1999 and annual net income growth rates from 14.0% to 18.0% for the years 2000 through 2003. A 35% dividend payout ratio was assumed for Bay Commercial Services through the year 2003. An estimated year 2003 year end stock price was estimated by multiplying the projected annual earnings by earnings multiples ranging from 12 to 18 times. The estimated stock price for each year and the estimated dividends were discounted at rates from 14% to 18%. These rates were selected because, in First Security Van Kasper's experience, they represent the risk-adjusted rates of return that investors in securities such as Bay Commercial Services common stock would require. On the basis of these assumptions, First Security Van Kasper calculated a range of present values ranging from $10.87 to $22.40. These values were compared to the $21.49 offer from Greater Bay.

   The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Bay Commercial Services common stock.

   Selected Transaction Analysis. First Security Van Kasper reviewed certain financial data related to a set of comparable nationwide bank transactions with announced values between $10 million and $50 million since December 31, 1997.

   First Security Van Kasper compared multiples of price to various factors for the merger to the same multiples for the comparable group's mergers at the times those mergers were announced. The results were as follows:

                                                             Multiple of Price
                                                                 to Factor
                                                             -------------------
                                                               Group     The
   Comparable Factor Considered                               Average   Merger
   ----------------------------                              --------- ---------
   Trailing 12 Months Earnings..............................     19.0x     19.0x
   Estimated Tangible Book Value............................      2.1x      2.0x
   Tangible Book Premium To Core Deposits Value.............     14.7x    14.51x

   No company or transaction used as a comparison in the above analysis is identical to Greater Bay, Bay Commercial Services or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

   Selected Peer Group Analysis. First Security Van Kasper compared the financial performance and market performance of Greater Bay to those of a group of comparable banks and bank holding companies. The comparisons were based on:

  . various financial measures,

  . earnings performance,

  . operating efficiency,

  . capital adequacy,

  . asset quality,

  . various measures of market performance, including market/book values, price to earnings and dividend yields.

   To perform this analysis, First Security Van Kasper used the financial information as of and for the 12 months ended December 31, 1998 and market price information as of April 29, 1999. The companies in the peer group were western regional banks that had total assets ranging from $1.0 billion to $10.0 billion.

   First Security Van Kasper's analysis showed the following concerning Greater Bay's financial performance:

                                                                Greater   Peer
   Performance Measure                                            Bay    Group
   -------------------                                          -------  ------
   Return on Equity............................................  19.73%   15.84%
   Return on Assets............................................   1.17%    1.37%
   Net Interest Margin.........................................   4.96%    5.14%
   Efficiency Ratio............................................  53.55%   53.54%
   Leverage Ratio..............................................   7.81%    8.54%
   Non-Performing Assets to Total Assets.......................   0.20%    0.42%
   Loan Loss Reserve to Nonperforming Assets................... 676.10%  250.65%

   First Security Van Kasper's analysis showed the following concerning Greater Bay's market performance:

                                                                Greater Peer
   Performance Measure                                            Bay   Group
   -------------------                                          ------- -----
   Price to Earnings Multiple, based on 1999 estimated
    earnings...................................................  14.35x 13.46x
   Price to Earnings Multiple, based on 2000 estimated
    earnings...................................................  12.50x 11.79x
   Price to Tangible Book Multiples............................   2.99x  2.49x
   Dividend Yield..............................................   1.35%  1.17%

   For purposes of the above calculations, all earnings estimates are based upon the First Security Van Kasper estimates for Greater Bay.

   Contribution Analysis. First Security Van Kasper analyzed the relative contribution of each of Greater Bay and Bay Commercial Services to certain pro forma balance sheet and income statement items of the combined entity. The contribution analysis showed:

   Bay Commercial Services Contribution To:
   Combined Common Equity................................................ 10.95%
   Combined 1999 Estimated Net Income without Cost Savings...............  6.49%
   Combined Total Assets.................................................  8.35%
   Bay Commercial Services Estimated Pro Forma Ownership.................  9.01%

   First Security Van Kasper compared the relative contribution of the balance sheet and income statement items with the estimated pro forma ownership for Bay Commercial Services shareholders based on a conversion ratio of 0.7134.

   Other Analyses. First Security Van Kasper reviewed the relative financial and market performance of Bay Commercial Services and Greater Bay to a variety of relevant industry peer groups and indices. First Security Van Kasper also reviewed earnings estimates, balance sheet composition, historical stock performance and other financial data for Greater Bay.

   In connection with its opinion dated August 3, 1999, First Security Van Kasper performed procedures to update, as necessary, certain of the analyses described above. First Security Van Kasper reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. First Security Van Kasper did not perform any analyses in addition to those described above in updating its April 29, 1999 oral opinion.

   First Security Van Kasper. The Bay Commercial Services Board of Directors has retained First Security Van Kasper as an independent contractor to act as financial adviser to Bay Commercial Services regarding the merger. As part of its investment banking business, First Security Van Kasper is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. First Security Van Kasper has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, First Security Van Kasper may, from time to time, purchase securities from, and sell securities to, Bay Commercial Services and Greater Bay. As a market maker in securities, First Security Van Kasper may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Bay Commercial Services and Greater Bay for First Security Van Kasper's own account and for the accounts of its customers. First Security Van Kasper has previously provided investment banking services to Greater Bay.

   Bay Commercial Services and First Security Van Kasper have entered into an agreement relating to the services to be provided by First Security Van Kasper in connection with the merger. Bay Commercial Services has agreed to pay First Security Van Kasper, at the time of closing, a cash fee equal to 1.50% of the market value of the aggregate consideration offered in exchange for the outstanding shares of Bay Commercial Services common stock in the merger. Pursuant to the First Security Van Kasper engagement agreement, Bay Commercial Services also agreed to reimburse First Security Van Kasper for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify First Security Van Kasper against certain liabilities, including liabilities under the federal securities laws.

Interests of Certain Persons in the Merger

   Upon completion of the merger, the Bay Bank of Commerce Board of Directors will be comprised of 8 directors, consisting of the current members of the Board and David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay. Richard M. Kahler, President and Chief Executive Officer of Bay Bank of Commerce, will continue to serve in such capacities.

   The former officers and employees of Bay Commercial Services who become officers or employees of Greater Bay or who continue as officers or employees of Bay Bank of Commerce will be entitled to participate in all employee benefits and benefit programs of Greater Bay, as the case may be, in accordance with the terms of such plans or programs.

   To the extent Greater Bay is not able to add the directors of Bay Commercial Services to Greater Bay's directors and officers liability insurance policy, Bay Commercial Services anticipates purchasing directors' and officers' insurance, which insurance will cover persons serving as directors and officers of Bay Commercial Services before the merger for a period of three years from the completion of the merger.

   As of the record date of the special meeting, the directors and executive officers of Bay Commercial Services beneficially owned 444,112 shares of Bay Commercial Services common stock, not including shares such persons could acquire through the exercise of options, constituting approximately 33.54% of the outstanding shares of Bay Commercial Services common stock as of the record date. The affirmative vote of an additional 17.46% of the outstanding shares of Bay Commercial Services common stock entitled to vote at the meeting will be required in order to approve the merger agreement.

   If the merger takes place, outstanding options to purchase Bay Commercial Services common stock held by directors, officers and employees of Bay Commercial Services and Bay Bank of Commerce will be automatically converted into options to acquire shares of Greater Bay common stock adjusted to account for the conversion ratio. Upon the signing of the merger agreement, there were outstanding options to purchase an aggregate of 51,061 shares of Bay Commercial Services common stock.

   Upon the signing of the merger agreement, Messrs. Kahler, Greenfield and Perantoni and the Bay Commercial Services directors held options to purchase 3,725 shares of Bay Commercial Services common stock at a per share weighted average exercise price of $4.25. Upon consummation of the merger, these options will be assumed by and deemed to be options granted by Greater Bay. The options will be adjusted appropriately to reflect the conversion ratio. If exercised before the merger, the shares of Bay Commercial Services common stock acquired will be converted into the right to receive Greater Bay common stock upon completion of the merger in the same manner as will the shares of Bay Commercial Services common stock held by all other Bay Commercial Services shareholders.

   In its consideration of the merger, Greater Bay made a determination that the continued service of the executive officers of Bay Bank of Commerce for a period of time after completion of the merger was critical to the successful integration of the two companies. As an inducement to retain Messrs. Kahler as President and Chief Executive Officer, Greenfield as Senior Vice President and Chief Administrative Officer and Perantoni as Senior Vice President and Senior Loan Officer in the employ of Bay Bank of Commerce or Greater Bay, Greater Bay agreed to pay the following retention amounts at the end of the periods indicated: Mr. Kahler $520,000 at the end of one year of service; Mr. Greenfield $265,000 at the end of six months of service, and Mr. Perantoni $82,000 at the end of three months of service. A portion of these amounts will be earned monthly and the remaining portion will be earned at the end of the retention period.

Nasdaq Listing

   Greater Bay submitted an application on July 13, 1999 to list the shares of Greater Bay common stock to be issued in the merger on The Nasdaq National Market. The stock must be authorized for listing on Nasdaq for the merger to proceed.

Material Federal Income Tax Consequences

   Greater Bay and Bay Commercial Services have obtained an opinion of counsel from Manatt, Phelps & Phillips, LLP, to the effect that, for federal income tax purposes, the merger is a tax-deferred reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code and shall not result in gain or loss for federal income tax purposes to Greater Bay or Bay Commercial Services. In addition, the opinion states that the issuance of Greater Bay common stock in the merger will not result in the recognition of gain or loss by the holders of Bay Commercial Services common stock who receive Greater Bay common stock in connection with the merger, nor shall the substitution of options result in any income or gain to the option holder or disqualify any substituted options as incentive stock options in connection with the merger.

   Based upon this opinion, the ancillary federal income tax consequences to the merger include the following:

  . Greater Bay and Bay Commercial Services will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code;

  . no gain or loss will be recognized by Bay Commercial Services on the transfer of its assets to Greater Bay solely in exchange for Greater Bay common stock and the assumption of Bay Commercial Services' liabilities;

  . no gain or loss will be recognized by Greater Bay upon receipt of the assets of Bay Commercial Services in exchange for Greater Bay common stock;

  . the basis of Bay Commercial Services' assets in the hands of Greater Bay will be the same as the basis of such assets in the hands of Bay Commercial Services immediately before the merger;

  . no gain or loss will be recognized by the shareholders of Bay Commercial
    Services upon the transfer of their Bay Commercial Services common stock solely in exchange for Greater Bay common stock;

  . Bay Commercial Services dissenters, if any, will recognize gain or loss in connection with the merger;

  . holders of Bay Commercial Services common stock who receive cash instead of fractional shares will recognize gain or loss as a result of receipt of the cash;

  . the basis of Greater Bay common stock to be received by the shareholders of Bay Commercial Services in the merger will be the same as the basis of their Bay Commercial Services common stock surrendered in exchange for the Greater Bay common stock;

  . the holding period of the Greater Bay common stock to be received by the Bay Commercial Services shareholders in the merger will include the holding period of the Bay Commercial Services common stock surrendered in exchange therefor, provided that the Bay Commercial Services common stock is held as a capital asset;

  . the holding period of the assets of Bay Commercial Services in the hands of Greater Bay will include the period during which the assets were held by Bay Commercial Services;

  . provided that any stock options to purchase Bay Commercial Services common stock and options to purchase Greater Bay common stock into which they will be converted do not have a readily ascertainable fair market value, the conversion of the Bay Commercial Services options into Greater Bay options will not result in income, gain or loss to the holders of stock options; and

  . no gain or loss will be recognized by Bay Commercial Services or Greater Bay upon the issuance of Greater Bay common stock to an optionee pursuant to the optionee's exercise of a stock option issued by Bay Commercial Services and converted into an option to acquire Greater Bay common stock.

   The foregoing discussion is based upon current law and is intended for general information only. In addition, each shareholder is urged to consult with his or her own tax advisor concerning the specific tax consequences of the merger to the shareholder, including the applicability and effect of foreign, state, local or other tax laws and of any future changes in the Internal Revenue Code, the Treasury Regulations, tax rulings or court decisions or other laws concerning taxes.

Accounting Treatment of the Merger

   The merger is expected to qualify as a pooling of interests for accounting and financial reporting purposes. Accordingly, after the merger, the assets, liabilities and shareholders' equity of Bay Commercial Services will be added to the corresponding balance sheet categories of Greater Bay at their recorded book values, subject to any adjustments required to conform the accounting policies and financial statement classifications of the two companies. In future financial statements, the results of operations of Greater Bay will include the results of both Bay Commercial Services and Greater Bay for the entire fiscal year in which the merger occurs and all preceding fiscal periods presented therein. Greater Bay must treat various expenses incurred to effect the merger as current charges against income rather than as adjustments to its balance sheet.

   The unaudited pro forma combined financial information contained in this document has been prepared using the pooling of interests accounting method to account for the merger, which is described under the headings entitled "Summary -- Selected Unaudited Pro Forma Combined Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Information."

Exchange of Bay Commercial Services Common Stock for Greater Bay Common Stock

   Promptly after the completion of the merger, Greater Bay will cause Norwest Bank Minnesota, N.A., to send to each holder of record of Bay Commercial Services common stock transmittal materials for use in exchanging all of their certificates representing shares of Bay Commercial Services common stock for a certificate or certificates representing shares of Greater Bay common stock and a check for any fractional share interest, as applicable. The transmittal materials will contain information and instructions with respect to the surrender of certificates representing shares of Bay Commercial Services common stock in exchange for certificates representing shares of Greater Bay common stock.

   You should not send in your share certificates until you receive the letter of transmittal form and instructions.

   Following the completion of the merger and upon surrender of all of the certificates representing shares of Bay Commercial Services common stock registered in the name of a holder of Bay Commercial Services common stock, or a satisfactory indemnity bond if any of certificates are lost, stolen or destroyed, together with a properly completed letter of transmittal, Norwest Bank Minnesota, N.A. will mail to you a certificate or certificates representing the number of shares of Greater Bay common stock to which you are entitled, together with all undelivered dividends or distributions, less the amount of any withholding taxes which may be required, in respect of such shares and, where applicable, a check in the amount of any cash to be paid instead of fractional shares.

   Declaration of dividends by Greater Bay after the completion of the merger will include dividends on all Greater Bay common stock issued in the merger, but no dividend or other distribution payable to the holders of record of Greater Bay common stock at or as of any time after the completion of the merger will be paid to the holders of Bay Commercial Services common stock until they physically surrender all certificates as described above. Promptly after surrender, all undelivered dividends and other distributions, less the amount of any withholding taxes which may be required and, where applicable, a check for the amount representing any fractional share interest, will be delivered to the holder, in each case, without interest. After the completion of the merger, the stock transfer books of Bay Commercial Services will be closed and there will be no transfers on the transfer books of Bay Commercial Services.

                              THE MERGER AGREEMENT

Conditions to the Merger

   The obligation of Greater Bay and Bay Commercial Services to consummate the merger is subject to the satisfaction or waiver on or before the completion of the merger of many conditions, including the following:

  . the merger agreement and the transactions contemplated by the merger agreement must receive all requisite approvals of the shareholders of Bay Commercial Services;

  . no judgment, decree, injunction, order or proceeding will be outstanding or threatened by any governmental entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside the merger substantially in the form contemplated by the merger agreement;

  . all approvals or consents of any applicable governmental agency will have been obtained or granted for the merger and the transactions contemplated by the merger agreement and the applicable waiting periods under all laws will have expired;

  . the registration statement shall have been declared effective by the Securities and Exchange Commission and shall not be the subject of any stop order or proceedings seeking or threatening a stop order;

  . Greater Bay shall have received all state securities permits and other authorizations necessary to issue the Greater Bay common stock to consummate the merger;

  . the Greater Bay common stock issuable in the merger shall have been included for listing on Nasdaq;

  . Greater Bay and Bay Commercial Services will have received an opinion reasonably satisfactory to Greater Bay and Bay Commercial Services from Manatt, Phelps & Phillips, LLP to the effect that the merger will not result in the recognition of gain or loss for federal income tax purposes to Greater Bay or Bay Commercial Services, nor will the issuance of Greater Bay common stock result in the recognition of gain or loss by holders of Bay Commercial Services common stock who receive Greater Bay common stock in the merger, nor will the substitution of options result in any income or gain to the option holder or disqualify any such options as incentive stock options in connection with the merger; and

  . PricewaterhouseCoopers LLP will have confirmed in writing to Greater Bay that the merger will qualify for pooling of interests accounting treatment, and Deloitte & Touche LLP will have delivered a letter to Bay Commercial Services confirming that no conditions exist with respect to either Bay Commercial Services or Bay Bank of Commerce that would preclude pooling of interests accounting treatment.

   The obligation of Greater Bay to consummate the merger are also subject to fulfillment of various other conditions, including the following:

  . there will not have occurred, between April 30, 1999 and the completion of the merger, any materially adverse change in the business, financial condition, results of operations or prospects of Bay Commercial Services on a consolidated basis;

  . holders of 9% or more of the outstanding shares of Bay Commercial
    Services common stock will not be dissenting shares;

  . all remediation of environmental contamination or conditions on any Bay
    Commercial Services property will have been completed to the satisfaction of Greater Bay;

  . at the close of business on the last day of the month prior to the completion of the merger, after giving effect to any dividends paid, excluding various merger-related expenses, the Bay Commercial Services fully diluted book value per share will not be less than $8.74;

  . receipt of a fairness opinion from Hovde Financial Inc., financial advisor to Greater Bay; and

  . termination of all Bay Commercial Services stock option plans.

   The obligation of Bay Commercial Services to consummate the merger are also subject to the fulfillment of other conditions, including the following:

  . there will not have occurred, between April 30, 1999 and the completion of the merger, any material adverse change in the business, financial condition, results of operations or prospects of Greater Bay on a consolidated basis; and

  . receipt of the First Security Van Kasper fairness opinion.

   Additionally, the consummation of the merger is subject to the performance of covenants, the execution and delivery of ancillary documents, the accuracy of representations and warranties and the receipt of various legal opinions, third-party consents, officers' certificates and other documents.

   If these and other conditions are not satisfied or waived, the merger agreement may be terminated. The merger agreement may also be terminated upon the occurrence of certain other events which are more fully described under the heading entitled "--Termination."

Nonsolicitation

   Under the terms of the merger agreement, Bay Commercial Services has agreed not to solicit, initiate or encourage any competing transaction (as defined below). In addition, Bay Commercial Services has agreed, unless it determines, with advice of counsel, that its fiduciary duty requires otherwise, not to participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, any effort or attempts to effect any competing transaction with or involving any person other than Greater Bay. This restriction does not apply, however, if Bay Commercial Services receives a bona fide offer from a person other than Greater Bay and the Bay Commercial Services Board responds in accordance with applicable fiduciary obligations. Bay Commercial Services has agreed to promptly notify Greater Bay of the terms of any proposal which it may receive in respect of any competing transaction.

   The term "competing transaction" means any of the following involving Bay Commercial Services: a merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 10% or more of Bay Commercial Services' assets; a sale of shares of capital stock representing 10% or more of the voting power of Bay Commercial Services; a tender offer or exchange offer for at least 10% of the outstanding shares of Bay Commercial Services; a solicitation of proxies in opposition to approval of the merger by Bay Commercial Services' shareholders; or a public announcement of an unsolicited bona fide proposal, plan or intention to do any of the foregoing.

   In the event Bay Commercial Services terminates the merger agreement as the result of entering into a competing transaction, Bay Commercial Services will pay Greater Bay a termination fee of $1,750,000.

   Similarly, Bay Commercial Services may call off the merger if Greater Bay announces a transaction in which 100% of the outstanding shares of Greater Bay common stock will be acquired by a third party, that transaction is consummated and the third party terminates the merger agreement between Greater Bay and Bay Commercial Services. If that occurs, Greater Bay will have to pay Bay Commercial Services a fee of $1,500,000. This fee would also be payable by Greater Bay to Bay Commercial Services if Greater Bay consummates this type of transaction within 12 months following termination of the merger agreement by Greater Bay for a reason not permitted by the merger agreement.
Expenses

   If the merger agreement is terminated by Bay Commercial Services because Greater Bay fails to satisfy its obligations under the merger agreement, Greater Bay will be obligated to pay all of Bay Commercial Services' expenses incurred in connection with the merger transaction, not to exceed $150,000.

   If the merger agreement is terminated by Greater Bay because Bay Commercial Services' shareholders fail to approve the merger, or because Bay Commercial Services fails to satisfy its obligations under the merger agreement, Bay Commercial Services will be obligated to pay all of Greater Bay's expenses incurred in connection with the merger transaction, not to exceed $250,000.

Treatment of Options

   Each and every option to purchase shares of Bay Commercial Services common stock issued and outstanding immediately before the completion of the merger and all obligations of Bay Commercial Services under the Bay Commercial Services stock option plans will, on and after the completion of the merger, be assumed by and be deemed to be options granted by Greater Bay to purchase that number of shares of Greater Bay common stock equal to the conversion ratio times the number of shares of Bay Commercial Services common stock subject to the option rounded down to the nearest whole number of shares of Greater Bay common stock. The per share exercise price for the shares of Greater Bay common stock issuable upon exercise of such Bay Commercial Services option will be determined by dividing the exercise price immediately before the completion of the merger by the conversion ratio.

Termination

   The merger agreement may be terminated at any time before the completion of the merger:

  . by mutual consent of Greater Bay and Bay Commercial Services in writing;

  . by Bay Commercial Services or Greater Bay immediately on the failure of the shareholders of Bay Commercial Services to approve the merger agreement;

  . by Greater Bay or Bay Commercial Services if any material breach or default by the other party is not cured within 20 days after notice;

  . by Greater Bay or Bay Commercial Services if any governmental or regulatory authority denies or refuses to grant any approval, consent or authorization required to be obtained to consummate the transactions contemplated by the merger agreement unless, within 30 days after the denial or refusal, all parties agree to resubmit the application to the regulatory authority that has denied or refused to grant the approval, consent or qualification requested;

  . by Bay Commercial Services or Greater Bay if any conditions set forth in
    Article 9 of the merger agreement shall not have been met by December 31, 1999;

  . by Bay Commercial Services if any of the conditions of Article 10 of the merger agreement shall not have been met, or by Greater Bay if any of the conditions of Article 11 of the merger agreement shall not have been met, by December 31, 1999, or an earlier time as it becomes apparent that these conditions shall not be met;

  . by Greater Bay if Bay Commercial Services shall have failed to comply with its agreements with respect to any competing transaction;

  . by Greater Bay if it is determined that the estimated cost of any environmental remediation on any Bay Commercial Services property is in excess of $100,000 or is not reasonably determinable;

  . by Bay Commercial Services if Greater Bay enters into a transaction in which 100% of the outstanding shares of Greater Bay common stock will be acquired by a third party and the third party requires, as a condition precedent, the termination of the merger agreement; or

  . by Bay Commercial Services if the average closing price of Greater Bay common stock is less than $25.50, subject to Greater Bay's right to exercise the top up option as explained under "The Merger-- Structure of the Merger--Conversion of Shares."

Covenants; Conduct of Business Prior to Effective Time

   The merger agreement provides that, during the period from the date of the merger agreement to the completion of the merger, Bay Commercial Services will conduct its business only in the normal and customary manner and in accordance with sound banking practices and will not, without the prior written consent of Greater Bay, which will not be unreasonably withheld, take any of the following actions, among others:

  . issue any security except pursuant to the exercise of options outstanding as of the date of the merger agreement;

  . declare, set aside or pay any dividend, other than its regular cash dividend, or make any other distribution upon, or purchase or redeem any shares of its stock;

  . amend its articles of incorporation or its bylaws;

  . grant any general or uniform increase in the rate of pay of employees or employee benefits;

  . grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any person or voluntarily accelerate the vesting of any employee benefits;

  . make any capital expenditure in excess of $50,000, except for ordinary repairs, renewals and replacements;

  . compromise, settle or adjust any assertion or claim of a deficiency in taxes, extend the statute of limitations with any tax authority or file any pleading in court on any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

  . grant, renew or commit to grant or renew any extension of credit or amend the terms of any credit outstanding on the date hereof to any person that would exceed $1,000,000;

  . change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or by law or regulation;

  . grant or commit to grant any extension of credit or amend the terms of any credit outstanding as of the date of the merger agreement to any executive officer, director or holder of 10% or more of the outstanding Bay Commercial Services common stock, or any affiliate of such person, if the credit would exceed $25,000;

  . close any offices at which business is conducted or open any new office;

  . adopt or amend any employment agreement or other employee benefit plan or arrangement except amendments as are required by law;

  . change any policies and practices with respect to liquidity management and cash flow planning, lending, personnel practices, accounting or any other material aspect of its business or operations, except those changes as may be required in the opinion of management to respond to economic or market conditions or as may be required by generally accepted accounting principles or by applicable governmental authorities;

  . grant any person a power of attorney or similar authority;

  . make any investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other person, except for investments made in the ordinary course of business consistent with past practice;

  . amend, modify or terminate, except in accordance with its terms, any material contract or enter into any material agreement or contract;

  . sell, transfer, mortgage, encumber or otherwise dispose of any assets or release any claims, except in the ordinary course of business consistent with past practice;

  . knowingly take any action which would or is reasonably likely to

    --adversely affect the ability of Greater Bay or Bay Commercial
      Services to obtain any necessary regulatory approval of the merger;

    --adversely affect Bay Commercial Services' ability to perform its covenants and agreements under the merger agreement; or

    --result in any of the conditions relating to the performance of Greater Bay's or Bay Commercial Services' obligations under the merger agreement not being satisfied;

  . make any special or extraordinary payments;

  . reclassify any investment security from held-to-maturity or available for sale to trading;

  . sell any security other than in the ordinary course of business, or engage in gains trading;

  . take title to any real property without conducting an environmental investigation, which shall disclose the absence of any suspected environmental contamination;

  . knowingly take or cause to be taken any action which would prevent the transactions contemplated by the merger agreement from qualifying as a tax free reorganization or prevent Greater Bay from accounting for the business combination to be effected by the merger as a pooling of interests;

  . settle any claim involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

  . make, acquire, or reacquire any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months; or

  . borrow money or become responsible for the obligations of any other person, except

    --in connection with banking transactions with banking customers in the ordinary course of business or

    --short-term borrowings made at prevailing market rates and terms.

   The merger agreement also provides that Bay Commercial Services will:

  . use its commercially reasonable efforts to preserve its present business organization and its relationships and goodwill with account holders, borrowers, employees and others having business relationships with Bay Commercial Services or Bay Bank of Commerce;

  . use its commercially reasonable efforts to keep in full force and effect all material licenses and permits;

  . use its commercially reasonable efforts to maintain insurance coverage substantially the same as in effect as of the date of the merger agreement;

  . perform its material contractual obligations;

  . duly observe and conform in all material respects to all lawful requirements applicable to its business;

  . maintain its assets and properties in good condition and repair, normal wear and tear excepted;

  . periodically furnish to Greater Bay information, loan reports and updates of information previously provided;

  . promptly notify Greater Bay of communications from tax authorities, material litigation and any event which has had or may reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects on a consolidated basis;

  . provide access to Greater Bay of information; and

  . use its reasonable efforts between the date of merger agreement and the completion of the merger to take all actions necessary or desirable, including the filing of any regulatory applications.

   The merger agreement also provides that Greater Bay will not, without the prior written consent of Bay Commercial Services:

  . take any action which would or is reasonably likely to adversely affect the ability of Greater Bay to obtain any necessary regulatory approvals for the merger, adversely affect Greater Bay's ability to perform its covenants under the merger agreement or result in any of the conditions to the performance of its obligations under the merger agreement not being satisfied;

  . take any action which would disqualify the merger as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code;

  . amend its articles of incorporation in any respect which would materially adversely affect the rights and privileges attendant to Greater Bay common stock; or

  . enter into a transaction in which 100% of the outstanding shares of Greater Bay common stock is to be acquired by a third party and that requires the termination of the merger agreement as a condition precedent, subject to the fiduciary duties of the Board of Directors of Greater Bay.

   The merger agreement also provides that Greater Bay will:

  . duly observe and conform in all material respects to all lawful requirements applicable to its business;

  . use its commercially reasonable efforts to have the directors and officers of Bay Commercial Services and Bay Bank of Commerce added to Greater Bay's directors' and officers' liability insurance policy;

  . provide access to Bay Commercial Services of information;

  . file all necessary regulatory applications; and

  . reserve for issuance sufficient shares of Greater Bay common stock to issue in connection with the merger.

   The merger agreement also provides that each of Greater Bay and Bay Commercial Services will:


  . use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the merger agreement as promptly as practical;

  . obtain the consent of the other before it issues any press release or makes any public statement with respect to the merger agreement or the transactions contemplated by the merger agreement; and

  . cause to be prepared, at Greater Bay's discretion, one or more environmental investigations with respect to real property owned or leased by Bay Commercial Services.

Amendment and Waiver

   Subject to applicable law, the merger agreement may be amended at any time by the action of the Boards of Directors of Greater Bay or Bay Commercial Services without action by their shareholders if Greater Bay and Bay Commercial Services mutually agree in writing to the amendment. In addition, either Greater Bay or Bay Commercial Services by action of their respective Boards of Directors, may, at any time before completion of the merger, extend the performance of any obligation or action required by the merger agreement, waive inaccuracies in representations and warranties and waive compliance with any agreements or conditions for their respective benefit contained in the merger agreement.

Agreements with Certain Shareholders

   Greater Bay has entered into shareholder's agreements with various shareholders of Bay Commercial Services, each of whom is also a director of Bay Commercial Services, pursuant to which these directors have agreed to vote all shares of Bay Commercial Services common stock which they own or hold in trust in favor of the approval of the merger agreement, thereby increasing the likelihood that the merger agreement will be approved by the shareholders of Bay Commercial Services.

   Greater Bay has entered into noncompetition agreements with each of the Bay Commercial Services directors, pursuant to which these directors have agreed, among other things and with limited exceptions, not to participate or engage in any business which is competitive with Greater Bay or Bay Bank of Commerce for a period of two years after the completion of the merger.

Resales of Greater Bay Common Stock

   The shares of Greater Bay common stock to be issued to Bay Commercial Services shareholders in the merger have been registered under the Securities Act. These shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Bay Commercial Services. An affiliate of a corporation, as defined by the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation. Any subsequent transfer by an affiliate of Bay Commercial Services must be made in compliance with the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act.

   Securities and Exchange Commission guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the acquiring company and acquired company by affiliates of either company in a business combination such as the merger. These guidelines indicate that the pooling of interests method of accounting will generally not be challenged on the basis of sales by affiliates if these persons do not dispose of any of the shares of the corporation they own or any shares of the corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

   Bay Commercial Services has delivered to Greater Bay an agreement for each affiliate of Bay Commercial Services that such person will not dispose of:

  . any Greater Bay common stock in violation of the Securities Act; or

  . any Bay Commercial Services common stock or Greater Bay common stock during the pooling restricted period.

Regulatory Approvals

   Under the merger agreement, Greater Bay and Bay Commercial Services have agreed to use their commercially reasonable efforts to obtain all necessary actions or nonactions, extensions, waivers, consents and approvals from any governmental authority necessary, proper or advisable to consummate the transactions contemplated by the merger agreement. These approvals include the approvals of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder, and the California Department of Financial Institutions.

   The closing of the merger is conditioned on the receipt of all approvals of regulatory authorities required for the merger. If any regulatory authority imposes any conditions that Greater Bay deems will materially and adversely affect Greater Bay or will materially burden Greater Bay, then Greater Bay will use commercially reasonable efforts to obtain the removal of the condition.

   Federal Reserve Board. The merger is subject to prior approval by the Federal Reserve Board under Section 3 of the Bank Holding Company Act. Section 3 of the Bank Holding Company Act requires the Federal Reserve Board, when considering a transaction such as the merger, to take into consideration the financial and managerial resources, including the competence, experience and integrity of the officers, directors and principal stockholders, and the future prospects of the existing and proposed institutions and the effect of the transaction on the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction and of the resulting institutions. In considering financial and managerial factors, the Federal Reserve Board will also assess the degree to which Greater Bay and Bay Commercial Services are taking appropriate steps to assure that electronic data processing systems and those of their vendors can safely accommodate the upcoming change to the new millennium and plans for ensuring Year 2000 readiness of the resulting organization.

   The Bank Holding Company Act prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States or its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other respect result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the merger are clearly outweighed by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

   In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the depository institution subsidiaries of Greater Bay and Bay Commercial Services in meeting the credit needs of the communities served by such institutions, including low- and moderate-income neighborhoods.

   Greater Bay submitted an application for approval of the merger with the Federal Reserve Board on July 14, 1999. The merger may not be completed until the 30th day, or, with the consent of the relevant agencies, the 15th day, following the date of the Federal Reserve Board approval, during which period the United States Department of Justice may comment adversely on the merger or challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board approval unless a court specifically orders otherwise.

   California Department of Financial Institutions. In determining whether to approve the merger, the California Department of Financial Institutions will consider factors such as

  . the effects of the merger on competition;

  . the effects of the merger on the convenience and needs of the communities to be served;

  . the financial condition of Greater Bay;

  . whether the merger is fair and reasonable to the depositors, creditors and shareholders of Bay Commercial Services;

  . the competence, experience and integrity of Greater Bay's management; and

  . whether the merger is fair, just and equitable to Bay Commercial
    Services.

   Greater Bay submitted an application for approval of the merger with the Department of Financial Institutions of the State of California on July 14, 1999.

                        DISSENTING SHAREHOLDERS' RIGHTS

   Bay Commercial Services shareholders are entitled to dissenters' appraisal rights in connection with the merger. The procedures for shareholders to obtain dissenters' rights are set forth in Chapter 13 of the California General Corporation Law. The information set forth below is a general summary of Chapter 13 dissenters' rights as they apply to Bay Commercial Services shareholders, which is qualified in its entirety by reference to Chapter 13. Sections 1300 through 1304 of Chapter 13 are attached hereto as Annex C. If you wish to exercise dissenters' rights or wish to preserve the right to do so you should carefully read Annex C. You must follow exactly the required procedures set forth in Chapter 13 of the California General Corporation Law or any dissenters' rights may be lost.

   If the merger is consummated, any of you who elect to exercise your dissenters' rights and comply with the procedures set forth in Chapter 13 will be entitled to receive an amount equal to the fair market value of your shares. Chapter 13 provides the fair market value shall be determined as of April 30, 1999, the day before the public announcement of the merger. Bay Commercial Services believes the fair market value is equal to $17.50 for purposes of your dissenters' rights.

   You must satisfy each of the following requirements for your shares to be considered dissenting shares under Chapter 13. First, you must have shares of Bay Commercial Services common stock that are outstanding as of the record date of the special meeting. Second, you must not vote the common stock "FOR" the proposal to approve the merger agreement. Third, you must demand that Bay Commercial Services purchase your shares as described below. Lastly, you must surrender your certificates for endorsement as described below. If you return a proxy without voting instructions or with instructions to vote "FOR" the proposal to approve the principal terms of the merger agreement, your shares will automatically be voted in favor of the merger and you will lose your dissenters' rights.

   If the merger is approved by the shareholders, Bay Commercial Services will have 10 days after the approval to mail those shareholders who did not vote in favor of the merger written notice of the approval along with a copy of Sections 1300 through 1304 of Chapter 13. In the notice of approval, Bay Commercial Services must state the price it determines represents the fair market value of the dissenting shares. This price constitutes an offer by Bay Commercial Services to purchase the dissenting shares at the price stated. Additionally, Bay Commercial Services must set forth in the approval notice a brief description of the procedures a shareholder must follow if he or she desires to exercise dissenters' rights.

   Within 30 days after the date on which Bay Commercial Services mails the notice of the approval of the merger, Bay Commercial Services must receive the shareholder's written demand that Bay Commercial Services purchase the dissenting shares and pay the shareholder their fair market value in cash. In the written demand, Chapter 13 requires shareholders to specify the number shares they hold of record which they are demanding Bay Commercial Services to purchase. In the written demand, shareholders must also include a statement of the amount they claim to be the fair market value of those shares as of April 30, 1999. This price constitutes an offer by the shareholder to sell the dissenting shares at the price stated.

   Within 30 days after the date on which Bay Commercial Services mails the notice of the approval of the merger, dissenting shareholders must also submit the certificates representing the dissenting shares to Bay Commercial Services at the office it designates in the notice of approval. Bay Commercial Services will stamp or endorse the certificates with a statement that the shares are dissenting shares or Bay Commercial Services will exchange the certificates with certificates of appropriate denomination that are so stamped or endorsed. If a shareholder transfers any shares of Bay Commercial Services common stock before submitting the shares for endorsement, then such shares will lose their status as dissenting shares.

   If Bay Commercial Services and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to receive the agreed price, together with interest thereon at the legal rate on judgments from the date of the agreement between Bay

Commercial Services and the dissenting shareholder. Bay Commercial Services shall pay the fair value of the dissenting shares within 30 days after Bay Commercial Services and the shareholder agree upon the price of the shares or within 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later. Bay Commercial Services' duty to pay is subject the shareholder surrendering the certificates and is also subject to the restrictions imposed under California law on the ability of Bay Commercial Services to purchase its outstanding shares.

   If Bay Commercial Services denies that the shares surrendered are dissenting shares or Bay Commercial Services and the dissenting shareholder fail to agree upon the fair market value of such shares, then the dissenting shareholder may, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make these determinations. In the alternative, the shareholder may intervene in any pending action brought by any other dissenting shareholder. If the shareholder fails to file a complaint or fails to intervene in a pending action within the specified six-month period, the dissenter's rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value as of the day before the announcement of the merger.

   If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the merger, then the court will suspend any civil suits filed by shareholders to determine whether shares are dissenting shares or to determine the fair market value of dissenting shares. Any Bay Commercial Services shareholder who has appraisal rights under Chapter 13 of the California General Corporation Law may not attack the validity of the merger or have the merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the merger have been legally voted in favor of the merger.

   This summary has already described situations where shareholders of Bay Commercial Services will cease to have dissenters' appraisal rights. In addition to the situations described above, shareholders of Bay Commercial Services will cease to have dissenters' appraisal rights if:

  . Greater Bay or Bay Commercial Services abandons the merger in which case
    Bay Commercial Services will pay any dissenting shareholder who has filed a complaint, as described above, all necessary expenses and reasonable attorneys' fees incurred in such proceedings; or

  . The dissenting shareholder withdraws his or her demand for the purchase of the dissenting shares with the consent of Bay Commercial Services.

   One condition to the obligation of Greater Bay to consummate the merger is, however, that dissenting shares constitute less than 9% of the outstanding shares of Bay Commercial Services common stock. In calculating this percentage, Greater Bay will not include shareholders that either withdraw their demand for Bay Commercial Services to purchase their shares or that lose their dissenters' appraisal rights.

   DESCRIPTION OF GREATER BAY COMMON STOCK AND BAY COMMERCIAL SERVICES COMMON
                                     STOCK

   In the merger, you will exchange your shares of Bay Commercial Services common stock for shares of Greater Bay common stock. Both Greater Bay and Bay Commercial Services are California corporations subject to the provisions of the California General Corporation Law. On consummation of the merger, you will become Greater Bay shareholders. The articles of incorporation and bylaws of Greater Bay, in addition to the California General Corporation Law, will govern your rights as Greater Bay shareholders.

   Set forth below is a summary of the material features of the Greater Bay common stock and the Bay Commercial Services common stock. Also set forth below is a summary of the material differences between the rights of a holder of Greater Bay common stock and a holder of Bay Commercial Services common stock.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Greater Bay and Bay Commercial Services, Greater Bay and Bay Commercial Services have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Stock Description

   Greater Bay. Greater Bay has authority to issue 24,000,000 shares of Greater Bay common stock and 4,000,000 shares of serial preferred stock, without par value. On the record date, there were 11,278,894 shares of Greater Bay common stock outstanding. There are no shares of preferred stock outstanding. On any matter submitted to a vote of the shareholders, holders of Greater Bay common stock are entitled to one vote, in person or by proxy, for each share of Greater Bay common stock held of record in the shareholder's name on the Greater Bay books as of the record date. Holders of any class of Greater Bay common stock lack the right to cumulate votes at any election of directors. Each share of Greater Bay common stock has the same rights, privileges and preferences as every other share and will share equally in Greater Bay's net assets upon liquidation or dissolution. Greater Bay common stock has no preemptive, conversion or redemption rights, or sinking fund provisions.

   The Greater Bay Board of Directors, without shareholder approval, may authorize one or more classes of serial preferred stock with preferences or voting rights that may adversely affect the rights of holders of Greater Bay common stock. Although it is not possible to state the actual effect any issuance of serial preferred stock might have upon the rights of holders of the Greater Bay common stock, the issuance of serial preferred stock might

  . restrict dividends on Greater Bay common stock if preferred stock dividends have not been paid;

  . dilute the voting power and equity interest of holders of Greater Bay common stock to the extent that any preferred stock series has voting rights or is convertible into Greater Bay common stock; or

  . prevent current holders of Greater Bay common stock from participating in Greater Bay's assets upon liquidation until any liquidation preferences granted to the holders of the serial preferred stock are satisfied.

   In addition, Greater Bay's issuance of serial preferred stock, may, under certain circumstances, have the effect of discouraging an attempt to change control of Greater Bay. The Greater Bay Board of Directors recently adopted a shareholder rights plan and distributed preferred share purchase rights to protect Greater Bay from improper takeover tactics and unfair takeover bids. A detailed description of the shareholder rights plan is set forth below.

   Greater Bay's articles of incorporation provide that the liability of Greater Bay directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Additionally, Greater Bay has authority to provide for the indemnification of Greater Bay agents, as defined in Section 317 of the California General Corporation Law, in excess of that expressly permitted by Section 317 for breach of duty to the corporation and its shareholders. Greater Bay is allowed to provide this indemnification to the extent not prohibited by applicable sections of California law.

   Shareholders are entitled to dividends when declared by the Greater Bay Board of Directors, after satisfaction of the prior rights of holders of outstanding preferred stock, if any, subject to certain restrictions on payment of dividends imposed by California law. The transfer agent and registrar for Greater Bay Common Stock is Norwest Bank Minnesota, N.A.

   Bay Commercial Services. Bay Commercial Services has authority to issue 20,000,000 shares of Bay Commercial Services common stock and 10,000,000 shares of serial preferred stock. On the record date, there were 1,324,110 shares of Bay Commercial Services common stock issued and outstanding and no shares of

Bay Commercial Services preferred stock outstanding. On any matter submitted to a vote of the shareholders, holders of Bay Commercial Services common stock are entitled to one vote in person or by proxy, for each share of Bay Commercial Services common stock held of record in the shareholder's name on the Bay Commercial Services books as of the record date. In connection with the election of directors, the shares may be voted cumulatively. Each share of Bay Commercial Services common stock has the same rights, privileges and preferences as every other share and will share equally in Bay Commercial Services net assets upon liquidation or dissolution. The stock has no preemptive, conversion or redemption rights, or sinking fund provisions.

   The Bay Commercial Services Board of Directors, without shareholder approval, may authorize one or more classes of serial preferred stock with preferences or voting rights that may adversely affect the rights of holders of Bay Commercial Services common stock. Although it is not possible to state the actual effect any issuance of serial preferred stock might have upon the rights of holders of the Bay Commercial Services common stock, the issuance of serial preferred stock might

  . restrict dividends on Bay Commercial Services common stock if preferred stock dividends have not been paid;

  . dilute the voting power and equity interest of holders of Bay Commercial
    Services common stock to the extent that any preferred stock series has voting rights or is convertible into Bay Commercial Services common stock; or

  . prevent current holders of Bay Commercial Services common stock from participating in Bay Commercial Services' assets upon liquidation until any liquidation preferences granted to the holders of the serial preferred stock are satisfied.

   The Bay Commercial Services articles of incorporation provide that the liability of Bay Commercial Services' directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Additionally, Bay Commercial Services has authority to provide for the indemnification of Bay Commercial Services' agents, as defined in Section 317 of the California General Corporation Law, in excess of that expressly permitted by Section 317 for breach of duty to the corporation and its shareholders. Bay Commercial Services is allowed to provide for this indemnification to the extent not prohibited by applicable sections of California law.

   Shareholders are entitled to dividends when declared by the Bay Commercial Services Board of Directors, and after satisfaction of the prior rights of holders of outstanding preferred stock, if any, subject to certain restrictions on payment of dividends imposed by California law.

   The transfer agent and registrar for Bay Commercial Services common stock is ChaseMellon Shareholder Services.

Material Differences Between Holders of Greater Bay Stock and Bay Commercial Services Stock

 Cumulative Voting

   Greater Bay. Greater Bay shareholders do not have cumulative voting in the election of directors.

   Bay Commercial Services. Shareholders of Bay Commercial Services are entitled to cumulate their votes for the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The candidates, up to the number of directors to be elected, receiving the highest number of votes are elected.

 Classified Board of Directors

   Greater Bay. Greater Bay's Board of Directors is divided into three classes of directors, with each class of directors serving for staggered three-year terms. Greater Bay's bylaws provide for the election of directors by class for a term of three years and until his or her successor is elected and qualified.

   Bay Commercial Services. The Bay Commercial Services bylaws provide that directors will be elected for a one-year term at each annual meeting of shareholders.

 Shareholder Rights Plan

   Greater Bay. On November 17, 1998, the Greater Bay Board of Directors declared a dividend distribution of one share purchase right for each outstanding share of Greater Bay common stock to shareholders of record at the close of business on November 30, 1998. Each Greater Bay right entitles the registered holder to purchase from Greater Bay one one-hundredth of a share of Series A Preferred Stock. The initial purchase price of each right is $145, subject to adjustment.

   These rights will also attach to all shares of Greater Bay common stock issued after November 30, 1998, but before the distribution date, as discussed below. The description and terms of the rights are set forth in a rights agreement.

   The rights are attached to all Greater Bay common stock certificates representing shares currently outstanding and no separate certificates evidencing these rights have been distributed. Greater Bay has sent a copy of a Summary of Rights to Purchase Common Shares to its shareholders. The right will separate from the Greater Bay common stock (this is referred to as the distribution date) upon the earlier of

  . 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership or record ownership of 10% or more of the outstanding shares of Greater Bay common stock,

  . 10 business days following the commencement of, or the public announcement of an intent to make, a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of the outstanding shares of Greater Bay common stock; or

  . the date a person or group becomes the beneficial or record owner of 10% or more of the outstanding shares of Greater Bay common stock, and the actions that person proposes to take are likely to have a material adverse impact on the business or prospects of Greater Bay; that person intends to cause Greater Bay to repurchase the common stock owned by that person; that person exercises or attempts to exercise a controlling influence over Greater Bay; or that person transfers all or a portion of Greater Bay common stock in a manner that results in a person owning 9.9% or more of the Greater Bay common stock (an "Adverse Person").

   Until the distribution date, the rights will be evidenced by the Greater Bay common stock certificates together with a copy of the Summary of Rights to Purchase Common Shares attached to the certificate and will be transferred only with the Greater Bay common stock certificates. Also, new Greater Bay common stock certificates issued after November 30, 1998 will contain a notation incorporating the rights agreement by reference. The surrender or transfer of any certificates for common stock outstanding even without the notation or a copy of the Summary of Rights to Purchase Common Shares will also constitute the transfer of the rights represented by the certificates.

   The rights are not exercisable until the distribution date and will expire on November 17, 2008, unless Greater Bay extends this date or the rights are earlier redeemed by Greater Bay as described below.

   While each right initially will provide for the acquisition of one one-hundredth of a share of Series A Preferred Stock at the purchase price, the rights agreement provides that the purchase price is subject to adjustment from time to time to prevent dilution

  . in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

  . upon the grant to holders of the preferred stock of rights or warrants to subscribe for or purchase preferred stock at a price, or securities convertible into preferred stock with a conversion price, less than the then current market price of the preferred stock; or

  . upon the distribution to holders of the preferred stock of evidences of indebtedness or assets, excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in preferred stock, or of subscription rights or warrants, other than those referred to above.

   If Greater Bay is acquired in a merger or other business combination, or 50% or more of Greater Bay's consolidated assets or earnings power is sold, each holder of a right will have the right to receive, upon exercise and payment of the purchase price, common stock of the acquiring company having a value equal to twice the purchase price.

   If any person becomes an Acquiring Person or an Adverse Person, each holder of a right, other than rights beneficially owned by the Acquiring Person or Adverse Person (which will become void), will then have the right to receive, upon exercise and payment of the purchase price, fractions of shares of preferred stock having a value equal to twice the purchase price.

   At any time after an Acquiring Person obtains 10% or more of Greater Bay common stock and before the Acquiring Person obtains 50% of Greater Bay common stock, Greater Bay may exchange all or part of the rights for shares of Greater Bay common stock at an exchange ratio of one share per right, subject to adjustment.

   With limited exceptions, the rights agreement does not require adjustment to the purchase price until cumulative adjustments require an adjustment of at least 1% in the purchase price. The rights agreement also disallows the issuance of fractional shares of preferred stock, other than fractions that are integral multiples of one one-hundredths, and instead of issuing fractional shares, a cash adjustment will be made based on the market price of the preferred stock on the last trading day before the date of exercise.

   At any time before a person becomes an Acquiring Person or an Adverse Person, Greater Bay may redeem the rights in whole, but not in part, at a price of $.001 per right. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders will be to receive the redemption price.

   Greater Bay may amend the terms of the rights without the consent of the holders of the rights, including an amendment to extend the expiration date and, provided there is no Acquiring Person or Adverse Person, to extend the period during which the rights may be redeemed, except that from and after the time that any person becomes an Acquiring Person or an Adverse Person no amendment may adversely affect the interests of the holders of the rights.

   Until a right is exercised, the holder of a right will have no rights as a shareholder of Greater Bay, including, without limitation, the right to vote or to receive dividends.

   The rights may have certain anti-takeover effects. The rights agreement is designed to maximize the long-term value of Greater Bay and protect Greater Bay's shareholders from improper takeover tactics or from takeover bids that are not fair to all Greater Bay shareholders.

   Bay Commercial Services. Bay Commercial Services does not have a shareholder rights plan.

 Super-majority Voting for Certain Business Combinations

   Greater Bay. Greater Bay does not require super-majority shareholder voting for business combinations.

   Bay Commercial Services. Bay Commercial Services' articles of incorporation require the approval of the holders of at least 66 2/3% of the outstanding shares of Bay Commercial Services common stock for specified business combinations between Bay Commercial Services or any subsidiary and an interested shareholder, as defined below, or its affiliates. These business combinations include, among others:

  . any merger or consolidation with an interested shareholder or any other entity which will be an interested shareholder or its affiliate after the merger or consolidation; or

  . the issuance or transfer of securities of Bay Commercial Services or any subsidiary to an interested shareholder or any other person which will be an interested shareholder or its affiliate after the transfer, unless the issuance or transfer is part of a stock split or dividend in which all shareholders of the class are treated equally.

The foregoing shareholder approval is not required for any business combination approved by the Bay Commercial Services Board of Directors or if specified fair market value conditions are met. Because the Bay Commercial Services Board of Directors approved the merger, these provisions do not apply to the merger.

   An interested shareholder generally includes any individual, corporation or entity, other than Bay Commercial Services employee benefit plans, which is the beneficial owner of more than 5% of the combined voting power of Bay Commercial Services' voting stock or an affiliate of the beneficial owner.

 Approval of Certain Purchases of Shares

   Greater Bay. Greater Bay does not require shareholder approval to repurchase Greater Bay shares from interested shareholders.

   Bay Commercial Services. Bay Commercial Services' articles of incorporation require the approval of the majority of the outstanding shares of Bay Commercial Services common stock in order for Bay Commercial Services to repurchase shares of Bay Commercial Services common stock from an interested shareholder or an affiliate of an interested shareholder. Shareholder approval is not required, however, if the stock repurchase is made pursuant to:

  . a tender offer or exchange offer made available on the same basis to all holders of Bay Commercial Services' capital stock; or

  . an open market purchase program approved by the Bay Commercial Services
    Board of Directors provided that the repurchase is effected through the open market.

 Shareholder Action by Written Consent

   Greater Bay. Greater Bay's bylaws provide that any action which may be taken at any annual or special meeting of the shareholders may be taken by Greater Bay's shareholders without a meeting if a consent in writing is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting in which all shares entitled to vote on the action were present and voted.

   Bay Commercial Services. Bay Commercial Services' articles of incorporation provide for the above described shareholder written consent so long as the Bay Commercial Services Board of Directors shall have previously approved the action which is being taken by shareholder written consent. However, Bay Commercial Services' articles of incorporation do not require the Board's approval of any action taken by shareholder written consent for any matter which may be approved by action of the shareholders acting alone.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The following Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1999, combines the historical consolidated balance sheets of Greater Bay and Bay Commercial Services as if the merger had been effective on March 31, 1999, after giving effect to certain adjustments. These adjustments are based on estimates. The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 1999 and 1998 and for the years ended December 31, 1998, 1997 and 1996 present the combined results of operations of Greater Bay and Bay Commercial Services as if the merger had been effective at the beginning of each period. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Greater Bay and Bay Commercial Services.

   The Unaudited Pro Forma Condensed Combined Financial Information and accompanying notes reflect the application of the pooling of interests method of accounting for the merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of Greater Bay and Bay Commercial Services are combined and reflected at their historical amounts.

   The pro forma combined figures shown in the Unaudited Pro Forma Condensed Combined Financial Information are simply arithmetical combinations of Greater Bay's and Bay Commercial Services' separate financial results; you should not assume that Greater Bay and Bay Commercial Services would have achieved the pro forma combined results if they had actually been combined during the periods presented.

   The combined company expects to achieve merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of the operations of Greater Bay and Bay Commercial Services, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings. For further explanation about these risks, read the information under "A Warning About Forward-Looking Information" and "Risk Factors -- There are uncertainties in integrating our business operations and realizing enhanced earnings."

              Unaudited Pro Forma Condensed Combined Balance Sheet

                              As of March 31, 1999

                                                                 Greater Bay
                                        Bay                    & Bay Commercial
                           Greater   Commercial                    Services
                             Bay      Services  Adjustments(1)     Combined
                          ---------- ---------- -------------- ----------------
                                         (Dollars in thousands)
Assets
  Cash and due from
   banks................. $   79,244  $  8,262                    $   87,506
  Federal funds sold.....    106,400     3,500                       109,900
  Other short-term
   securities............     67,209     1,500                        68,709
  Securities available-
   for-sale..............    264,640    27,589                       292,229
  Securities held-to-
   maturity and other....    103,593     7,847                       111,440
  Total loans, net.......  1,234,879    93,929                     1,328,808
  Property, premises and
   equipment.............     12,994     1,905                        14,899
  Interest receivable and
   other assets..........     69,493     1,390                        70,883
                          ----------  --------      ------        ----------
    Total assets......... $1,938,452  $145,922      $  --         $2,084,374
                          ==========  ========      ======        ==========
Liabilities
  Total deposits......... $1,675,844  $133,151                    $1,808,995
  Other borrowings.......     72,635       --                         72,635
  Subordinated debt......        --        --                            --
  Other liabilities......     26,735       814      $2,245            29,794
  Trust Preferred
   Securities............     50,000       --                         50,000
                          ----------  --------      ------        ----------
Total liabilities........  1,825,214   133,965       2,245         1,961,424
                          ----------  --------      ------        ----------
Shareholders' equity.....    113,238    11,957      (2,245)          122,950
                          ----------  --------      ------        ----------
    Total liabilities and
     shareholders'
     equity.............. $1,938,452  $145,922      $  --         $2,084,374
                          ==========  ========      ======        ==========

--------

(1) The following table reflects all nonrecurring Greater Bay and Bay Commercial Services estimated merger-related costs as of March 31, 1999. These costs are not included on the unaudited pro forma condensed combined statement of operations but are included on the unaudited pro forma condensed combined balance sheet as a reduction to shareholders' equity, net of a $1.1 million tax benefit. These costs will be charged to expense immediately following the consummation of the merger. These estimated merger-related costs are summarized below, in thousands:

                                                            Merger Costs
                                                     ---------------------------
                                                                Bay
                                                     Greater Commercial
                                                       Bay    Services  Combined
                                                     ------- ---------- --------
   Financial advisory...............................  $150     $  450    $  600
   Professional fees................................   150        100       250
   Printing.........................................    15         15        30
   Other............................................   380      2,085     2,465
                                                      ----     ------    ------
      Total.........................................  $695     $2,650    $3,345
                                                      ====     ======    ======

         Unaudited Pro Forma Condensed Combined Statement of Operations

                   For the Three Months Ended March 31, 1999
                    (In thousands, except per share amounts)

                                                                    Greater Bay
                                                                      & Bay
                                                Bay                 Commercial
                                    Greater  Commercial              Services
                                      Bay     Services  Adjustments  Combined
                                    -------  ---------- ----------- -----------
Interest on loans.................  $27,476    $2,118                 $29,594
Interest on investment
 securities.......................    5,343       483                   5,826
Other interest income.............    1,642       --                    1,642
                                    -------    ------      ----       -------
 Total interest income............   34,461     2,601                  37,062
Interest on deposits..............   11,796       866                  12,662
Other interest expense............    2,125        17                   2,142
                                    -------    ------      ----       -------
Net interest income...............   20,540     1,718                  22,258
Provision for loan losses.........      921        41                     962
                                    -------    ------      ----       -------
Net interest income after
 provision for loan losses........   19,619     1,677                  21,296
Other income......................    2,557       242                   2,799
Operating expenses................   12,691     1,483                  14,174
                                    -------    ------      ----       -------
Income before provision for income
 taxes and extraordinary items....    9,485       436                   9,921
Provision for income taxes........    3,695       152                   3,847
                                    -------    ------      ----       -------
Net income before extraordinary
 items ...........................    5,790       284                   6,074
Extraordinary items...............      (88)      --                      (88)
                                    -------    ------      ----       -------
 Net income.......................  $ 5,702    $  284                 $ 5,986
                                    =======    ======      ====       =======
Net income per share -- basic(1)..  $  0.53    $ 0.24                 $  0.51
                                    =======    ======      ====       =======
Average common shares
 outstanding(2)...................   11,087     1,182      (339)       11,930
                                    =======    ======      ====       =======
Net income per share --
 diluted(1).......................  $  0.50    $ 0.22                 $  0.48
                                    =======    ======      ====       =======
Average common and common
 equivalent shares outstanding(2)
 .................................   11,718     1,293      (371)       12,640
                                    =======    ======      ====       =======

--------
(1) Before extraordinary items.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Bay Commercial Services weighted average shares adjusted for the assumed conversion ratio of 0.7134.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                   For the Three Months Ended March 31, 1998
                    (In thousands, except per share amounts)

                                                                     Greater Bay
                                                                        & Bay
                                                 Bay                 Commercial
                                      Greater Commercial              Services
                                        Bay    Services  Adjustments  Combined
                                      ------- ---------- ----------- -----------
Interest on loans...................  $21,644   $1,935                 $23,579
Interest on investment securities...    3,912      394                   4,306
Other interest income...............    2,619      --                    2,619
                                      -------   ------     ------      -------
 Total interest income..............   28,175    2,329                  30,504
Interest on deposits................    9,556      774                  10,330
Other interest expense..............    1,699       18                   1,717
                                      -------   ------     ------      -------
Net interest income.................   16,920    1,537                  18,457
Provision for loan losses...........    1,036       10                   1,046
                                      -------   ------     ------      -------
Net interest income after provision
 for loan losses....................   15,884    1,527                  17,411
Other income........................    2,121      248                   2,369
Operating expenses..................   11,325    1,387                  12,712
                                      -------   ------     ------      -------
Income before provision for income
 taxes and merger and other related
 nonrecurring costs.................    6,680      388                   7,068
Provision for income taxes..........    2,226      134                   2,360
                                      -------   ------     ------      -------
Net income before merger and other
 related nonrecurring costs.........    4,454      254                   4,708
Merger and other related
 nonrecurring costs, net of tax.....      --       --                      --
                                      -------   ------     ------      -------
 Net income.........................  $ 4,454   $  254                 $ 4,708
                                      =======   ======     ======      =======
Net income per share -- basic(1)....  $  0.43   $ 0.24                 $  0.41
                                      =======   ======     ======      =======
Average common shares
 outstanding(2).....................   10,717    1,080       (310)      11,487
                                      =======   ======     ======      =======
Net income per share -- diluted(1)..  $  0.40   $ 0.20                 $  0.37
                                      =======   ======     ======      =======
Average common and common equivalent
 shares outstanding(2)..............   11,655    1,280       (367)      12,568
                                      =======   ======     ======      =======

--------
(1) Before merger and other related nonrecurring costs.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Bay Commercial Services weighted average shares adjusted for the assumed conversion ratio of 0.7134.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the Year Ended December 31, 1998
                    (In thousands, except per share amounts)

                                                                     Greater Bay
                                                                       & Bay
                                                 Bay                 Commercial
                                      Greater Commercial              Services
                                        Bay    Services  Adjustments  Combined
                                      ------- ---------- ----------- -----------
Interest on loans...................  $93,915   $8,177                $102,092
Interest on investment securities...   20,075    2,023                  22,098
Other interest income...............   10,808      --                   10,808
                                      -------   ------      ----      --------
 Total interest income..............  124,798   10,200                 134,998
Interest on deposits................   43,004    3,406                  46,410
Other interest expense..............    8,176       73                   8,249
                                      -------   ------      ----      --------
Net interest income.................   73,618    6,721                  80,339
Provision for loan losses...........    6,235      134                   6,369
                                      -------   ------      ----      --------
Net interest income after provision
 for loan losses....................   67,383    6,587                  73,970
Other income........................    9,720      941                  10,661
Operating expenses..................   46,436    5,656                  52,092
                                      -------   ------      ----      --------
Income before provision for income
 taxes and merger and other related
 nonrecurring costs.................   30,667    1,872                  32,539
Provision for income taxes..........   10,050      657                  10,707
                                      -------   ------      ----      --------
Net income before merger and other
 related nonrecurring costs.........   20,617    1,215                  21,832
Merger and other related
 nonrecurring costs, net of tax.....    1,674      --                    1,674
                                      -------   ------      ----      --------
 Net income.........................  $18,943   $1,215                $ 20,158
                                      =======   ======      ====      ========
Net income per share -- basic(1)....  $  1.90   $ 1.12                $   1.88
                                      =======   ======      ====      ========
Average common shares
 outstanding(2).....................   10,858    1,080      (299)       11,639
                                      =======   ======      ====      ========
Net income per share--diluted(1)....  $  1.77   $ 0.95                $   1.74
                                      =======   ======      ====      ========
Average common and common equivalent
 shares outstanding(2)..............   11,637    1,277      (366)       12,548
                                      =======   ======      ====      ========

--------
(1) Before merger and other related nonrecurring costs.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Bay Commercial Services weighted average shares adjusted for the assumed conversion ratio of 0.7134.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the Year Ended December 31, 1997
                    (In thousands, except per share amounts)

                                                                     Greater Bay
                                                                       & Bay
                                                 Bay                 Commercial
                                      Greater Commercial              Services
                                        Bay    Services  Adjustments  Combined
                                      ------- ---------- ----------- -----------
Interest on loans...................  $78,278   $7,137                 $85,415
Interest on investment securities...   10,323    1,622                  11,945
Other interest income...............    9,660      --                    9,660
                                      -------   ------      ----       -------
 Total interest income..............   98,261    8,759                 107,020
Interest on deposits................   33,565    2,860                  36,425
Other interest expense..............    3,447       96                   3,543
                                      -------   ------      ----       -------
Net interest income.................   61,249    5,803                  67,052
Provision for loan losses...........    7,026       52                   7,078
                                      -------   ------      ----       -------
Net interest income after provision
 for loan losses....................   54,223    5,751                  59,974
Other income........................    9,058      971                  10,029
Operating expenses..................   38,791    5,072                  43,863
                                      -------   ------      ----       -------
Income before provision for income
 taxes and merger and other related
 nonrecurring costs.................   24,490    1,650                  26,140
Provision for income taxes..........    8,784      588                   9,372
                                      -------   ------      ----       -------
Net income before merger and other
 related nonrecurring costs.........   15,706    1,062                  16,768
Merger and other related
 nonrecurring costs, net of tax.....    2,282      --                    2,282
                                      -------   ------      ----       -------
 Net income.........................  $13,424   $1,062                 $14,486
                                      =======   ======      ====       =======
Net income per share -- basic(1)....  $  1.51   $ 0.99                 $  1.50
                                      =======   ======      ====       =======
Average common shares
 outstanding(2).....................   10,421    1,077      (309)       11,189
                                      =======   ======      ====       =======
Net income per share -- diluted(1)..  $  1.40   $ 0.84                 $  1.38
                                      =======   ======      ====       =======
Average common and common equivalent
 shares outstanding(2)..............   11,254    1,258      (361)       12,151
                                      =======   ======      ====       =======

--------
(1) Before merger and other related nonrecurring costs.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Bay Commercial Services weighted average shares adjusted for the assumed conversion ratio of 0.7134.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the Year Ended December 31, 1996
                    (In thousands, except per share amounts)

                                                                     Greater Bay
                                                                       & Bay
                                                 Bay                 Commercial
                                      Greater Commercial              Services
                                        Bay    Services  Adjustments  Combined
                                      ------- ---------- ----------- -----------
Interest on loans...................  $57,379   $6,463                 $63,842
Interest on investment securities...    9,222    1,363                  10,585
Other interest income...............    4,683      --                    4,683
                                      -------   ------      ----       -------
 Total interest income..............   71,284    7,826                  79,110
Interest on deposits................   23,744    2,351                  26,095
Other interest expense..............    1,174      106                   1,280
                                      -------   ------      ----       -------
Net interest income.................   46,366    5,369                  51,735
Provision for loan losses...........    3,029      --                    3,029
                                      -------   ------      ----       -------
Net interest income after provision
 for loan losses....................   43,337    5,369                  48,706
Other income........................    7,444    1,080                   8,524
Operating expenses..................   35,292    4,686                  39,978
                                      -------   ------      ----       -------
Income before provision for income
 taxes and merger and other related
 nonrecurring costs.................   15,489    1,763                  17,252
Provision for income taxes..........    5,735      680                   6,415
                                      -------   ------      ----       -------
Net income before merger and other
 related nonrecurring costs.........    9,754    1,083                  10,837
Merger and other related
 nonrecurring costs, net of tax.....    1,991      --                    1,991
                                      -------   ------      ----       -------
 Net income.........................  $ 7,763   $1,083                 $ 8,846
                                      =======   ======      ====       =======
Net income per share -- basic(1)....  $  0.97   $ 1.01                 $  1.01
                                      =======   ======      ====       =======
Average common shares
 outstanding(2).....................   10,014    1,077      (309)       10,782
                                      =======   ======      ====       =======
Net income per share -- diluted(1)..  $  0.91   $ 0.89                 $  0.93
                                      =======   ======      ====       =======
Average common and common equivalent
 shares outstanding(2)..............   10,747    1,217      (349)       11,615
                                      =======   ======      ====       =======

--------
(1) Before merger and other related nonrecurring costs.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Bay Commercial Services weighted average shares adjusted for the assumed conversion ratio of 0.7134.

                                    EXPERTS

   The consolidated balance sheets as of December 31, 1998 and 1997 of Greater Bay and the consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this proxy statement/prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

   The Bay Commercial Services consolidated balance sheets as of December 31, 1998 and 1997 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998 included and incorporated by reference in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is included and incorporated by reference herein. These statements have been so included and incorporated by reference in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

   Representatives of PricewaterhouseCoopers LLP and Deloitte & Touche LLP are expected to be present at the special meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

   The validity of the shares of Greater Bay common stock to be issued pursuant to the terms of the merger agreement will be passed upon for Greater Bay by Linda M. Iannone, Senior Vice President and General Counsel of Greater Bay. As of the date of this document, Ms. Iannone held options to purchase 14,900 shares of Greater Bay common stock. Certain legal matters in connection with the federal income tax consequences of the merger will be passed upon for Greater Bay by Manatt, Phelps & Phillips, LLP, Los Angeles, California.

                      WHERE YOU CAN FIND MORE INFORMATION

   Greater Bay and Bay Commercial Services file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that the companies submit at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Greater Bay and Bay Commercial Services public submissions are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http:// www.sec.gov."

   Greater Bay has filed a registration statement to register with the SEC the shares of Greater Bay common stock to be issued to Bay Commercial Services shareholders in the merger. This document is a part of the registration statement and constitutes a prospectus of Greater Bay and a proxy statement of Bay Commercial Services for the special meeting.

   As allowed by SEC rules, this document does not contain all the information that shareholders can find in the registration statement or the exhibits to the registration statement.

   The SEC allows Greater Bay and Bay Commercial Services to "incorporate by reference" information into this document, which means that the company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents set forth below that Greater Bay and Bay Commercial Services have previously filed with the SEC. These documents contain important business information about Greater Bay and Bay Commercial Services and their financial condition.

                                                      Period
                                                      ------
Greater Bay Commission Filings (File No. 0-25034)

Annual Report on Form 10-K (as
 amended by Form 10-K/A), except
 for Part II, Items 6, 7,
 7A and 8.......................... Year ended December 31, 1998

Quarterly Report on Form 10-Q...... Period ended March 31, 1999

Current Reports on Form 8-K........ February 4, 1999, May 6, 1999, June 7, 1999
                                    and July 1, 1999 (as amended by Form 8-K/A
                                    filed on July 16, 1999) and August 4, 1999

Bay Commercial Services Commission Filings (File No. 0-12231)

Annual Report on Form 10-KSB (as
 amended by Form 10-KSB/A)......... Year ended December 31, 1998. This Annual
                                    Report on Form 10-KSB (as amended by Form
                                    10-KSB/A) is attached to this document as
                                    Annex D.

Quarterly Report on Form 10-QSB.... Period ended March 31, 1999. This Quarterly
                                    Report on Form 10-QSB is attached to this
                                    document as Annex E.

Current Report on Form 8-K......... May 6, 1999

   Greater Bay incorporates by reference additional documents that it may file with the SEC between the date of this document and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   Greater Bay has supplied all information contained or incorporated by reference in this document relating to Greater Bay, and Bay Commercial Services has supplied all such information relating to Bay Commercial Services.

   Shareholders of Bay Commercial Services may obtain documents incorporated by reference through Greater Bay or Bay Commercial Services, whichever the case may be, or through the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from Greater Bay or Bay Commercial Services, whichever the case may be, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following:

       GREATER BAY BANCORP
       2860 W. Bayshore Road
       Palo Alto, California 94303
       Telephone: (650) 614-5733
       Attention: Carleen Maniglia

       BAY COMMERCIAL SERVICES
       1495 East 14th Street
       San Leandro, California 94577
       Telephone: (510) 357-2265
       Attention: Randall D. Greenfield

   If you would like to request documents from Greater Bay or Bay Commercial Services, whichever the case may be, please do so at least five business days before the date of the special meeting (by September 7, 1999) in order to receive timely delivery of such documents before the special meeting.

   You should rely only on the information contained or incorporated by reference in this document to vote your shares at the special meeting. Greater Bay and Bay Commercial Services have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated August 4, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of Greater Bay common stock in the merger creates any implication to the contrary.

                                                                         ANNEX A




                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                              GREATER BAY BANCORP

                                      AND

                            BAY COMMERCIAL SERVICES






                                APRIL 30, 1999

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 30th day of April, 1999, by and between GREATER BAY BANCORP, a California corporation ("GBB"), and BAY COMMERCIAL SERVICES, a California corporation ("BCS").

     WHEREAS, the Boards of Directors of GBB and BCS deem advisable and in the best interests of their respective shareholders the merger of BCS with and into GBB (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (GBB, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

     WHEREAS, the Boards of Directors of GBB and BCS have approved the Merger pursuant to this Agreement and the Agreement of Merger by and between GBB and BCS (the "Agreement of Merger"), in substantially the form of Exhibit A attached
                                                              ---------
hereto, pursuant to which BCS will merge with and into GBB and each outstanding share of BCS common stock, no par value ("BCS Stock"), excluding any BCS Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of GBB common stock, no par value ("GBB Stock"), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:


                                   ARTICLE 1.

                                  DEFINITIONS
                                  -----------

     Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

     "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

     "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

     "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.



     "Average Closing Price" means the average of the daily closing price of a share of GBB Stock reported on the Nasdaq National Market System during the 15 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time of the Merger (as defined herein).

     "BBC" means Bay Bank of Commerce, a California state chartered bank and wholly owned subsidiary of BCS.

     "BCS 401(k) Plan" means the Bay Bank of Commerce 401(k) Plan.

     "BCS Conflicts and Consents List" has the meaning set forth in Section 4.6.

     "BCS Contract List" has the meaning set forth in Section 4.16.

     "BCS Derivatives List" has the meaning set forth in Section 4.32.

     "BCS Dissenting Shares" means any shares of BCS Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

     "BCS Employee Plan List" has the meaning set forth in Section 4.20.

     "BCS Environmental Compliance List" has the meaning set forth in Section 4.12.2.

     "BCS Filings" has the meaning set forth in Section 4.5.

     "BCS Filings List" has the meaning set forth in Section 4.5.

     "BCS Fully Diluted Book Value Per Share" means the sum of (a) shareholders' equity as reflected on the consolidated financial statements to be provided by BCS to GBB pursuant to Section 11.14, plus (b) the consideration to be paid upon the exercise of any BCS Stock Options (as defined herein) then issued and outstanding, divided by the sum of (y) the number of shares of BCS Stock then issued and outstanding, plus (z) such number of shares of BCS Stock issuable upon the exercise of any BCS Stock Option.

     "BCS Indemnification List" has the meaning set forth in Section 4.30.

     "BCS Insurance List" has the meaning set forth in Section 4.7.

     "BCS Intellectual Property List" has the set forth in Section 4.35.

     "BCS Investment Securities List" has the meaning set forth in Section 4.26.

     "BCS List" means any list required to be furnished by BCS to GBB herewith.

     "BCS Litigation List" has the meaning set forth in Section 4.10.

     "BCS Loan List" has the meaning set forth in Section 4.25.

     "BCS Offices List" has the meaning set forth in Section 4.23.

     "BCS Operating Losses List" has the meaning set forth in Section 4.24.

     "BCS Perfected Dissenting Shares" means BCS Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as BCS Dissenting Shares.

     "BCS Personal Property List" has the meaning set forth in Section 4.8.

     "BCS Real Property List" has the meaning set forth in Section 4.9.

     "BCS Shareholders' Meeting" means the meeting of BCS's shareholders referred to in Section 6.7.

     "BCS Stock" has the meaning set forth in the second recital of this Agreement.

     "BCS Stock Option" means any option issued pursuant to the BCS Stock Option Plans.

     "BCS Stock Option Plans" means the Bay Commercial Services 1982 Amended and Restated Stock Option Plan and the 1994 Stock Option Plan.

     "BCS Supplied Information" has the meaning set forth in Section 4.34.

     "BCS Tax List" has the meaning set forth in Section 4.11.

     "BCS Undisclosed Liabilities List" has the meaning set forth in Section
4.19.

     "Banks" means CNB, GGB, MPB and PBC.

     "Benefit Arrangements" has the meaning set forth in Section 4.20.2.

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is closed.

     "CFC" means California Financial Code.

     "CGCL" has the meaning set forth in the second recital of this Agreement.

     "Certificates" has the meaning set forth in Section 2.5.2.

     "Classified Credits" has the meaning set forth in Section 6.8.

     "Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of Greater Bay Bancorp, 400 Emerson Street, Palo Alto, California, or at such other place as the parties may agree upon.

     "Closing Date" means the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of BCS, (ii) the receipt of all permits, authorizations, approvals and consents specified in Section 9.3 hereof, (iii) the expiration of all applicable waiting periods under the law, (iv) the expiration of the 30 day period following the mailing by BCS to its shareholders of a notice of approval of the Merger by the outstanding shares pursuant to
Section 1301 of the CGCL, or such other date as the parties may agree upon.

     "CNB" means Cupertino National Bank, a national banking association and wholly owned subsidiary of GBB.

     "Code" shall have the meaning set forth in the third recital of this Agreement.

     "Commissioner" means the Commissioner of the Department of Financial Institutions of the State of California.

     "Competing Transaction" has the meaning set forth in Section 6.1.14.

     "Conversion Ratio" has the meaning set forth in Section 2.2.1.

     "Covered Person" has the meaning set forth in Section 4.30.

     "Deloitte & Touche" means Deloitte & Touche LLP, BCS's independent auditors and accountants.

     "DFI" means the Department of Financial Institutions of the State of California.

     "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State of the State of California.

     "Employee Plans" has the meaning set forth in Section 4.20.1.

     "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

     "Environmental Regulations" has the meaning set forth in Section 4.12.2.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliates" has the meaning set forth in Section 4.20.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means Norwest Bank Minnesota, N.A.

     "Exchange Fund" has the meaning set forth in Section 2.5.1 hereof.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Statements of GBB" means the audited consolidated financial statements of GBB consisting of the consolidated balance sheets as of December 31, 1995, 1996, 1997 and 1998, the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and GBB's unaudited consolidated balance sheets and consolidated statement of operations and cash flows as of and for the three month period ended March 31, 1999.

     "Financial Statements of BCS" means the consolidated financial statements of BCS consisting of BCS's consolidated balance sheets as of December 31, 1995, 1996, 1997 and 1998, the related statements of income, shareholders' equity and cash flows for the years then ended and related reports of Deloitte and Touche thereon and BCS's unaudited consolidated balance sheet and consolidated statement of income and cash flows as of and for the three month period ended March 31, 1999.

     "First Security Van Kasper Agreement" means the letter agreement dated November 30, 1998 between First Security Van Kasper and BCS.

     "FRB" means the Board of Governors of the Federal Reserve System.

     "GBB 401(k) Plan" means the Greater Bay Bancorp 401(k) Profit Sharing Plan.

     "GBB Acquisition Transaction" has the meaning set forth in Section
2.2.1(d).

     "GBB Conflicts and Consents List" has the meaning set forth in Section 5.5.

     "GBB Filings" has the meaning set forth in Section 5.4.

     "GBB Litigation List" has the meaning set forth in Section 5.18.

     "GBB Property" has the meaning set forth in Section 5.19.2.

     "GBB Stock" has the meaning set forth in the second recital of this Agreement.

     "GBB Stock Option Plan" means the Greater Bay Bancorp 1996 Stock Option Plan, as amended.

     "GBB Supplied Information" has the meaning set forth in Section 5.14.

     "GGB" means Golden Gate Bank, a California state chartered bank and wholly owned subsidiary of GBB.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative authority or instrumentality.

     "Hazardous Materials" has the meaning set forth in Section 4.12.2.

     "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

     "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

     "IRS" means the Internal Revenue Service.

     "MPB" means Mid-Peninsula Bank, a California state chartered bank and wholly-owned subsidiary of GBB.

     "Operating Loss" has the meaning set forth in Section 4.24.

     "PBC" means Peninsula Bank of Commerce, a California state chartered bank and wholly owned subsidiary of GBB.

     "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

     "Proxy Statement and Prospectus" means the Proxy Statement and Prospectus that is included as part of the Registration Statement on Form S-4 (as defined herein) and used to solicit proxies for the BCS Shareholders' Meeting and to offer and sell the shares of GBB Stock to be issued in connection with the Merger.

     "PwC" means PricewaterhouseCoopers LLP, GBB's independent accountants.

     "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

     "Registration Statement on Form S-4" means the Registration Statement on Form S-4, and such amendments thereto, that is filed with the SEC to register the shares of GBB Stock to be issued in the Merger under the Securities Act and to clear use of the Proxy Statement and Prospectus in connection with the BCS Shareholders' Meeting pursuant to the regulations promulgated under the Exchange Act.

     "Scheduled Contracts" has the meaning set forth in Section 4.16.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Surviving Corporation" has the meaning set forth in the first recital of this Agreement.

     "Tanks" has the meaning set forth in Section 4.12.2.

     "Tax Returns" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

     "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

     "Top Up Option" means, in the event that the Average Closing Price is less than $25.50, the right of GBB to elect to issue that number of shares of GBB Stock equal to the quotient obtained by dividing $18.763 by the Average Closing Price.

     "Understanding" means any contract, agreement, understanding, commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.

                                   ARTICLE 2.

                                TERMS OF MERGER
                                ---------------

     2.1. Effect of Merger and Surviving Corporation.  At the Effective Time
          ------------------------------------------
of the Merger, BCS will be merged with and into GBB pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of BCS and GBB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the interests of every kind of BCS and GBB, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of BCS and GBB and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either BCS or GBB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of BCS and GBB shall be preserved unimpaired and all debts, liabilities and duties of BCS and GBB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     2.2. Stock of BCS.  Subject to Section 2.4, each share of BCS Stock
          ------------
issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of BCS or the holders of such shares, be treated on the basis set forth herein.

          2.2.1.  Conversion of BCS Stock  .  At the Effective Time of the
                  -----------------------
Merger, pursuant to the Agreement of Merger, each outstanding share of BCS Stock excluding any BCS Perfected Dissenting Shares or shares of BCS Stock held by GBB or the Banks (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall, without any further action on the part of BCS or the holders of any such shares, be automatically cancelled and cease to be an issued and outstanding share of BCS Stock and be converted into shares of GBB Stock (the "Conversion Ratio") as follows:

          (a) If the Average Closing Price is greater than $31.00, a number of shares of GBB Stock equal to the quotient obtained by dividing (1) $22.115 plus the product of .333 times the difference between the Average Closing Price and $31.00, by (2) the Average Closing Price.

          (b) If the Average Closing Price is from $27.00 to $31.00, .7134 shares of GBB Stock.

          (c) If the Average Closing Price is less than $27.00, a number of shares of GBB Stock equal to the quotient obtained by dividing (1) $19.262 minus the product of .3333 times the difference between $27.00 and the Average Closing Price, by (2) the Average Closing Price; provided, however, if the Average
                                         --------  -------
Closing Price is less than $25.50, BCS may give written notice to GBB within one Business Day of the calculation of the Average Closing Price of its intention to terminate the Agreement pursuant to Section 13.1.11, unless GBB elects, by written notice to BCS within one Business Day from the date of receipt of written notice from BCS of its intention to terminate the Agreement, to exercise the Top Up Option, in which case the

Conversion Ratio will equal that number of shares of GBB Stock equal to the quotient obtained by dividing $18.763 by the Average Closing Price.

          (d) In the event that, prior to the Closing Date, GBB publicly announces a transaction in which 100% of the outstanding shares of GBB Stock is to be acquired by a third party, either through an exchange offer or merger in which GBB shareholders would own less than 51% of the outstanding shares of the surviving corporation (a "GBB Acquisition Transaction"), the price to be paid to GBB shareholders in such transaction would exceed $31.00 per share, and such transaction is consummated, the Conversion Ratio shall be .7134 shares of GBB Stock. To preserve the rights of holders of shares of BCS Stock pursuant to this Section 2.2.1(d), GBB and BCS agree to coordinate the Closing with the closing of any GBB Acquisition Transaction or to cooperate with such third party in otherwise accomplishing the purpose hereof. In no event shall GBB close any GBB Acquisition Transaction that does not result in the purposes of this Section 2.2.1(d) being accomplished, subject to the provisions of Section 14.2.2.

          2.2.2  BCS Perfected Dissenting Shares.  BCS Perfected Dissenting
                 -------------------------------
Shares shall not be converted into shares of GBB Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of BCS Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

          2.2.3  Shares Held by GBB or the Banks.  Shares of BCS Stock held by
                 -------------------------------
GBB or the Banks (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall be canceled and no consideration shall be issued in exchange therefor.

          2.2.4  Dividends, Etc.  If,  prior to the Effective Time of the
                 --------------
Merger, GBB shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the GBB Stock, or make a distribution on the GBB Stock in any security convertible into GBB Stock, with a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments will be made to the Conversion Ratio.

     2.3. Effect on GBB Stock.  At the Effective Time of the Merger, each
          -------------------
outstanding share of GBB Stock shall remain an outstanding share of GBB Stock and shall not be converted or otherwise affected by the Merger.

     2.4. Fractional Shares.  No fractional shares of GBB Stock shall be
          -----------------
issued in the Merger. In lieu thereof, each holder of BCS Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying (a) the closing price of GBB Stock reported on the Nasdaq National Market System on the Business Day immediately preceding the Closing Date times
(b) the fraction of the share of GBB Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

     2.5  Exchange Procedures.
          -------------------

          2.5.1. As of the Effective Time of the Merger, GBB shall have deposited with the Exchange Agent for the benefit of the holders of shares of BCS Stock, for exchange in accordance with this Section 2.5 through the Exchange Agent, certificates representing the shares of GBB Stock issuable pursuant to
Section 2.2 in exchange for shares of BCS Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of GBB Stock which would otherwise be issuable in connection with Section 2.2 hereof but for the operation of Section 2.4 of this Agreement (collectively, the "Exchange Fund").

          2.5.2. GBB shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of BCS Stock (the "Certificates") whose shares were converted into the right to receive shares of GBB Stock pursuant to Section
2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GBB and BCS may reasonably specify), and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of GBB Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by GBB, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of GBB Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.2 and 2.4 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a certificate is surrendered representing BCS Stock, the transfer of ownership of which is not registered in the transfer records of BCS, a certificate representing the proper number of shares of GBB Stock may be issued to a transferee if the Certificate representing such BCS Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of GBB Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of BCS should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof a bond in form and substance and with surety reasonably satisfactory to GBB and shall be entitled to receive the certificate representing the proper number of shares of GBB Stock and cash in lieu of fractional shares in accordance with Sections 2.2 and 2.4 hereof.

          2.5.3. No dividends or other distributions declared or made with respect to GBB Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of GBB Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of GBB Common Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of GBB Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of GBB Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of GBB Stock.

          2.5.4. All shares of GBB Stock issued upon the surrender for exchange of BCS Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of BCS Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of BCS Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to GBB for any reason, they shall be canceled and exchanged as provided in this Agreement.

          2.5.5. Any portion of the Exchange Fund which remains undistributed to the shareholders of BCS following the passage of six months after the Effective Time of the Merger shall be delivered to GBB, upon demand, and any shareholders of BCS who have not theretofore complied with this Section 2.5 shall thereafter look only to GBB for payment of their claim for GBB Stock, any cash in lieu of fractional shares of GBB Stock and any dividends or distributions with respect to GBB Stock.

          2.5.6. Neither GBB nor BCS shall be liable to any holder of shares of BCS Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          2.5.7. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of GBB Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of GBB Stock for the account of the Persons entitled thereto.

          2.5.8 Certificates surrendered for exchange by any Person constituting an "Affiliate" of BCS for purposes of Rule 144(a) under the Securities Act shall not be exchanged for certificates representing whole shares of GBB Stock until GBB has received a written agreement from such person as provided in Section 6.10.

     2.6. Directors of Surviving Corporation and BBC.  Immediately after the
          ------------------------------------------
Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of GBB immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or removal or until their respective
successors are duly elected and qualified.   Immediately after the Effective
Time of the Merger,

David L. Kalkbrenner, or such other person designated by GBB and reasonably acceptable to BCS, shall be appointed to the Board of Directors of BBC.

     2.7  Executive Officers of Surviving Corporation.  Immediately after the
          --------------------------------------------
Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of GBB immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

                                   ARTICLE 3.

                                  THE CLOSING
                                  -----------

     3.1. Closing Date.  The Closing shall take place on the Closing Date.
          ------------

     3.2. Execution of Agreements.  As soon as practicable after execution of
          -----------------------
this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by the parties thereto. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State of the State of California as required by applicable law and regulations.

     3.3  Further Assurances.  At the Closing, the parties hereto shall
          ------------------
deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.


                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES OF BCS
                     -------------------------------------

          BCS represents and warrants to GBB as follows:

     4.1. Incorporation, Standing and Power.  BCS has been duly organized, is
          ---------------------------------
validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. BBC is a California state chartered bank duly organized, validly existing and in good standing under the laws of the State of California and is authorized by the DFI to conduct a general banking business. BBC's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Each of BCS and BBC has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of BCS or BBC nor the location of any of their respective properties requires that either BCS or

BBC be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. BCS has delivered to GBB true and correct copies of its and BBC's Articles of Incorporation and Bylaws, as amended, and in effect as of the date hereof.

     4.2. Capitalization.
          --------------

          4.2.1. As of the date of this Agreement, the authorized capital stock of BCS consists of 20,000,000 shares of BCS Stock, of which 1,322,110 shares are outstanding, and 1,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of BCS Stock are duly authorized, validly issued, fully paid and nonassessable. Except for BCS Options covering 51,061 shares of BCS Stock granted pursuant to the BCS Stock Option Plans, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of BCS Stock nor any securities convertible into such stock, and BCS is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. BCS has furnished GBB a list (the "BCS Option List") setting forth the name of each holder of a BCS Option, the number of shares of BCS Stock covered by each such option, the vesting schedule of such option, the exercise price per share and the expiration date of each such option.

          4.2.2. As of the date of this Agreement, the authorized capital stock of BBC consists of 10,000,000 shares of common stock, of which 50 shares are outstanding and owned of record and beneficially by BCS, and 1,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and BBC is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.


     4.3. Subsidiaries.   Other than BBC, BCS does not own, directly or
          ------------
indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any Person.

     4.4. Financial Statements.  BCS has previously furnished to GBB a copy of
          --------------------
the Financial Statements of BCS. The Financial Statements of BCS: (a) present fairly the consolidated financial condition of BCS as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies and (d) are based upon the books and records of BCS and BBC.

     4.5. Reports and Filings.  Except as set forth in a list (the "BCS
          -------------------
Filings List"), since January 1, 1996, each of BCS and BBC has filed all reports, returns, registrations and statements (collectively, "BCS Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FDIC, (b) the DFI, (c) the FRB, (d) the SEC and (e) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. No administrative actions have been taken or orders issued in connection with such BCS Filings. As of their respective dates, each of such BCS Filings (y) to the best of BCS's knowledge, complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such BCS Filings fairly presented the financial position of BCS on a consolidated basis, BCS alone or BBC alone, as the case may be, and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. BCS has furnished or made available to GBB true and correct copies of all BCS Filings filed by BCS since January 1, 1996.

     4.6. Authority of BCS.  The execution and delivery by BCS of this
          ----------------
Agreement and the Agreement of Merger and, subject to the requisite approval of the shareholders of BCS of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of BCS. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of BCS enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by BCS to GBB (the "BCS Conflicts and Consents List"), neither the execution and delivery by BCS of this Agreement and the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by BCS with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its or BBC's Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which BCS or BBC is a party, or by which BCS or BBC or any of their respective properties or assets are bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of BCS or BBC; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BCS or BBC or any of their respective properties or assets. Except as set forth in the BCS Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of BCS or BBC, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by BCS of this Agreement and the Agreement of Merger or the consummation by BCS of the Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the shareholders of BCS; (ii) such approvals as may be required by the FRB and the DFI; (iii) the filing of the Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC; and (iv) the filing of the Agreement of Merger with the Secretary of State.

     4.7. Insurance.  Each of BCS and BBC has policies of insurance and bonds
          ---------
with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets (except that neither BCS nor BBC maintains directors and officers liability insurance). All such insurance policies and bonds are in full force and effect. Except as set forth in a list furnished by BCS to GBB (the "BCS Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the BCS Insurance List, neither BCS nor BBC is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the BCS Insurance List is a list of all policies of insurance carried and owned by either BCS or BBC showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to GBB a copy of each such policy of insurance.

     4.8. Personal Property.  Each of BCS and BBC has good and marketable
          -----------------
title to all its material properties and assets, other than real property, owned or stated to be owned by BCS or BBC, free and clear of all Encumbrances except:
(a) as set forth in the Financial Statements of BCS; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of BCS or BBC; or (e) as set forth in a list furnished by BCS to GBB (the "BCS Personal Property List.")

     4.9. Real Estate.  BCS has furnished GBB a list of real property,
          -----------
including leaseholds and all other interests in real property (other than security interests), owned by BCS or BBC (the "BCS Real Property List"). Except as set forth on the BCS Real Property List, each of BCS and BBC has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in the real property described in the BCS Real Property List. Either BCS or BBC has good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the BCS Real Property List, free and clear of all Encumbrances, except (a) with respect to leasehold interests of BCS and BBC, for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease or Encumbrances not created by BCS or BBC; (b) for current taxes not yet due and payable; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) as described in the BCS Real Property List. BCS has furnished GBB with true and correct copies of all leases included in the BCS Real Property List, all title insurance policies and all lot book reports with respect to the real property included in the BCS Real Property List.

    4.10. Litigation.  Except as set forth in a list furnished by BCS to GBB
          ----------
(the "BCS Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to BCS's knowledge threatened, against BCS or BBC or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of BCS or BBC which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of BCS on a consolidated basis, or the transactions contemplated hereby, or which may involve a judgment against BCS or BBC in excess of $25,000. Also, except as disclosed in the BCS Litigation List, there are no material judgments, decrees, stipulations or orders against BCS or BBC or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

    4.11. Taxes.
          -----

          (a) Except as set forth in a list furnished by BCS to GBB (the "BCS Tax List"), (A) all material Tax Returns required to be filed by or on behalf of BCS, BBC or any of their subsidiaries or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes due and payable by or on behalf of BCS, BBC or any of their subsidiaries, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied on the BCS balance sheet, and adequate reserves or accruals for Taxes have been provided in the BCS balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of BCS, BBC or any of their subsidiaries, or any Affiliated Group(s) of which any of them is or was a member.


          (b) BCS, BBC and any of their subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (c) GBB has received complete copies of (i) all material income or franchise Tax Returns of BCS, BBC and any of their subsidiaries relating to the taxable periods since January 1, 1995 and (ii) any audit report issued within the last three years relating to any material Taxes due from or with respect to BCS, BBC or any of their subsidiaries with respect to their respective income, assets or operations.

          (d) Except as set forth in the BCS Tax List, no written claim has been made by a taxing authority in a jurisdiction where BCS, BBC or any of their subsidiaries do not file an income or franchise Tax Return such that BCS, BBC or any of their subsidiaries are or may be subject to taxation by that jurisdiction.

          (e) Except as set forth in the BCS Tax List: (i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including BCS, BBC or any of their subsidiaries have been fully paid, and, to the best of BCS's knowledge, there are no other audits or investigations by any taxing authority in progress, nor have BCS, BBC or any of their subsidiaries received any written notice from any taxing authority that it intends to conduct such an audit or investigation;
(ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against BCS, BBC or any of their subsidiaries for any subsequent taxable period that could be material.

          (f) Except as set forth in the BCS Tax List, neither BCS, BBC or any of their subsidiaries nor any other Person on behalf of BCS, BBC or any of their subsidiaries has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by BCS, BBC or any of their subsidiaries (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by BCS, BBC or any of their subsidiaries or has any knowledge that the Internal Revenue Service has proposed in writing any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of BCS, BBC or any of their subsidiaries or
(iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to BCS, BBC or any of their subsidiaries.

          (g) Except as set forth in the BCS Tax List, no property owned by BCS, BBC or any of their subsidiaries is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

          (h) Neither BCS (except with BBC) nor BBC (except with BCS) is a party to any tax sharing agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing.

          (i) Except as set forth in the BCS Tax List, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by BCS, BBC or any of their subsidiaries or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

          (j) There are no liens as a result of any due and unpaid Taxes upon any of the assets of BCS, BBC or any of their subsidiaries.

          (k) Except as set forth in the BCS Tax List, BCS, BBC or any of their subsidiaries have no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

          (l) Except as set forth in the BCS Tax list, none of the members of BCS's Affiliated Group has any net operating loss carryovers.

          (m) BCS agrees, and agrees to cause BBC or any of their subsidiaries, to cooperate with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that the Merger qualifies as a tax-deferred reorganization within the meaning of
Section 368(a) of the Code as contemplated in Section 9.6 hereof. Such Persons acknowledge that their inability or unwillingness to provide such reasonable and customary written representations could preclude tax counsel from rendering such opinion, with consequences specified elsewhere herein.

   4.12.  Compliance with Laws and Regulations.
          ------------------------------------

          4.12.1. Neither BCS nor BBC is in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis or BBC, as the case may be.

          4.12.2. Except as set forth on a list furnished by BCS to GBB (the "BCS Environmental Compliance List"), to the best of BCS's knowledge without further investigation (i) each of BCS and BBC is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about BCS Property;
(iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from BCS Property; (iv) neither BCS nor BBC has loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting Section
4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against BCS or BBC or concerning property securing BCS or BBC loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting BCS Property or property securing BCS or BBC loans, relating to the foregoing representations (i) - (iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. For purposes of this Agreement, the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "BCS Property" shall mean real estate currently owned, leased, or otherwise used by BCS or BBC, or in which BCS or BBC has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise), including, without limitation, properties under foreclosure and properties held by BCS or BBC in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and 25250.1 of the California Health and Safety Code and/or
Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls
(PCBs), asbestos or urea formaldehyde foam insulation.

          4.12.3. BCS has provided to GBB phase I environmental assessments with respect to each interest in real property set forth on the BCS Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of BCS or BBC. The BCS Real Property list shall disclose each such property as to which such an assessment has not been prepared on behalf of BCS or BBC.

     4.13.  Performance of Obligations.  Each of BCS and BBC has performed in
            --------------------------
all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. Except for loans and leases made by BCS or BBC in the ordinary course of business, to BCS's knowledge, no party with whom BCS or BBC has an agreement that is of material importance to the business of BCS or BBC is in default thereunder.

     4.14.  Employees.  There are no controversies pending or, to the best of
            ---------
BCS's knowledge, threatened between either BCS or BBC and any of its employees that are likely to have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. Neither BCS nor BBC is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

     4.15.  Brokers and Finders.  Except for the obligation to First Security
            -------------------
Van Kasper set forth in the First Security Van Kasper Agreement, a copy of which has been delivered to GBB, neither BCS nor BBC is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

     4.16.  Material Contracts.  Except as set forth in a list furnished by
            ------------------
BCS to GBB (the "BCS Contract List") hereto (all items listed or required to be listed in such BCS Contract List being referred to herein as "Scheduled Contracts"), neither BCS nor BBC is a party or otherwise subject to:

            4.16.1. any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of BCS or BBC and is not terminable by BCS or BBC within one year without penalty or (ii) requires payment by BCS or BBC of $50,000 or more per annum;

            4.16.2. any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by BCS or BBC of $50,000 or more per annum;

            4.16.3. any contract or agreement that restricts BCS or BBC (or would restrict any Affiliate of BCS or BBC or the Surviving Corporation (including GBB and its subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

            4.16.4. any lease of real or personal property providing for annual lease payments by or to BCS or BBC in excess of $50,000 per annum other than (A) financing leases entered into in the ordinary course of business in which BCS or BBC is lessor and (B) leases of real property presently used by BBC as banking offices;

          4.16.5. any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of BCS or BBC (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property having a value of $50,000 or more;

          4.16.6. other than as described in the BCS Filings or as set forth in the BCS Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of BCS or BBC;

          4.16.7. any agreement to acquire equipment or any commitment to make capital expenditures of $50,000 or more;

          4.16.8. other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which BCS or BBC has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

          4.16.9. any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of BCS or BBC);

          4.16.10. any restrictive covenant contained in any deed to or lease of real property owned or leased by BCS or BBC (as lessee) that materially restricts the use, transferability or value of such property;

          4.16.11. any guarantee or indemnification which involves the sum of $50,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

          4.16.12. any supply, maintenance or landscape contracts not terminable by BCS or BBC without penalty on 30 days' or less notice and which provides for payments in excess of $25,000 per annum;

          4.16.13. other than as disclosed with reference to Section 4.16.11 of this Section 4.16, any material agreement which would be terminable other than by BCS or BBC as a result of the consummation of the transactions contemplated by this Agreement;

          4.16.14. any contract of participation with any other bank in any loan in excess of $25,000 or any sales of assets of BCS or BBC with recourse of any kind to BCS or BBC except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

          4.16.15. any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

          4.16.16. any contract relating to the provision of data processing services to BCS or BBC; or

          4.16.17. any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $25,000 or more to or by BCS or BBC other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

     True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to GBB.

   4.17.  Certain Material Changes.  Except as specifically required,
          ------------------------
permitted or effected by this Agreement, since December 31, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          4.17.1. Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of BCS or BBC or any other event or development that has had or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of BCS on a consolidated basis;

          4.17.2. Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BCS on a consolidated basis or that may involve a loss of more than $25,000 in excess of applicable insurance coverage;

          4.17.3. Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BCS on a consolidated basis;

          4.17.4. Any disposition by BCS or BBC of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BCS on a consolidated basis; or

          4.17.5. Any direct or indirect redemption, purchase or other acquisition by BCS or BBC of any equity securities or any declaration, setting aside or payment of any dividend (except for the payment of a cash dividend of $.40 per share to shareholders of record as of January 29, 1999) or other distribution on or in respect of BCS Stock whether consisting of money, other personal property, real property or other things of value.

     4.18.  Licenses and Permits.  Each of BCS and BBC has all material
            --------------------
licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. Except with respect to properties classified as other real estate owned, the respective properties, assets, operations and businesses of BCS and BBC are and have been maintained and conducted, in all material respects, in compliance with all applicable (a) licenses and permits; and (b) laws and regulations.

     4.19.  Undisclosed Liabilities.  Neither BCS nor BBC has any liabilities
            -----------------------
or obligations, either accrued or contingent, that are material to BCS and that have not been: (a) reflected or disclosed in the Financial Statements of BCS;
(b) incurred subsequent to December 31, 1998 in the ordinary course of business consistent with past practices; or (c) disclosed in a list furnished by BCS to GBB (the "Undisclosed Liabilities List") or on any other BCS List. BCS does not know of any basis for the assertion against it or BBC of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of BCS on a consolidated basis that is not fairly reflected in the Financial Statements of BCS or otherwise disclosed in this Agreement.

     4.20.  Employee Benefit Plans.
            ----------------------

            4.20.1. BCS has previously made available to GBB copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which BCS or any member of the same controlled group of corporations, trades or businesses as BCS within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which BCS or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of BCS or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions (to the extent one is required by law), the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and the summary of material modifications and all material employee communications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans."
BCS does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA that would subject BCS or any of its ERISA Affiliates to a material amount of liability with respect to any such plan. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under
Section 501(a) of the Code. To the best of BCS's knowledge, no event has occurred that will subject such Employee Plans to a material amount of tax under
Section 511 of the Code. To the best of BCS's knowledge, all amendments required to bring each Employee Plan into conformity with all of the applicable provisions of

ERISA, the Code and all other applicable laws which are required to have been made as of the date hereof have been made. Except as disclosed in a list furnished by BCS to GBB (the "BCS Employee Plan List"), all Employee Plans were in effect for substantially all of 1998, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 1998.

          4.20.2. BCS has previously made available to GBB copies or descriptions of each plan or arrangement maintained or otherwise contributed to by BCS or any of its ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation or post-termination insurance, profit sharing, benefit, retirement, group health or insurance, disability, workers' compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of BCS or any of its ERISA Affiliates (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the BCS Employee Plan List hereto, all Benefit Arrangements which are in effect were in effect for substantially all of 1998. Except as disclosed in the BCS Employee Plan List, there has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 1998.
Except as set forth in the BCS Employee Plan List, there has been no material increase in the compensation of or benefits payable to any senior executive employee of BCS since December 31, 1998, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since December 31, 1998.

          4.20.3. With respect to all Employee Plans and Benefit Arrangements, BCS and its ERISA Affiliates are in material compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All material government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. BCS and its ERISA Affiliates have performed all of their obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the knowledge of BCS, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement which could result in a material amount of liability to such Employee Plan. To the best of BCS's knowledge, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by BCS or any of its ERISA Affiliates which is covered by Title I of ERISA, which could subject any person (other than a person for whom BCS is not directly or indirectly responsible) to a material amount of liability under Title I of ERISA or to the imposition of a material amount of tax under Section 4975 of the Code which could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of BCS on a consolidated basis; nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in Section 412 of the

Code, whether or not waived, nor has BCS failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. Neither BCS nor any of its ERISA Affiliates has incurred nor expects to incur, directly or indirectly, a material amount of liability under Title IV or ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of GBB or of any of its Affiliates (including BCS and BBC) at or after the Effective Time of the Merger.

          4.20.4 None of the Employee Plans nor any trust created thereunder has incurred any "accumulated deficiency" as such term is defined in Section 412 of the Code, whether or not waived. Furthermore, neither BCS nor any of its ERISA Affiliates has provided or is required to provide security to any Employee Plan pursuant to Section 401(a)(29) of the Code. Each of the Employee Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and BCS knows of no fact which could adversely affect the qualified status of any such Employee Plan. All contributions required to be made to each of the Employee Plans under the terms of the Employee Plan, ERISA, the Code or any other applicable laws have been timely made. The Financial Statements of BCS properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans.

          4.20.5 Except for Scheduled Contracts set forth in the BCS Contract List or as set forth in the BCS Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by BCS within a period of 30 days following the Effective Time of the Merger, without payment of any specified amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

          4.20.6 To the best of BCS's knowledge, all group health plans of BCS have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code in all material respects.

          4.20.7. Neither BCS nor BBC has used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (ii) temporary employees who have worked for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (iii) individuals who have provided services to BCS or BBC as independent contractors for more than six months or who may otherwise be eligible to participate in the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity or (iv) leased employees, as that term is defined in section 414(n) of the Code.

            4.20.8. Except as set forth in the BCS Employee Plan List, with respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no liability of BCS or BBC, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

     4.21.  Corporate Records.  The minute books of each of BCS and BBC
            -----------------
accurately reflect all material actions taken through February 17, 1999 by the respective shareholders, board of directors and committees of each of BCS and BBC.

     4.22.  Accounting Records.  Each of BCS and BBC maintains accounting
            ------------------
records which fairly and validly reflect, in all material respects, its transactions and internal controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to BCS or BBC which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely, or are maintained in locked fireproof rooms and/or files on BBC premises.

     4.23.  Offices and ATMs.  BCS has furnished to GBB a list (the "BCS
            ----------------
Offices List") setting forth the headquarters of each of BCS and BBC (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by BCS or BBC (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the BCS Offices List, neither BCS nor BBC maintains any other office or ATM or conducts business at any other location, and neither BCS nor BBC has applied for or received permission to open any additional branch or operate at any other location.

     4.24.  Operating Losses.  BCS has furnished to GBB a list (the "BCS
            ----------------
Operating Losses List") setting forth any Operating Loss (as herein defined) which has occurred at BCS during the period after December 31, 1998 to the date of the Agreement. To the best of BCS's knowledge, no action has been taken or omitted to be taken by any employee of BCS that has resulted in the incurrence by BCS of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss which, net of any insurance proceeds payable in respect thereof, would exceed $25,000 on an individual basis or in the aggregate. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

     4.25.  Loan Portfolio.  BCS has furnished to GBB or its agent a list (the
            --------------
"BCS Loan List") that sets forth (a) as of March 15, 1999, a description of, by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by BCS or BBC; (b) sets forth as of February 28 1999, by type and classification, all loans, leases, other extensions and commitments to extend credit of BCS or BBC that have been classified by its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all consumer loans due to BCS or BBC as to which any payment of principal, interest or any other amount is 90 days or more past due.

     4.26.  Investment Securities.  BCS has furnished to GBB a list (the "BCS
            ---------------------
Investment Securities List") setting forth a description of each Investment Security held by BCS or BBC on March 31, 1999. The BCS Investment Securities List sets forth, with respect to each such Investment Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. Neither BCS nor BBC has any Investment Security classified as trading.

     4.27.  Power of Attorney.  Neither BCS nor BBC has granted any Person a
            -----------------
power of attorney or similar authorization that is presently in effect or outstanding.

     4.28.  Facts Affecting Regulatory Approvals.  To the best knowledge of
            ------------------------------------
BCS, there is no fact, event or condition applicable to BCS or BBC which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     4.29.  Accounting and Tax Matters.  To the best of BCS's knowledge,
            --------------------------
neither BCS nor BBC has through the date hereof taken or agreed to take any action that would prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

     4.30.  Indemnification.  Other than pursuant to the provisions of their
            ---------------
respective Articles of Incorporation or Bylaws, and the First Security Van Kasper Agreement, neither BCS nor BBC is a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of BCS or BBC (a "Covered Person"), and to the best knowledge of BCS, there are no claims for which any Covered Person would be entitled to indemnification by BCS or BBC if such provisions were deemed in effect, except as set forth in a list furnished by BCS to GBB (the "BCS Indemnification List").

     4.31.  Community Reinvestment Act.  BBC has received rating of
            --------------------------
"satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. BBC has not been advised of any supervisory concerns regarding BCS's compliance with the Community Reinvestment Act.

     4.32.  Derivative Transactions.   Except as set forth in a list furnished
            -----------------------
by BCS to GBB (the "BCS Derivatives List"), neither BCS nor BBC is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

     4.33.  Trust Administration.  BCS does not presently exercise trust
            --------------------
powers, including, but not limited to, trust administration, and neither it nor any predecessor has exercised such trust powers for a period of at least three years prior to the date hereof. The term "trusts" as used in this Section 4.33 includes (i) any and all common law or other trusts between an individual, corporation or other entities and BBC or a predecessor, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where BBC or a predecessor is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where BBC or a predecessor is serving or has served as a co-grantor or a sole grantor or a conservator or co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which BBC or a predecessor is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

     4.34.  Disclosure Documents and Applications.  None of the information
            -------------------------------------
supplied or to be supplied by or on behalf of BCS ("BCS Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FRB, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.35.  Intellectual Property.  Except as set forth in a list furnished by
            ---------------------
BCS to GBB (the "BCS Intellectual Property List"), BCS and BBC own or possess valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and neither BCS nor BBC has received any notice with respect thereto that asserts the rights of others. BCS and BBC has in all material respects performed all the obligations required to be performed by them, and are not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

     4.36.  Year 2000.  The mission critical computer software operated by BCS
            ---------
and BBC is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. Neither BCS nor BBC has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC). BCS has disclosed to GBB a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in all Federal Financial Institutions Examination Council Interagency Statements as such issues affect BCS and BBC. Between the date of this Agreement and the Effective Time, BCS shall use commercially practicable efforts to implement such plan.

     4.37.  Insider Loans; Other Transactions.  BCS has previously provided GBB
            ---------------------------------
or its agent with a listing, current as of March 22, 1999, of all extensions of credit made by BCS and BBC to each of its executive officers and directors and their related interests (all as defined under Federal Reserve Board Regulation
O), all of which have been made in compliance with Regulation O, and Section 23B under the Federal Reserve Act which listing is true, correct and complete in all material respects. Neither BCS nor BBC owes any amount to, or has any contract or lease with or commitment to, any of the present executive officers or directors of BCS or BBC (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options or awards available under the BCS Stock Option Plans or any amounts due pursuant to BCS's Employee Plans).

     4.38.  Registration Obligation.  Neither BCS nor BBC is under any
            -----------------------
obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

     4.39.  Accuracy and Currentness of Information Furnished.  The
            -------------------------------------------------
representations and warranties made by BCS hereby or in the BCS Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.


                                   ARTICLE 5.

                     REPRESENTATIONS AND WARRANTIES OF GBB
                     -------------------------------------

     GBB represents and warrants to BCS as follows:

     5.1. Incorporation, Standing and Power.  GBB has been duly organized, is
          ---------------------------------
validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. GBB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. GBB is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. True and correct copies of the Articles of Incorporation and Bylaws of GBB have been delivered to BCS. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof.

     5.2. Capitalization.     As of the date of this Agreement, the authorized
          --------------
capital stock of GBB consists of 24,000,000 shares of common stock, of which 9,685,721 shares are outstanding and 4,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of GBB Stock are duly authorized, validly issued, fully paid and nonassessable. The GBB Stock to be used in the Merger will be duly authorized, validly issued, fully paid and nonassessable.

     5.3. Financial Statements.  GBB has previously furnished to BCS a copy of
          --------------------
the Financial Statements of GBB. The Financial Statements of GBB: (a) present fairly the consolidated financial condition of GBB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies; and (d) are based upon the books and records of GBB and its subsidiaries.

     5.4. Reports and Filings.  Since January 1, 1996, GBB and each of its
          -------------------
subsidiaries have filed all reports, returns, registrations and statements (collectively, "GBB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the FRB, (c) the DFI, and (d) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. No administrative actions have been taken or orders issued in connection with such GBB Filings.
As of their respective dates, each of such GBB Filings (y) to the best of GBB's knowledge, complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such GBB Filings that was intended to present the financial position of GBB on a consolidated basis fairly presented the financial position of GBB on a consolidated basis and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

     5.5. Authority.  The execution and delivery by GBB of this Agreement and
          ---------
the Agreement of Merger, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of GBB. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties hereto, valid and binding obligations of GBB enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by GBB to BCS (the "GBB Conflicts and Consents List"), neither the execution and delivery by GBB of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by GBB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which GBB or any subsidiary of GBB is a party, or by which GBB or any subsidiary of GBB or any of its properties or assets is bound;
(c) result in the creation or imposition of any Encumbrance on any of the respective properties or assets of GBB or any subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GBB or any subsidiary of GBB or any of its respective properties or assets. Except as set forth in the GBB Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of GBB or any of its subsidiaries, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by GBB of this Agreement or the Agreement of Merger, or the consummation by GBB of the Merger or the transactions contemplated hereby or thereby, except (i) such approvals as may be required by the SEC, the FRB and the DFI; (ii) filing of the Agreement of Merger with the Secretary of State of the State of California; and (iii) such approvals as may be required to approve for inclusion on the Nasdaq National Market System of the GBB Stock to be issued in the Merger.

     5.6. Subsidiaries.  As of the date of this Agreement, GBB owns 100% of
          ------------
the outstanding stock of each of CNB, GGB, MPB, PBC, Pacific Business Funding Corporation and Peninsula Real Estate Corporation. As of the date of this Agreement, and except for its investments in the Banks, Pacific Business Funding Corporation, Peninsula Real Estate Corporation, GBB Capital I and GBB Capital II, GBB does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any other Person. GBB and Bay Area Bancshares entered into an Agreement and Plan of Reorganization, dated as of January 26, 1999, pursuant to which Bay Area Bancshares will merge with and into GBB and Bay Area Bank, a wholly owned subsidiary of Bay Area Bancshares, will become a wholly owned subsidiary of GBB.

     5.7. Brokers and Finders.  Except for the obligation to Hoefer & Arnett
          -------------------
Incorporated, as set forth in a letter agreement dated June 22, 1998, as supplemented on April 1, 1999, and Hovde Financial Inc. as set forth in a letter agreement dated April 1, 1999, GBB is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

     5.8. Certain Material Changes.  Except as specifically required,
          ------------------------
permitted or effected by this Agreement or as disclosed in any GBB Filings, since December 31, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          5.8.1. Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner or conducting business, of GBB or its subsidiaries or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

          5.8.2. Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

          5.8.3. Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis; or

          5.8.4. Any disposition by GBB or any of its subsidiaries of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis.

     5.9. Licenses and Permits.  GBB and each subsidiary of GBB have all
          --------------------
material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. The properties, assets, operations and businesses of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

     5.10 Corporate Records.  The minute books of GBB and each of its
          -----------------
subsidiaries reflect all material actions taken to this date by its shareholders, boards of directors and committees.

     5.11.  Accounting Records.  GBB and its subsidiaries maintain accounting
            ------------------
records which fairly and validly reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to GBB and its subsidiaries which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     5.12.  Facts Affecting Regulatory Approvals.  To the best knowledge of
            ------------------------------------
GBB, there is no fact, event or condition applicable to GBB or any of its subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     5.13.  Accounting and Tax Matters.  To the best knowledge of GBB, GBB has
            --------------------------
not through the date hereof taken or agreed to take any action that would prevent it from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

     5.14.  Disclosure Documents and Applications.  None of the information
            -------------------------------------
supplied or to be supplied by or on behalf of GBB or any of its subsidiaries ("GBB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus to be mailed to the shareholders of BCS in connection with obtaining the approval of the shareholders of BCS of this Agreement, the Merger and the other transactions contemplated hereby, and
(b) any other documents to be filed with the SEC, the FRB, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.15.  Nasdaq Listing.  As of the date hereof, GBB Stock is listed on the
            --------------
Nasdaq National Market System.

     5.16.  Accuracy and Currentness of Information Furnished.  The
            -------------------------------------------------
representations and warranties made by GBB hereby or in the GBB Lists or Schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

     5.17.  Year 2000.  The mission critical computer software operated by GBB
            ---------
and its subsidiaries is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. Neither GBB nor any of its subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC).

    5.18. Litigation.  Except as disclosed in a list furnished by GBB to BCS
          ----------
(the "GBB Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to GBB's knowledge threatened, against GBB or any of its subsidiaries or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of GBB or any of its subsidiaries which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of GBB on a consolidated basis, or the transactions contemplated hereby. Also, there are no material judgments, decrees, stipulations or orders against GBB or any of its subsidiaries or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

    5.19. Compliance with Laws and Regulations.
          ------------------------------------

          5.19.1 Neither GBB nor any of its subsidiaries is in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause
(ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis.

          5.19.2  To the best of GBB's knowledge without further investigation
(i) each of GBB and its subsidiaries is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about GBB Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from GBB Property; (iv) neither GBB nor any of its subsidiaries has loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting Section
5.18 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against GBB or any of its subsidiaries or concerning property securing GBB's or its subsidiaries' loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting GBB Property or property securing GBB's or its subsidiaries' loans, relating to the foregoing representations (i) - (iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. "GBB Property" shall mean real estate currently owned, leased, or otherwise used by GBB or its subsidiaries, or in which GBB or its subsidiaries has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise), including, without limitation, properties under foreclosure and properties held by GBB or its subsidiaries in its capacity as a trustee or otherwise.

     5.20 Performance of Obligations.  Each of GBB and its subsidiaries have
          --------------------------
performed in all material respects all of the obligations required to be performed by them to date and are not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which any of them is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. Except for loans and leases made by GBB or any of its subsidiaries in the ordinary course of business, to GBB's knowledge, no party with whom GBB or any of its subsidiaries has an agreement that is of material importance to the business of GBB or any of its subsidiaries is in default thereunder.

     5.21 Employees.  There are no controversies pending or, to the best of
          ---------
GBB's knowledge, threatened between GBB or any of its subsidiaries and any of their respective employees that are likely to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis.

     5.22 Undisclosed Liabilities.  GBB has no liabilities or obligations,
          -----------------------
either accrued or contingent, that are material to GBB on a consolidated basis and that have not been: (a) reflected or disclosed in the Financial Statements of GBB; (b) incurred subsequent to December 31, 1998 in the ordinary course of business consistent with past practices; or (c) disclosed in a list furnished by GBB to BCS (the "Undisclosed Liabilities List") or on any other GBB List. GBB does not know of any basis for the assertion against it or any of its subsidiaries of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of GBB on a consolidated basis that is not fairly reflected in the Financial Statements of GBB or otherwise disclosed in this Agreement.

                                   ARTICLE 6.

                               COVENANTS OF BCS
                               ----------------
                      PENDING EFFECTIVE TIME OF THE MERGER
                      ------------------------------------

     BCS covenants and agrees with GBB as follows:

     6.1. Limitation on Conduct Prior to Effective Time of the Merger.
          -----------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, BCS agrees to conduct its business (and to cause BBC to conduct its business) in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and BCS and BBC shall not, without the prior written consent of GBB, which consent shall not be unreasonably withheld:

          6.1.1. issue, sell or grant any BCS Stock (except pursuant to the exercise of BCS Options outstanding as of the date hereof), any other securities (including long term debt) of BCS or BBC, or any rights, stock appreciation rights, options or securities to acquire any BCS Stock, or any other securities (including long term debt) of BCS or BBC;

          6.1.2. declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of BCS or BBC, provided, however, that subject to Section 6.11, BCS may pay to its shareholders its regular cash dividend in amounts and in a manner consistent with past practices;

          6.1.3. purchase, redeem or otherwise acquire any capital stock or other securities of BCS or BBC or any rights, options, or securities to acquire any capital stock or other securities of BCS or BBC;

          6.1.4. except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

          6.1.5. grant any general or uniform increase in the rate of pay of employees or employee benefits;

          6.1.6. grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person or voluntarily accelerate the vesting of any employee benefits;

          6.1.7. make any capital expenditure or commitments with respect thereto in excess of $50,000 in the aggregate, except for ordinary repairs, renewals and replacements;

          6.1.8. compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

          6.1.9. grant, renew or commit to grant or renew any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed $200,000 on an unsecured basis, or $500,000 if secured by a lien on real estate or cash (consent shall be deemed granted if within one Business Day of written notice delivered to GBB's Chief Credit Officer, written notice of objection is not received by BCS);

          6.1.10. change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or a Governmental Entity;

          6.1.11. grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding BCS Stock, or any Affiliate of such Person, if such credit would exceed $25,000;

          6.1.12. close any offices at which business is conducted or open any new offices;

          6.1.13. adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

          6.1.14. initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its or BBC's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and BCS shall promptly notify GBB (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving BCS or BBC: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of BCS or BBC representing 10% or more of the consolidated assets of BCS; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of BCS or BBC; a tender offer or exchange offer for at least 10% of the outstanding shares of BCS; a solicitation of proxies in opposition to approval of the Merger by BCS's shareholders; or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. Notwithstanding any other provision in this Section 6.1.14 or elsewhere in this Agreement, the obligations of BCS in this Agreement are subject to, upon advice of counsel, the continuing fiduciary duties of the Board of Directors of BCS to the shareholders of BCS; provided, however, that nothing herein shall prohibit GBB from terminating this Agreement pursuant to Section 13.1.8 hereof.

          6.1.15. change any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of BCS's or BBC's business or operations, except such changes as may be required in the opinion of BCS's or BBC's management to respond to economic or market conditions or as may be required by any Governmental Entity;

          6.1.16.  grant any Person a power of attorney or similar authority;

          6.1.17. make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds, obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, bank qualified investment grade municipal bonds, mortgage-backed securities that are investment grade and meet regulatory stress test requirements, investment grade commercial paper with maturities of 90 days or less or reverse repurchase agreements secured by Treasury or agency securities with correspondents reasonably acceptable to GBB, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading (consent shall be deemed granted if within one Business Day of written notice delivered to GBB's Chief Financial Officer or Controller, written notice of objection is not received by BCS);

          6.1.18. amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.16;

          6.1.19. sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

          6.1.20. knowingly take any action which would or is reasonably likely to (i) adversely affect the ability of GBB or BCS to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect BCS's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's or BCS's obligations hereunder, as set forth in Articles 9 or 10 herein not being satisfied;

          6.1.21.  make any special or extraordinary payments to any Person;

          6.1.22. reclassify any Investment Security from held-to-maturity or available for sale to trading;

          6.1.23. sell any security other than in the ordinary course of business, or engage in gains trading;

          6.1.24. take title to any real property without conducting prior thereto an environmental investigation, which investigation shall disclose the absence of any suspected environmental contamination;

          6.1.25. knowingly take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          6.1.26. settle any claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

          6.1.27. make, acquire a participation in, or voluntarily reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

          6.1.28. incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms; or

          6.1.29. agree or make any commitment to take any actions prohibited by this Section 6.1.

     6.2  Affirmative Conduct Prior to Effective Time of the Merger.  Between
          ---------------------------------------------------------
the date hereof and the Effective Time of the Merger, BCS shall (and shall cause BBC to):

          6.2.1 use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with BCS or BBC;

          6.2.2 use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of BCS and BBC;

          6.2.3 use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which it is responsible and on its business operations;

          6.2.4 perform its material contractual obligations and not become in material default on any such obligations;

          6.2.5 duly observe and conform in all material respects to all lawful requirements applicable to its business;

          6.2.6 maintain its assets and properties in good condition and repair, normal wear and tear excepted;

          6.2.7 promptly upon learning of such information, advise GBB in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of 5% or more of the outstanding BCS Stock prior to the record date fixed for the BCS Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

          6.2.8 promptly notify GBB regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of BCS, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of BCS;

          6.2.9 make available to GBB monthly unaudited balance sheets and income statements of BCS within 25 days after the close of each calendar month;

          6.2.10 not later than the 30th day of each calendar month, amend or supplement the BCS Lists prepared and delivered pursuant to Article 4 to ensure that the information set forth in the BCS Lists accurately reflects the then-current status of BCS and BBC. BCS shall further amend or supplement the BCS Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the BCS Lists;

          6.2.11 use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of BCS or BBC or that is contemplated in this Agreement as required in connection with the Merger;

          6.2.12 maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement;

          6.2.13 furnish to Manatt, Phelps & Phillips, LLP promptly upon its written request written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Manatt, Phelps & Phillips, LLP to render the tax opinion referred to in Section 9.6 hereof.

     6.3  Access to Information.
          ---------------------

          6.3.1 BCS will afford, upon reasonable notice, to GBB and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of their business, operations, properties, books, files and records and will do everything reasonably necessary to enable GBB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of BCS and BBC and the condition thereof and to update such examination at such intervals as GBB shall deem appropriate. Such examination shall be conducted in cooperation with the officers of BCS and BBC and in such a manner as to minimize any disruption of, or interference with, the normal business operations of BCS and BBC. Upon the request of GBB, BCS will request Deloitte & Touche to provide reasonable access to representatives of PwC working on behalf of GBB to auditors' work papers with respect to the business and properties of BCS and BBC, including tax accrual work papers prepared for BCS and BBC during the preceding three years, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that BCS or BBC is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of GBB of the right to rely upon the representations and warranties made by BCS herein; provided, that GBB shall disclose to BCS any fact or circumstance it may discover which GBB believes renders any representation or warranty made by BCS hereunder incorrect in any respect. GBB covenants and agrees that it, its subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning BCS and BBC so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to BCS.

          6.3.2 A representative of GBB, selected by GBB in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by BCS or BBC after the date hereof, and all information associated with such loan, lease or other credit within three Business Days of such funding or renewal, such review to take place, if possible, on BCS's premises.

          6.3.3 A representative of GBB, selected by GBB in its sole discretion, shall be permitted by BCS and BBC to attend all regular and special Board of Directors' and committee meetings of BCS and BBC from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of BCS under this Agreement.

     6.4  [Reserved.]

     6.5  Filings.  BCS agrees that through the Effective Time of the Merger,
          -------
each of BCS's or BBC's reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     6.6  Notices; Reports.  BCS will promptly notify GBB of any event of
          ----------------
which BCS obtains knowledge which has had or may have a materially adverse effect on the financial condition, operations, business or prospects of BCS on a consolidated basis, or in the event that BCS determines that it is unable to fulfill any of the conditions to the performance of GBB's obligations hereunder, as set forth in Articles 9 or 11 herein, and BCS will furnish GBB (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of BCS or BBC or committees thereof, any report by BCS or BBC for submission to the Board of Directors of BCS or BBC or committees thereof, provided, however, that BCS need not furnish to GBB communications of BCS's legal counsel regarding BCS's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by BCS to its shareholders or other security holders, and all reports filed by BCS or BBC with the FRB, the FDIC or the DFI, and (iii) such other existing reports as GBB may reasonably request relating to BCS or BBC.

     6.7  BCS Shareholders' Meeting.  Promptly after the execution of this
          -------------------------
Agreement, BCS will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of BCS shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of BCS shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding BCS Stock to approve this Agreement and the transactions contemplated hereby.

     6.8  Certain Loans and Other Extensions of Credit.  BCS will promptly
          --------------------------------------------
inform GBB of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of BCS or BBC or by any other Person as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). BCS will furnish GBB, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by BCS or BBC to any BCS or BBC director, officer at or above the senior vice president level, or shareholder holding 10% or more of the capital stock of BCS, including with respect to each such loan or lease the identity and, to the knowledge of BCS, the relation of the borrower to BCS or BBC, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

     6.9  Applications.  Subject to Section 7.5, BCS will promptly prepare or
          ------------
cause to be prepared the portions of the Proxy Statement and Prospectus as it pertains to BCS or BBC and any other applications necessary to consummate the transactions contemplated hereby, and further agrees to provide any information requested by GBB for the preparation of any applications necessary to consummate the transactions contemplated hereby. BCS shall afford GBB a reasonable opportunity to review the portions of the Proxy Statement and Prospectus pertaining to BCS or BBC and all such applications and all amendments and supplements thereto before the filing thereof. BCS covenants and agrees that, with respect to the information relating to BCS or BBC, the Proxy Statement and Prospectus will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. BCS will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger and the transactions contemplated herein.

     6.10 Affiliate Agreements.  Concurrently with the execution of this
          --------------------
Agreement, (a) BCS shall deliver to GBB a letter identifying all persons who are then "affiliates" of BCS for purposes of ASR 130 and 135 and Rule 145 under the Securities Act and (b) BCS shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as Exhibit B. BCS
                                                               ---------
shall use reasonable efforts to obtain from any person who becomes an affiliate of BCS after BCS's delivery of the letter referred to above, and on or prior to the date of the BCS Shareholders' Meeting to approve this Agreement, a written agreement substantially in the form attached as Exhibit B hereto as soon as
                                                ---------
practicable after obtaining such status.

     6.11 Coordination of Dividends.  BCS shall coordinate with GBB the
          -------------------------
declaration of any dividends that may be allowed pursuant to Section 6.1.2 hereof, and the record date and the payment dates relating thereto, it being the intention of the parties that holders of BCS Stock shall not receive two dividends, or fail to receive one dividend, for any applicable dividend period with respect to their shares of BCS Stock and any shares of GBB Stock any such holder will receive in exchange therefor in the Merger.

     6.12 D&O Coverage.  In the event that GBB is unable to have BCS's and
          ------------
BBC's directors and officers added to GBB's directors' and officers' liability insurance policy pursuant to Section 7.2.4 hereof and upon GBB's request, BCS shall use commercially reasonable efforts to obtain (i) coverage for a period of at least 36 months following the Effective Time of the Merger for the directors and officers of BCS and BBC under a directors' and officers' liability insurance policy which is no less protective in terms of coverage or limitations than now possessed by GBB covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement, and (ii) coverage for a period of at least 36 months following the Effective Time of the Merger under a bankers' blanket bond which is no less protective in terms of coverage or limitations than now possessed by BCS and BBC covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

                                   ARTICLE 7.

                               COVENANTS OF GBB
                               ----------------
                      PENDING EFFECTIVE TIME OF THE MERGER
                      ------------------------------------

     GBB covenants and agrees with BCS as follows:

     7.1. Limitation on Conduct Prior to Effective Time of the Merger.
          -----------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, each of GBB and its subsidiaries shall not, without the prior written consent of BCS:

          7.1.1. take any action which would or is reasonably likely to (i) adversely affect the ability of GBB to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect GBB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's obligations hereunder, as set forth in Articles 9 or 11 herein not being satisfied;

          7.1.2. take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          7.1.3. amend its articles of incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the GBB Stock;

          7.1.4. subject to, upon advice of counsel, the continuing fiduciary duties of the Board of Directors of GBB to the shareholders of GBB, enter into a GBB Acquisition Transaction that includes, as a condition precedent to such GBB Acquisition Transaction, the termination of this Agreement; provided, however, that nothing herein shall prohibit BCS from terminating this Agreement pursuant to Section 13.1.10; or

          7.1.5. agree or make any commitment to take any actions prohibited by this Section 7.1.

     7.2. Affirmative Conduct of GBB and Subsidiaries Prior to Effective Time of
          ----------------------------------------------------------------------
the Merger.  Between the date hereof and the Effective Time of the Merger, GBB
----------
shall:

          7.2.1. duly observe and conform in all material respects to all lawful requirements applicable to the business of GBB or any subsidiary of GBB;

          7.2.2. use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of GBB on a consolidated basis and that is contemplated in this Agreement as required in connection with the Merger;

          7.2.3. not later than the 20th day of each calendar month, amend or supplement the GBB Lists prepared and delivered pursuant to Article 5 to ensure that the information set forth in the GBB Lists accurately reflects the then-current status of GBB and its subsidiaries. GBB shall further amend or supplement the GBB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the GBB Lists; and

          7.2.4. use its commercially reasonable efforts to have BCS's and BBC's directors and officers added to GBB's directors' and officers' liability insurance policy, providing for coverage for a period of at least 36 months following the Effective Time of the Merger and covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

     7.3. Access to Information.  Upon reasonable request by BCS, GBB shall
          ---------------------
(i) make its Chief Operating Officer/Chief Financial Officer and Controller available to discuss with BCS and its representatives GBB's operations; and (ii) shall provide BCS with written information which is (a) similar to the written information that BCS reviewed in connection with this Agreement, and (b) related to GBB's business condition, operations and prospects on a consolidated basis. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of BCS of the right to rely upon the representations and warranties made by GBB herein; provided, that BCS shall disclose to GBB any fact or circumstance it may discover which BCS believes renders any representation or warranty made by GBB hereunder incorrect in any respect. BCS covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning GBB so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to GBB.

     7.4. Filings.  GBB agrees that through the Effective Time of the Merger,
          -------
each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     7.5. Applications.  GBB will promptly prepare and file or cause to be
          ------------
prepared and filed (i) an application for approval of the Merger with the FRB;
(ii) an application for approval of the Merger with the DFI; (iii) in conjunction with BCS, the Registration Statement on Form S-4 and the Proxy Statement and Prospectus as it pertains to GBB; and (iv) any other applications necessary to consummate the transactions contemplated hereby. GBB shall afford BCS a reasonable opportunity to review the Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof. GBB covenants and agrees that the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and all applications to the appropriate regulatory agencies for approval or consent to the Merger will comply in all material respects with the provisions of applicable law, and with respect to information relating to GBB or its subsidiaries, will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. GBB will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

     7.6. Blue Sky.  GBB agrees to use commercially reasonable efforts to have
          --------
the shares of GBB Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of BCS reside.

     7.7. Notices; Reports.  GBB will promptly notify BCS of any event of
          ----------------
which GBB obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of GBB on a consolidated basis or in the event that GBB determines that it is unable to fulfill any of the conditions to the performance of BCS's obligations hereunder, as set forth in Articles 9 or 10 herein.

     7.8. Removal of Conditions.  In the event of the imposition of a
          ---------------------
condition to any regulatory approvals which GBB deems to materially adversely affect it or to be materially burdensome, GBB shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

     7.9. Stock Options.
          -------------

          7.9.1. At and as of the Effective Time of the Merger, GBB shall assume each and every outstanding option to purchase shares of BCS Stock ("BCS Stock Option") and all obligations of BCS under the BCS Stock Option Plans. Each and every BCS Stock Option so assumed by GBB under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the BCS Stock Option Plans and in the other documents governing such BCS Stock Option immediately prior to the Effective Time of the Merger, except that: (i) such BCS Stock Option shall be exercisable for that number of whole shares of GBB Stock equal to the product of (A) the number of shares of BCS Stock that were purchasable under such BCS Stock Option immediately prior to the Effective Time of the Merger multiplied by (B) the Conversion Ratio, rounded down to the nearest whole number of shares of GBB Stock; and (ii) the per share exercise price for the shares of GBB Stock issuable upon exercise of such BCS Stock Option shall be equal to the quotient determined by dividing (A) the exercise price per share of BCS Stock at which such BCS Stock Option was exercisable immediately prior to the Effective Time of the Merger by (B) the Conversion Ratio. Prior to the Effective Time of the Merger, GBB shall issue to each holder of an outstanding BCS Stock Option a document evidencing the assumption of such BCS Stock Option by GBB pursuant to this Section 7.9.

          7.9.2. GBB shall comply with the terms of the BCS Stock Option Plans and insure, to the extent required by, and subject to the provisions of, such Plans, that BCS Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger qualify as incentive stock options of GBB after the Effective Time of the Merger.

          7.9.3. At or prior to the Effective Time of the Merger, GBB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of GBB Stock for delivery upon exercise of GBB Stock Options assumed by it in accordance with this Section 7.9.

     7.10  Reservation, Issuance and Registration of GBB Stock.  GBB shall
           ---------------------------------------------------
reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of GBB Stock to be issued to the shareholders of BCS in the Merger pursuant to
Article 2 hereof.

     7.11  Nasdaq Listing.  GBB shall use its commercially reasonable efforts to
           --------------
cause the shares of GBB Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, subject to official notice of issuance, prior to the Effective Time of the Merger.

                                   ARTICLE 8.
                              ADDITIONAL COVENANTS
                              --------------------

     The parties hereto hereby mutually covenant and agree with each other as follows:

     8.1. Best Efforts.  Subject to the terms and conditions of this
          ------------
Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

     8.2. Public Announcements.  No press release or other public disclosure
          --------------------
of matters related to this Agreement or any of the transactions contemplated hereby shall be made by GBB or BCS unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

     8.3. Environmental Assessment and Remediation.  GBB may cause to be
          ----------------------------------------
prepared at GBB's sole cost and expense within 45 days of the date of this Agreement one or more phase I environmental investigations with respect to the Real Property set forth on the BCS Real Property List. In the event any such phase I environmental investigation report, or any such report which BCS or BBC has already obtained on any of the Real Property set forth on BCS's Real Property List, discloses facts which, in the sole discretion of GBB, warrant further investigation, GBB shall provide written notice to BCS, and BCS shall be required to cause to be completed within 60 days of such written notice, at the sole cost and expense of GBB, a phase II environmental investigation and report with respect to such property. The consultant engaged by BCS to conduct such investigation and provide such report shall be reasonably acceptable to GBB.
GBB shall have 10 days from the receipt of such investigation report to reasonably object thereto, which objection shall be by written notice. In the event of any such objection, GBB shall engage an environmental consultant reasonably satisfactory to BCS who shall provide an estimate of the cost of taking any remedial action recommended or suggested in such phase II environmental investigation report, or which is required by law, or which is determined to be prudent by GBB, in its sole discretion, and, unless the estimated cost of such Remediation is in excess of $100,000 or is not reasonably determinable by such consultant (and written notice thereof provided by BCS to GBB) BCS shall immediately commence such Remediation, all at the sole cost and expense of BCS. In the event such environmental consultant determines that the estimated cost of such remediation is in excess of $100,000 or is not reasonably determinable, GBB shall have the right to terminate the Agreement pursuant to Section 13.1.9 hereof before the expiration of 21 days from the date of such written notice.

     GBB agrees to keep confidential and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on the BCS Real Property List, except as required by law.

                                   ARTICLE 9.

                       CONDITIONS PRECEDENT TO THE MERGER
                       ----------------------------------

     The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

     9.1. Shareholder Approval.  The Agreement and the transactions
          --------------------
contemplated hereby shall have received all requisite approvals of the shareholders of BCS.

     9.2. No Judgments or Orders.  No judgment, decree, injunction, order or
          ----------------------
proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

     9.3. Regulatory Approvals.  To the extent required by applicable law or
          --------------------
regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FRB and the DFI shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

     9.4. Securities Laws.  The Registration Statement on Form S-4 shall have
          ---------------
been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order. GBB shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the GBB Stock to consummate the Merger.

     9.5. Listing.  The GBB Stock issuable in the Merger shall have been
          -------
included for listing on the Nasdaq National Market System.

     9.6. Tax Opinions.  GBB and BCS shall have received from Manatt, Phelps &
          ------------
Phillips, LLP an opinion reasonably satisfactory to GBB and BCS to the effect that the Merger shall not result in the recognition of gain or loss for federal income tax purposes to GBB or BCS, nor shall the issuance of the GBB Stock result in the recognition of gain or loss by the holders of

BCS Stock who receive such stock nor shall the substitution of options under
Section 7.9 result in any income or gain to the option holder or disqualify any such options as incentive stock options in connection with the Merger, dated prior to the date the Proxy Statement and Prospectus is first mailed to the shareholders of BCS and GBB and such opinions shall not have been withdrawn or modified in any material respect.

     9.7. Pooling of Interests.   Prior to the Effective Time of the Merger,
          --------------------
GBB shall have received from PwC a written confirmation that the Merger will qualify for pooling-of-interests accounting treatment. Additionally, prior to the Effective Time of the Merger, Deloitte & Touche LLP shall have delivered a letter to GBB to the effect that, as of the Effective Time of the Merger, no conditions exist with respect to either BCS or BBC that would preclude accounting for the Merger as a pooling-of-interests. In making their determinations that the Merger will qualify for such treatment, PwC and Deloitte & Touche LLP shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of Dissenting Shares.


                                  ARTICLE 10.

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BCS
                 ----------------------------------------------

     All of the obligations of BCS to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by BCS:

     10.1.  Legal Opinion.  BCS shall have received the opinion of Linda M.
            -------------
Iannone, General Counsel of GBB, dated as of the Closing Date, and in form and substance satisfactory to the counsel of BCS and BBC, to the effect that: (i) GBB is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby; (ii) all corporate proceedings on the part of GBB necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; (iv) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of GBB and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of GBB; and
(v) the shares of GBB Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

     10.2.  Representations and Warranties; Performance of Covenants.  All the
            --------------------------------------------------------
covenants, terms and conditions of this Agreement to be complied with and performed by GBB on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of GBB contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this

Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the GBB Lists in accordance with Section 7.2.3.

     10.3.  Authorization of Merger.  All actions necessary to authorize the
            -----------------------
execution, delivery and performance of this Agreement and the Agreement of Merger by GBB and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of GBB, as required by applicable law, and GBB shall have full power and right to merge pursuant to the Agreement of Merger.

     10.4.  Absence of Certain Changes.  Between the date of this Agreement
            --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis, whether or not such event, change or effect is reflected in the GBB Lists as amended or supplemented after the date of this Agreement.

     10.5 Third Party Consents.  GBB shall have obtained all consents of other
          --------------------
parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

     10.6 Officers' Certificate.  There shall have been delivered to BCS on
          ---------------------
the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of GBB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3, 10.4 and 10.5.

     10.7 Fairness Opinion.  BCS shall have received a letter from First
          ----------------
Security Van Kasper dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of BCS, to the effect that the consideration to be received in the Merger is fair from a financial point of view to the shareholders of BCS.

                                  ARTICLE 11.

                            CONDITIONS PRECEDENT TO
                            -----------------------
                               OBLIGATIONS OF GBB
                               ------------------

     All of the obligations of GBB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by GBB:

     11.1.  Legal Opinion.  GBB shall have received the opinion of Lillick &
            -------------
Charles LLP, attorneys for BCS, and in form and substance satisfactory to the counsel of GBB, to the effect that: (i) BCS is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby; (ii) all corporate proceedings on the part of BCS necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; and
(iii) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of BCS, and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of BCS.

     11.2.  Representations and Warranties; Performance of Covenants.  All the
            --------------------------------------------------------
covenants, terms and conditions of this Agreement to be complied with and performed by BCS at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of BCS contained in Article 4 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the BCS Lists in accordance with Section 6.2.10.

     11.3.  Authorization of Merger.  All actions necessary to authorize the
            -----------------------
execution, delivery and performance of this Agreement and the Agreement of Merger by BCS and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of BCS, and BCS shall have full power and right to merge pursuant to the Agreement of Merger.

     11.4.  Third Party Consents.  BCS shall have obtained all consents of
            --------------------
other parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

     11.5.  Absence of Certain Changes.  Between the date of this Agreement
            --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis whether or not such event, change or effect is reflected in the BCS Lists as amended or supplemented after the date of this Agreement.

     11.6.  Officers' Certificate.  There shall have been delivered to GBB on
            ---------------------
the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of BCS certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3, 11.4 and 11.5.

     11.7.  Fairness Opinion.  GBB shall have received a letter from Hovde
            ----------------
Financial Inc. dated as of a date within five Business Days of the mailing of the Proxy Statement and

Prospectus to the shareholders of BCS, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of GBB.

     11.8.  Shareholder's Agreements. Concurrently with the execution of this
            ------------------------
Agreement, each director of BCS and BBC shall have executed and delivered to GBB agreements substantially in the form of Exhibit D hereto.
                                        ---------

     11.9.  Agreements Not to Compete.  Concurrently with the execution of
            -------------------------
this Agreement, the directors of BCS and BBC shall have executed and delivered to GBB agreements substantially in the form of Exhibit C hereto.
                                               ---------

     11.10.  Affiliates Agreements.  Concurrently with the execution of this
             ---------------------
Agreement, GBB shall have received from each person named in the letter or otherwise referred to in Section 6.10 an executed copy of an agreement substantially in the form on Exhibit B hereto.
                             ---------

     11.11.  Employee Benefit Plans. GBB shall have received satisfactory
             ----------------------
evidence that all of BCS's employee benefit plans, programs and arrangements, including, without limitation, the BCS 401(k) Plan, have been treated as provided in Article 12 of this Agreement.

     11.12.  Dissenting Shares.  BCS Perfected Dissenting Shares shall
             -----------------
constitute less than 9% of the outstanding shares of BCS Stock.

     11.13.  Remediation.  All remediation of environmental contamination or
             -----------
conditions on any BCS Property shall have been completed to the satisfaction of GBB.

     11.14.  BCS Fully Diluted Book Value Per Share.  At least five Business
             --------------------------------------
Days prior to the Effective Time of the Merger, BCS shall provide GBB with BCS's consolidated financial statements as of the close of business on the last day of the month prior to the Effective Time of the Merger. Such financial statements shall have been prepared in all material respects in accordance with generally accepted accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. At the close of business on the last day of the month preceding the Effective Time of the Merger, after giving effect to any dividends paid pursuant to Section 6.1.2 hereof, the BCS Fully Diluted Book Value Per Share, as determined in accordance with such financial statements, shall be not less than $8.74.

     11.15.  Termination of BCS Stock Option Plans.  GBB shall have received
             -------------------------------------
satisfactory evidence that the BCS Stock Option Plans have been terminated prior to the Effective Time of the Merger.

                                  ARTICLE 12.

                               EMPLOYEE BENEFITS
                               -----------------

     12.1 Employee Benefits.  GBB intends to merge the BCS 401(k) Plan with
          -----------------
and into the GBB 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. In no event shall the BCS 401(k) Plan be merged with and into the GBB 401(k) Plan, however, unless GBB determines, in its sole discretion, that: (i) the BCS 401(k) Plan is a qualified plan under Section 401(a) of the Code, both as to the form of the BCS 401(k) Plan and as to its operation; and (ii) there are no facts in existence that would be reasonably likely to adversely affect the qualified status of the BCS 401(k) Plan. This analysis shall be made prior to the Effective Time of the Merger and, if the above determinations are made, the BCS 401(k) Plan shall be merged with and into the GBB 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. If GBB determines in its sole discretion not to merge the BCS 401(k) Plan into the GBB 401(k) Plan, BCS agrees to use its best efforts to have the BCS 401(k) Plan qualified prior to the Effective Time of the Merger.

     As soon as practicable after the Effective Time of the Merger, all other Employee Plans will be discontinued or merged into GBB plans, in the discretion of GBB, and employees of BCS and BBC shall become eligible for the employee benefit plans of GBB on the same terms as such plans and benefits are generally offered from time to time to employees of GBB and its subsidiaries in comparable positions with GBB or its subsidiaries. For purposes of determining such employment eligibility and vesting under the employee benefit plans of GBB, GBB shall recognize such employees' years of service with BCS or BBC beginning on the date such employees commenced employment with BCS or BBC through the Effective Time of the Merger.

                                  ARTICLE 13.

                                  TERMINATION
                                  -----------

     13.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time of the Merger upon the occurrence of any of the following:

          13.1.1.  By mutual agreement of the parties, in writing;

          13.1.2. By BCS (unless BCS's Board of Directors shall have withdrawn or modified in a manner adverse to GBB in any respect its recommendation of the Merger to the holders of BCS Stock) or GBB immediately upon the failure of the shareholders of BCS to give the requisite approval of this Agreement;

          13.1.3. By BCS immediately upon expiration of 20 days from delivery of written notice by BCS to GBB of GBB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by BCS from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by BCS or cured by GBB prior to expiration of such 20 day period);

          13.1.4. By GBB immediately upon expiration of 20 days from delivery of written notice by GBB to BCS of BCS's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by GBB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by GBB or cured by BCS prior to expiration of such 20 day period);

          13.1.5. By BCS or GBB upon the expiration of 30 days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said 30 day period after such denial or refusal, all parties hereto agree to resubmit the application or appeal the decision to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

          13.1.6. By BCS or GBB if any conditions set forth in Article 9 shall not have been met by December 31, 1999; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1.6 if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

          13.1.7. By BCS if any of the conditions set forth in Article 10 shall not have been met, or by GBB if any of the conditions set forth in Article 11 shall not have been met, by December 31, 1999, or such earlier time as it becomes apparent that such condition shall not be met, provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1.7 if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

          13.1.8. By GBB if BCS shall have failed to act or refrained from doing any act pursuant to Section 6.1.14;

          13.1.9.  By GBB under the circumstances set forth in Section 8.3;

          13.1.10. By BCS if GBB shall have taken any act or refrained from taking any act pursuant to Section 7.1.4; or

          13.1.11. By BCS if the Average Closing Price is less than $25.50, subject to GBB's right to elect to exercise the Top Up Option as provided in
Section 2.2.1(c).

     13.2.  Effect of Termination.  In the event of termination of this
            ---------------------
Agreement by either BCS or GBB as provided in Section 13.1, neither BCS nor GBB shall have any further obligation or liability to the other party except (a) with respect to the last sentences of each of Section 6.3.1, Section 7.3 and
Section 8.3, (b) with respect to Sections 14.1 and 14.2, and (c) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

   13.3.  Force Majeure.  BCS and GBB agree that, notwithstanding anything
          -------------
to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.


                                  ARTICLE 14.

                                 MISCELLANEOUS
                                 -------------

   14.1.  Expenses.
          --------

          14.1.1. GBB hereby agrees that if this Agreement is terminated by BCS pursuant to Section 13.1.3, GBB shall promptly and in any event within 10 days after such termination pay BCS all Expenses (as defined in Section 14.1.4 below) of BCS, but not to exceed $150,000.

          14.1.2. BCS hereby agrees that if the Agreement is terminated by GBB or BCS pursuant to Section 13.1.2 with respect to the failure of BCS shareholders to approve the Agreement and the transactions contemplated hereby, or by GBB pursuant to Section 13.1.4 or Section 13.1.8, BCS shall promptly and in any event within 10 days after such termination pay GBB all Expenses of GBB, but not to exceed $250,000.

          14.1.3. Except as otherwise provided herein, all Expenses incurred by GBB and BCS in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, GBB and BCS shall share equally the cost of printing the Proxy Statement and Prospectus.

          14.1.4 "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

   14.2.  Transaction Fees.
          ----------------

          14.2.1 As an inducement to GBB to enter into this Agreement, in the event this Agreement is terminated by GBB because of a failure by BCS to comply with its obligations under Section 6.1.14, or if BCS or BBC otherwise consummates a Competing Transaction prior to termination of this Agreement or during the 12-month period following termination of this Agreement, in addition to the Expenses payable to GBB under Section 14.1.2, BCS shall wire to GBB within three Business Days of demand, or shall cause the third party to such a Competing

Transaction to wire to GBB within three Business Days of demand, the sum of $1,750,000, which sum the parties acknowledge as representing (i) GBB's direct costs and expenses (including, but not limited to, fees and expenses of financial or other consultants, printing costs, accountants, and counsel) incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including GBB's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement;
(ii) GBB's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement; and (iii) GBB's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by BCS pursuant to Section 14.1.2 hereof shall be credited against any amount due under this Section.

          14.2.2. As an inducement to BCS to enter into this Agreement, in the event this Agreement is terminated by BCS because of a failure by GBB to comply with its obligations under Section 7.1.4, or if GBB consummates a GBB Acquisition Transaction within 12 months following the termination by GBB of this Agreement other than pursuant to Section 13.1, in addition to the Expenses payable to BCS under Section 14.1.1, GBB shall wire to BCS within three Business Days of demand, or shall cause the third party to a GBB Acquisition Transaction as described in Section 7.1.4, to wire to BCS within three Business Days of demand, the sum of $1,500,000, which sum the parties acknowledge as representing
(i) BCS's direct costs and expenses (including, but not limited to, fees and expenses of financial or other consultants, printing costs, accountants, and counsel) incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including BCS's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement;
(ii) BCS's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement; and (iii) BCS's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by GBB pursuant to Section 14.1.1 hereof shall be credited against any amount due under this Section.

     14.3 Notices.  Any notice, request, instruction or other document to be
          -------
given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

          To GBB:        Greater Bay Bancorp
                         2860 West Bayshore Road
                         Palo Alto, California  94303
                         Attention: Steven C. Smith
                         Facsimile Number:  (415) 494-9220

          With a copy to:  Greater Bay Bancorp
                         400 Emerson Street, 3rd Floor
                         Palo Alto, California 94301
                         Attention: Linda M. Iannone, Esq.
                         Facsimile Number: (650) 473-9419

          To BCS:        Bay Commercial Services
                         1495 East 14th Street
                         San Leandro, California 94577
                         Attention:  Richard M. Kahler
                         Facsimile Number:  (510) 357-1677

          With a copy to:  Lillick & Charles LLP
                         Two Embarcadero Center, Suite 2700
                         San Francisco, California  94111
                         Attention:  Steven  M. Plevin, Esq.
                         Facsimile Number:  (415) 984-8300

     Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, postage prepaid; or (iii) on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

     14.4.  Successors and Assigns.  All terms and conditions of this
            ----------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

     14.5.  Counterparts.  This Agreement and any exhibit hereto may be
            ------------
executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

     14.6.  Effect of Representations and Warranties.  The representations and
            ----------------------------------------
warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

     14.7.  Third Parties.  Each party hereto intends that this Agreement
            -------------
shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to GBB and BCS as the context may require.

     14.8.  Lists; Exhibits; Integration.  Each List, exhibit and letter
            ----------------------------
delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     14.9.  Knowledge.    Whenever any statement herein or in any list,
            ---------
certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

     14.10  Governing Law.  This Agreement is made and entered into in the
            -------------
State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

     14.11.  Captions.  The captions contained in this Agreement are for
             --------
convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

     14.12.  Severability.  If any portion of this Agreement shall be deemed
             ------------
by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

     14.13.  Waiver and Modification; Amendment.  No waiver of any term,
             ----------------------------------
provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of GBB and BCS without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

     14.14  Attorneys' Fees.  If any legal action or any arbitration upon
            ---------------
mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.


ATTEST:                       GREATER BAY BANCORP



/s/ Linda M. Iannone          By:  /s/ David L. Kalkbrenner
--------------------               ------------------------
Secretary                              David L. Kalkbrenner
                                       President and Chief Executive Officer


ATTEST:                       BAY COMMERCIAL SERVICES



/s/ Randall D. Greenfield     By: /s/ Richard M. Kahler
-------------------------         ---------------------
Secretary                             Richard M. Kahler
                                      President and Chief Executive Officer

                                                                         ANNEX B





                 Fairness Opinion of First Security Van Kasper
                           Dated August 3, 1999

August 3, 1999

Members of the Board of Directors
Bay Commercial Services
1495 East 14th Street
San Leandro, CA 94577

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Bay Commercial Services ("Bay Commercial") of the Conversion Ratio as defined in Section 2.2.1 of the Agreement and Plan of Reorganization dated as of April 30, 1999 (the "Agreement"), in the proposed merger (the "Merger") of Greater Bay Bancorp ("Greater Bay") and Bay Commercial. On the Effective Date (as such term is defined in the Agreement), each share of Bay Commercial Common Stock will be converted into the right to receive 0.7134 shares of Greater Bay Common Stock subject to adjustment as defined in the Agreement.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available financial and other data with respect to Greater Bay and Bay Commercial, including consolidated financial statements for recent years and interim periods to December 31, 1998; (iii) certain other publicly available financial and other information concerning Greater Bay and Bay Commercial and the trading markets for the publicly traded securities of Greater Bay and Bay Commercial; (iv) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believed relevant to our inquiry; and (v) evaluations and analyses prepared and presented to the Board of Directors of Bay Commercial or a committee thereof in connection with the Merger. We have held discussions with senior management of Greater Bay and Bay Commercial concerning the companies' past and current operations, financial condition and prospects.

We have reviewed with the senior management of Bay Commercial earnings projections for Bay Commercial as a stand-alone entity, assuming the Merger does not occur. We have also reviewed earnings projections for Greater Bay as a stand-alone entity, assuming the Merger does not occur as well as securities industry consensus estimates of projected earnings per share from published sources for Greater Bay as a stand-alone entity. Certain financial projections for the combined companies and for Bay Commercial and Greater Bay as stand-alone entities were derived by us based partially upon the projections and information described above, as well as our own assessment of general economic, market and financial conditions.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied on advice of counsel and independent accountants as to all legal and financial reporting matters with respect to Greater Bay, Bay Commercial, the Merger and the Agreement. We have relied upon the

Bay Commercial Services
August 3, 1999
Page 2



managements of Bay Commercial and Greater Bay as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings reflect the best currently available estimates and judgments of the applicable managements. We have also assumed, without assuming any responsibility for the independent verification of same, that the aggregate allowances for loan losses for Bay Commercial and Greater Bay are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of Bay Commercial or Greater Bay, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling of interests) described in the Merger Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the Common Stock of Bay Commercial of the Conversion Ratio in the Merger and does not address Bay Commercial's underlying business decision to proceed with the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Bay Commercial and Greater Bay, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Bay Commercial and for Greater Bay; (ii) the assets and liabilities of Bay Commercial and Greater Bay, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

It is understood that this letter is for the information of the Board of Directors of Bay Commercial. This letter does not constitute a recommendation to the Board of Directors or to any shareholder of Bay Commercial with respect to any approval of the Merger.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Conversion Ratio in the Merger is fair, from a financial point of view, to the holders of the Common Stock of Bay Commercial.

Very truly yours,



/s/ First Security Van Kasper
First Security Van Kasper

                                                                         ANNEX C
         Selected Provisions of the California General Corporation Law

                          Regarding Dissenters' Rights

   CALIFORNIA CORPORATIONS CODE, SECTIONS 1300--1304

Section 1300. Right to Require Purchase--"Dissenting Shares" and "Dissenting Shareholder" Defined.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

      (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

      (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

      (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

      (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301. Demand for Purchase.

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302. Endorsement of Shares.

   Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. Agreed Price--Time for Payment.

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304. Dissenter's Action to Enforce Payment.

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                                                                         ANNEX D



                     Bay Commercial Services Annual Report
                  on Form 10-KSB, as amended by Form 10-KSB/A


                     For the Year Ended December 31, 1998

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  FORM 10-KSB

(Mark One)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the Fiscal Year Ended December 31, 1998

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
     For the transition period from ___________________ to _________________

                        Commission File Number: 0-12231

                            BAY COMMERCIAL SERVICES
                            -----------------------
                 (Name of small business issuer in its charter)

     California                                              77-2760444
-------------------------------                          --------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                           Identification No.)

1495 East 14th Street, San Leandro, California                  94577
----------------------------------------------                ---------
(Address of principal executive offices)                      (Zip code)
                                                               --------
Issuer's telephone number (510) 357-2265
                          --------------
Securities registered under Section 12(b) of the Exchange Act: NONE
                                                               ----
Securities registered under Section 12(g) of the Exchange Act:
                           Common Stock, No Par Value
                           --------------------------
                                (Title of Class)

Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
YES [X] NO [ ]

Check if no disclosure of delinquent filers in response to Item 405 of Regulation S-B is contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

State issuer's revenues for its most recent fiscal year: $ 11,141,000
                                                         ------------

State the aggregate market value of the voting and nonvoting common equity held by nonaffiliates computed by reference to the price at which the common equity was sold, or the average bid and asked prices of such common equity, as of March 10, 1999: $ 12,851,181
                   ------------

State the number of shares of Common Stock outstanding as of March 10, 1999:
1,194,435
---------

Documents Incorporated by Reference:              Part of Form 10-KSB
-----------------------------------               -------------------
1998 Annual Report to Shareholders for            Part II, Items 5, 6 and 7
fiscal year ended December 31, 1998

Proxy Statement for 1999 Annual Meeting of        Part III, Items 9, 10, 11
Shareholders to be filed pursuant to              and 12
Regulation 14A.

Transitional Small Business Disclosure Format (Check one): Yes [ ] No [X]

                               TABLE OF CONTENTS

ITEM 1 -    DESCRIPTION OF BUSINESS ....................................     1

ITEM 2 -    DESCRIPTION OF PROPERTY .....................................   29

ITEM 3 -    LEGAL PROCEEDINGS ...........................................   30

ITEM 4 -    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS .........   30

ITEM 5 -    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ....   30

ITEM 6 -    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION ...   30

ITEM 7 -    FINANCIAL STATEMENTS ........................................   30

ITEM 8 -    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
            ACCOUNTING AND FINANCIAL DISCLOSURE .........................   30

ITEM 9 -    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

ITEM 10 -   EXECUTIVE COMPENSATION ......................................   31

ITEM 11 -   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
            MANAGEMENT...................................................   31

ITEM 12 -   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ..............   31

ITEM 13 -   EXHIBITS AND REPORTS ON FORM 8-K ............................   32

                                    PART I


ITEM 1                       DESCRIPTION OF BUSINESS

General

     Bay Commercial Services (the "Company") is a California corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company was incorporated on June 7, 1981. Bay Bank of Commerce (the "Bank"), was incorporated as a California banking corporation on August 11, 1980 and became a wholly-owned subsidiary of the Company through a reorganization in 1983.

     Certain matters discussed or incorporated by reference in this Annual Report on Form 10-KSB including, but not limited to, those described in "ITEM 6-MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others, (1) significant increases in competitive pressure in the banking industry; (2) changes in the interest rate environment reduce margins; (3) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (4) changes in the regulatory environment; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the effect of the Year 2000 phenomenon on the Company and the Bank and their providers, vendors and customers. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company and the Bank.

     At present, the Company's principal business is conducted through the Bank. At December 31, 1998, the Company had total consolidated assets of $144,202,000. The Bank accounted for $144,086,000, or virtually all, of the total assets of the Company. The Company's primary source of income, other than its equity in the undistributed earnings of the Bank, is the receipt of dividends and rent from the Bank. The Bank is a full service commercial bank serving the cities of San Leandro and Hayward, in Alameda County, and the city of San Ramon, in Contra Costa County, and the surrounding areas in California. The Company itself does not engage in any business activities other than the ownership of the Bank, nor does it own any other subsidiaries. The Company regularly reviews options to expand the operations of the Bank and may seek opportunities for acquiring or forming other banks and non-banking subsidiaries.

     The Company is regulated by the Federal Reserve Board (the "FRB") and, pursuant to that authority, is examined periodically by the Federal Reserve Bank of San Francisco.

BAY BANK OF COMMERCE - GENERAL BANKING SERVICES

     At December 31, 1998, the Bank had total assets of $144,086,000, total loans of $93,129,000 (including loans held for sale) and total deposits of $123,678,000. The Bank provides a wide range of commercial banking services to individuals, professionals, and small and medium-sized businesses through its principal office in San Leandro, California and its branch offices in Hayward and San Ramon, California. In order to attract these types of customers, the Bank offers personalized services and banking convenience. The services provided include checking, interest checking, savings and interest-bearing demand, money market and other time deposit accounts; commercial, real estate and consumer loans; travelers' checks; safe deposit boxes, collection services, night depository facilities and wire and telephone transfers. The Bank is a member of the Federal Deposit Insurance Corporation (the "FDIC") and the deposits of each depositor are insured up to $100,000. The Bank is not a member of the Federal Reserve System. Professional firms and individuals and businesses form the core of the Bank's customer and deposit base.

     The Bank is a PLP lender under the Small Business Administration ("SBA") and has offered SBA loans since 1985. Total SBA loan fundings in 1998 were $1,157,000.

EXISTING LOCATIONS

     The Bank's headquarters are located at 1495 East 14th Street, San Leandro, California and the Bank operates two branch offices located at 1030 La Playa Drive, Hayward, California and at 2821 Crow Canyon Road, San Ramon, California. The Bank also has an extension office located at 1500 Washington Avenue, San Leandro, California, which houses its SBA and construction loan divisions. The Bank currently has no branch applications pending or any plans to open additional branch offices.

DEPOSITS

     Most of the Bank's deposits are obtained from individuals, professionals and small and medium-sized businesses. As of December 31, 1998, the Bank had a total of 4,522 accounts representing 1,924 noninterest-bearing demand deposit (checking) accounts with an average balance of approximately $18,000 each; 1,697 savings, interest-bearing demand, and money market accounts with an average balance of approximately $22,000 each; and 901 time accounts with an average balance of approximately $58,000 each.

LENDING ACTIVITIES

     The Bank concentrates its lending activities in the areas of commercial real estate mortgage loans, commercial loans to businesses and individuals and real estate construction loans. At December 31, 1998, commercial real estate mortgage loans accounted for 47%, commercial loans accounted for 26%, real estate construction loans accounted for 17%, real estate equity loans accounted for 6%, consumer installment and other loans accounted for 3% and SBA loans held for sale accounted for 1% of the Bank's loan portfolio. See "Selected Statistical Information -- Loan Portfolio" herein for information concerning the composition of the Bank's loan portfolio, maturities and sensitivity to changes in interest rates in the loan portfolio and non-performing assets. The interest rates charged by the Bank vary with the degree of risk and the size and maturity of the loans involved and are generally affected by competition, governmental regulation and current market interest rates.

     Except as described in the discussion which accompanies TABLE F, SUMMARY OF NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS, the Bank's loan portfolio is not concentrated in any one category and includes loans to individuals, partnerships and corporations for diverse purposes.

     At December 31, 1998, the Bank had total loans outstanding of $93,129,000, net of deferred loan fees. Inherent in the lending function is the fact that loan losses will be experienced and that the risk of loss will vary with the type of loan being made and the creditworthiness of the borrower over the term of the loan. To reflect currently perceived risks of loss associated with its loan portfolio, adjustments are made to the Bank's allowance for loan losses. At December 31, 1998, the Bank's allowance for loan losses was $980,000 or 1.1% of total loans. See "Selected Statistical Information -- Summary of Loan Loss Experience" herein for a discussion of management's policy for establishing and maintaining the allowance for loan losses.

CORRESPONDENT BANKS

     The Bank has correspondent relationships with Union Bank of California and Bank of America, N.T.& S.A, Chase Manhattan Bank, Pacific Coast Bankers Bank, and the Federal Home Loan Bank of San Francisco. These relationships are a result of the Bank's efforts to obtain a wide range of services for the Bank and its customers, including arranging loan participations, investment services, sale and purchase of federal funds (overnight interbank loans), collateralized borrowing lines, and obtaining lines for letters of credit. As a net seller of funds, the Bank also maintains such correspondent relationships to minimize the risk of undue concentration of its resources with a few institutions. The Bank does not currently serve, nor does it have plans to serve, as a correspondent to other banks.

EMPLOYEES

     At December 31, 1998, the Company employed forty-five (45) full-time employees and fifteen (15) part-time employees.

SELECTED STATISTICAL INFORMATION

     The following tables present certain consolidated statistical information concerning the business of the Company and the Bank. This information should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's 1998 Annual Report to Shareholders (the "Annual Report"), which have been incorporated herein by reference.

       DISTRIBUTION OF ASSETS, LIABILITIES AND
       STOCKHOLDERS' EQUITY; INTEREST RATES AND
       INTEREST DIFFERENTIAL

     TABLE A sets forth the Company's consolidated average balance sheets for the years ended December 31, 1998 and 1997 and an analysis of interest rates and the interest rate differential.

     TABLE B sets forth the changes in interest income and interest expense in 1998 and 1997 resulting from changes in volume and changes in rates.

     SECURITIES PORTFOLIO

     TABLE C sets forth the carrying value of securities available for sale (fair value) and of securities held to maturity (amortized cost) at December 31, 1998 and 1997 and the maturities and weighted average yield of securities based on amortized cost at December 31, 1998.

     LOAN PORTFOLIO

     TABLE D sets forth the composition of the loan portfolio at December 31, 1998 and 1997.

     TABLE E sets forth maturities and sensitivity to changes in interest rates in the loan portfolio, excluding real estate mortgage loans, installment loans and lease financing, at December 31, 1998.

     TABLE F shows the composition of nonaccrual, past due and restructured loans at December 31, 1998 and 1997. Accompanying TABLE F is a discussion of the Company's policy for placing loans on nonaccrual status.

     SUMMARY OF LOAN LOSS EXPERIENCE

     TABLE G sets forth an analysis of loan loss experience as of and for the years ended December 31, 1998 and 1997.

     Accompanying TABLE G is a description of the factors which influenced management's judgment in determining the amount of the additions to the allowance charged to operating expense in each fiscal year, a table showing the allocation of the allowance for loans losses, as well as a discussion of management's policy for establishing and maintaining the allowance for loan losses.

     DEPOSITS

     TABLE H sets forth the average amount of and the average rate paid on major deposit categories for the years ended December 31, 1998 and 1997.

     TABLE I sets forth the maturity of time certificates of deposit of $100,000 or more and other time deposits of $100,000 or more at December 31, 1998.


     RETURN ON EQUITY AND ASSETS

     TABLE J sets forth certain financial ratios for the years ended December 31, 1998 and 1997.

                                    TABLE A

         DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY;
                   INTEREST RATES AND INTEREST DIFFERENTIAL
         -------------------------------------------------------------

     The following table sets forth the Company's consolidated average assets, liabilities and shareholders' equity; interest income earned and interest expense paid; and the average yields earned or rates paid thereon for the years ended December 31, 1998 and 1997. The average balances are averages of daily balances.

                                                         1998                                 1997
                                              ---------------------------      ---------------------------
                                                        Interest  Average                Interest  Average
                                               Average  Income/   Yield/        Average  Income/   Yield/
(Dollars in thousands)                        Balances  Expense    Rate        Balances  Expense     Rate
                                              --------  -------    -----       --------  -------     -----
ASSETS

Securities (amortized cost):


   Taxable                                     $23,750   $1,392     5.86%       $ 18,396   $1,131     6.15%

   Tax-exempt(l)                                 5,395      403     7.47           3,874      297     7.67
                                               -------    -----    -----        --------   ------    -----

          Total securities                      29,145    1,795     6.16          22,270    1,428     6.41

Federal funds sold and securities
  purchased under repurchase agreements          6,438      355     5.51           5,338      288     5.40

Loans(2)(3)                                     81,091    8,177    10.08          69,824    7,137    10.22
                                               -------    -----    -----        --------   ------    -----

          Total interest-earning assets(l)     116,674   10,327     8.85          97,432    8,853     9.09

Less allowance for loan losses                    (938)                             (977)

Nonaccrual loans                                   263                               393

Cash and due from banks                          7,712                             6,963

Premises and equipment                           2,022                             2,205

Other assets                                       977                             1,072
                                              --------                          --------

TOTAL ASSETS                                  $126,710                          $107,088
                                              ========                          ========

Average earning loans/average
  earning assets                                  69.5%                             71.7%
                                                  =====                             =====

      DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY;
                    INTEREST RATES AND INTEREST DIFFERENTIAL
      -------------------------------------------------------------

                                                         1998                                 1997
                                              ---------------------------       ---------------------------
                                                        Interest  Average                 Interest  Average
                                               Average  Income/   Yield/         Average  Income/   Yield/
(Dollars in thousands)                        Balances  Expense     Rate        Balances  Expense     Rate
                                              --------  -------     ----        --------  -------     ----
Deposits:

   Savings and interest-bearing demand        $ 34,876   $1,045     3.00%       $ 25,893   $  708     2.73%

   Time                                         30,027    1,495     4.98          30,626    1,588     5.19

   Certificates of deposit, $100
        and over                                16,185      866     5.35           9,974      564     5.65

   Other borrowed funds                          1,478       73     4.94           1,894       96     5.07
                                              --------   ------     ----        --------   ------     ----
        Total interest-bearing liabilities      82,566    3,479     4.21          68,387    2,956     4.32

   Demand deposits                              32,374                            27,744

Other liabilities                                1,000                             1,006

Shareholders' equity                            10,770                             9,951
                                              --------                          --------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                          $126,710                          $107,088
                                              ========                          ========

Interest income and average yield
    on earning assets(1)                                 10,327     8.85                    8,853     9.09

Interest expense and average interest
    cost related to earning assets                        3,479     2.98                    2,956     3.03
                                                          ------    ----                   ------     ----

Net interest income and margin(1) (4)                     $6,848    5.87%                  $5,897     6.06%
                                                          ======    ====                   ======     ====

(1) Interest on tax-exempt securities, total interest income and net interest income include the effect of taxable equivalent adjustments using the expected federal corporate income tax rate of 34% in 1998 and 1997 in adjusting interest on tax-exempt investment securities to a fully taxable basis. The amount of the taxable equivalent adjustment was $127,000 and $94,000 in 1998 and 1997, respectively.

(2) Loan interest income includes amortization of loan fees of $478,000 in 1998 and $334,000 in 1997.

(3) Average loans do not include nonaccrual loans.

(4) Net interest margin is computed by dividing net interest income by total average interest-earning assets.

                                    TABLE B

                            RATE AND VOLUME ANALYSIS
                            ------------------------

     The following table sets forth, for the periods indicated, a summary of the changes in interest earned and interest paid resulting from changes in asset and liability volumes and changes in rates. The change in interest due to both rate and volume has been allocated to changes due to volume and rate in proportion to the relationship of absolute dollar amounts of change in each.

                                                           Period Ended December 31,
                                             ---------------------------------------------------------
                                               1998 Compared to 1997            1997 Compared to 1996
                                              Increase (decrease) in:          Increase (decrease) in:
(in thousands)                               --------------------------        -----------------------
                                             Volume      Rate     Total         Volume    Rate   Total
                                             ------     -----     -----         ------   -----   -----
Changes in interest income:
  Securities (amortized cost):C              $  316     $(55)    $  261          $193    $ (9)    $184

    Tax-exempt(l)                               114       (8)       106            52       1       53
                                             ------     -----    ------         ------   -----   -----

      Total securities                          430      (63)       367           245      (8)     237


  Federal funds sold and securities
    purchased under repurchase agreements        60        7         67            25      13       38


  Loans                                       1,138      (98)     1,040           717     (43)     674
                                             ------     -----    ------         ------   -----   -----

    Total(l)                                  1,628     (154)     1,474           987     (38)     949
                                             ------     -----    ------         ------   -----   -----

Changes in interest expense:

Total interest-bearing liabilities:

  Savings and interest-bearing demand           264       73        337            22      35       57

  Time                                          (31)     (62)       (93)          176       5      181

  Certificates of deposit, $100 and over        334      (32)       302           270       1      271

  Other borrowed funds                          (21)      (2)       (23)          (16)      6      (10)
                                             ------     -----    ------         ------   -----   -----

    Total                                       546      (23)       523           452      47      499
                                             ------     -----    ------         ------   -----   -----

Changes in net interest income(l)            $1,082    $(131)    $  951          $535    $(85)    $450
                                             ======    ======    ======         ======   =====    ====

------------------
(1) Taxable equivalent basis.  See Note 1 to TABLE A.

                                    TABLE C

                             SECURITIES PORTFOLIO
                             --------------------

     The following tables set forth the carrying value of debt securities available for sale (fair value) and of debt securities held to maturity (amortized cost) at December 31, 1998 and 1997 and the maturities and weighted average yield of debt securities based on amortized cost at December 31, 1998.

                                                          Estimated
                                                         Fair Value
(in thousands)                                         At December 31,
                                                      ------------------
SECURITIES AVAILABLE FOR SALE                          1998       1997
-----------------------------                        -------    -------
U. S. Treasury and agency securities                 $ 1,994    $ 4,002

Corporate securities                                  19,644     14,401

Mortgage-backed securities                            10,395      6,248
                                                     -------    -------

                                                     $32,033    $24,651
                                                     =======    =======

                                                        Amortized cost
(in thousands)                                          At December 31,
                                                      ------------------
SECURITIES HELD TO MATURITY                            1998       1997
---------------------------                           ------     ------
U. S. Treasury and agency securities                  $  ---     $3,197

Obligations of states and political subdivisions       6,123      4,661

Mortgage-backed securities                             1,386         71
                                                      ------     ------

                                                      $7,509     $7,929
                                                      ======     ======

                                    TABLE C

                       --------------------------------

                                                                          Maturing
                               ----------------------------------------------------------------------------
                                                       After One           After Five
                                  In One Year           Through             Through              After
(Dollars in thousands)              Or Less            Five Years          Ten Years           Ten Years             Total
                               ----------------     ---------------     ---------------     ---------------     ----------------
                                 Cost     Yield      Cost     Yield      Cost     Yield      Cost     Yield      Cost      Yield
                               -------    -----     ------    -----     ------    -----     ------    -----     -------    -----
AVAILABLE FOR SALE:
U.S. Treasury and agency
  securities                       ---     ---      $2,000    5.21%        ---     ---         ---     ---      $ 2,000    5.21%

Corporate securities           $19,651    5.51%        ---     ---         ---     ---         ---     ---       19,651    5.51


Mortgage-backed securities          64    6.24       5,680    5.89      $4,574    6.12%        ---     ---       10,318    5.99
                               -------    -----     ------    -----     ------    -----     ------    -----     -------    -----
Total amortized cost           $19,715    5.51%     $7,680    5.71%     $4,574    6.12%        ---     ---      $31,969    5.83%
                               =======    =====     ======    =====     ======    =====     ======    =====     =======    =====
Estimated fair value           $19,708              $7,693              $4,632                 ---     ---      $32,033
                               =======              ======              ======              ======    =====     =======


HELD TO MATURITY:
Obligations of states and
  political subdivisions (1)   $   519    8.92%     $1,307    7.24%     $2,208    7.00%     $2,089    7.07%     $ 6,123    7.19%

Mortgage-backed securities         ---      ---      1,386    5.63         ---     ---         ---     ---        1,386    5.63
                               -------    -----     ------    -----     ------    -----     ------    -----     -------    -----
Total amortized cost           $   519    8.92%     $2,693    6.41%     $2,208    7.00%     $2,089    7.07%     $ 7,509    6.89%
                               =======    =====     ======    =====     ======    =====     ======    =====     =======    =====
Estimated fair value           $   530              $2,738              $2,306              $2,174              $ 7,748
                               =======              ======              ======              ======              =======

(1) Interest on tax-exempt securities, total interest income and net interest income include the effect of taxable equivalent adjustments using the expected federal corporate income tax rate of 34% in 1998 in adjusting interest on tax-exempt securities to a fully taxable basis.

                                    TABLE C

                       --------------------------------

    At December 31, 1998, debt securities from the following issuers each totaled over ten percent (10%) of shareholders' equity of the Company:

                                               Amortized     Fair
    (in thousands):                               Cost      Value
                                               ---------    ------
    Federal Home Loan Mortgage Corporation        $7,199    $7,235
    Federal National Mortgage Association         $4,504    $4,541
    Federal Home Loan Bank                        $2,000    $1,993
    Tyson Foods                                   $1,499    $1,498
    Baxter International                          $1,498    $1,497
    Textron Inc.                                  $1,497    $1,497
    Zions Bancorp                                 $1,497    $1,496
    Praxair                                       $1,496    $1,495
    Safeway Inc.                                  $1,495    $1,494
    Rite Aid Corporation                          $1,494    $1,493
    Crown Cork and Screw                          $1,491    $1,491
    Comdisco                                      $1,490    $1,490
    MCI Worldcom                                  $1,488    $1,488
    Fedex FDX Corporation                         $1,486    $1,486

                                    TABLE D

                                LOAN PORTFOLIO
                                --------------

The composition of the loan portfolio at December 31, 1998 and 1997 is summarized in the table below.

    (in thousands):                       1998         1997
                                        -------      -------
    Commercial                          $24,250      $18,980
    Commercial held for sale                473          721
    Real estate:
        Construction                     16,049        7,436
        Mortgage                         43,815       41,181
        Equity                            5,297        2,718
        Held for sale                       466          780
    Installment                           2,299        1,895
    Other                                   979          947
                                        -------      -------
                                         93,628       74,658
    Deferred loan fees                     (499)        (529)
                                        -------      -------
                                        $93,129      $74,129
                                        =======      =======

                                    TABLE E

         LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES
         ------------------------------------------------------------

     The following table presents information concerning loan maturities and sensitivity to changes in interest rates in the loan portfolio, as well as loans that have fixed or variable interest rates at December 31, 1998.

(in thousands):
                                                 One    After One      After
Maturity Distribution of                        Year      Through       Five
Selected Loans:                              Or Less   Five Years      Years      Total
                                             -------   ----------    -------    -------
    Commercial                               $12,965      $ 6,689    $ 4,596    $24,250
    Commercial - held for sale                   ---          ---        473        473
    Real estate-construction                  13,516        2,337        196     16,049
    Real estate - mortgage                     3,459        9,317     31,039     43,815
    Real estate - held for sale                  ---          ---        466        466
    Equity                                       ---          ---      5,297      5,297
    Installment                                  102        2,135         62      2,299

    Other                                        617          362        ---        979
                                             -------      -------    -------    -------
                                             $30,659      $20,840    $42,129    $93,628
                                             =======      =======    =======    =======

Sensitivity to Changes in Interest Rates:
    Loans with fixed interest rates            1,463        6,905     13,903     22,271
    Loans with variable interest rates        65,830        5,527        ---     71,357
                                             -------      -------    -------    -------
                                             $67,293      $12,432    $13,903    $93,628
                                             =======      =======    =======    =======

                                    TABLE F

            SUMMARY OF NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS
            ------------------------------------------------------

     A summary of nonaccrual, past due and restructured loans at December 31, 1998 and 1997 is set forth below:

 (in thousands):                              1998    1997
                                              ----    ----
 Nonaccrual                                   $ 30    $440
 Accruing loans past due 90 days or more       ---     ---
 Restructured loans                            469     471
                                              ----    ----
                                              $499    $911
                                              ====    ====

     The Company's consolidated financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on the loan portfolio. Interest income from nonaccrual loans is not accrued on the books, but rather is recorded only when and if received and the principal is deemed to be collectible.

     Loans are placed on a nonaccrual basis and any accrued but unpaid interest is reversed and charged against income when the payment of interest or principal is ninety days or more past due, except when the loan is well secured and in the process of collection. Nonaccrual loans constituted approximately 0.6% of total gross loans at December 31, 1997 and less than 0.1% at December 31, 1998. Loans in the nonaccrual category are treated as nonaccrual loans even though the Bank may ultimately recover all or a portion of the interest due. The classification of a loan as a nonaccrual loan is not necessarily indicative of a potential charge-off. The Senior Loan Officer assesses the loan portfolio monthly to determine which loans are specifically identifiable problem credits in order to update the Bank's internal watch list, which tracks all such credits. The Bank's internal Loan Review Examiner grades all new commercial loans and all credits where the total liability equals or exceeds certain thresholds established by management. If either the Senior Loan Officer or the Loan Review Examiner identifies a serious deficiency, the loan is placed on the next quarterly watch list.

     Once a loan is on the watch list, the Loan Officers are required to complete a "Report of Collection Activity" and to make at least monthly status reports. While the loan is on the watch list, the Senior Loan Officer oversees and coordinates the Loan Officer's efforts to either rehabilitate the loan or effect collection in an expeditious manner.

     Restructured loans reflect situations in which, due to the inability of the borrower to comply with the original terms of the loan, the terms have been modified, usually with the accrual of interest at a reduced rate. As of December 31, 1998, the Bank had $469,000 in restructured loans.

     Interest income on nonaccrual loans that would have been recognized for the year ended December 31, 1998, if the loans had been current in accordance with their original terms totaled $2,000. The Company recognized $15,000 in interest income on nonaccrual loans which paid off or were charged off during the year ended December 31, 1998.

     There are no loans, which were current at December 31, 1998, where known information about possible credit problems of borrowers causes management of the Company to have serious doubt as to the ability of such borrowers to comply with the present loan repayment terms.

     Outstanding loans to contractors engaged in construction and land development constituted $11,497,000, or 12% of total loans, at December 31, 1998. The loans are a cross-section of types, from commercial to real estate construction and are not all secured by real estate. The borrowers as a group, however, are engaged in business activities which could be affected by changing conditions in the real estate market. There were no other categories of loans representing a concentration of 10% or more of total loans at December 31, 1998, except as set forth in TABLE D above.

                                    TABLE G

                        SUMMARY OF LOAN LOSS EXPERIENCE
                        -------------------------------

     The following table summarizes loan loss experience as of and for the years ended December 31, 1998 and 1997.

   (Dollars in thousands):                              1998      1997
                                                     -------   -------
   Allowance for loan losses:
   Balance at beginning of year:                     $ 1,000   $   971
   Charge-offs:
     Commercial                                          122         5
     Real estate - mortgage                               48       ---
     Installment                                         ---       ---
     Other                                                 2        26
                                                     -------   -------
       Total loans charged off                           172        31
                                                     -------   -------
   Recoveries:
   Commercial                                              6         6
     Real estate - mortgage                               11       ---
     Other                                                 1         2
                                                     -------   -------
       Total recoveries                                   18         8
                                                     -------   -------
   Net charge-offs                                      (154)      (23)
   Provision for loan losses                             134        52
                                                     -------   -------
   Balance at end of year                            $   980   $ 1,000
                                                     =======   =======
   Loans outstanding at December 31                  $93,129   $74,129
                                                     =======   =======
   Average loans outstanding during period           $81,354   $70,217
                                                     =======   =======
   Allowance for loan losses as a percentage
     of outstanding loan balance                         1.1%      1.3%
                                                     =======   =======
   Net charge-offs to average loans outstanding          0.2%      ---
                                                     =======   =======

     The Bank provides for possible loan losses by a charge to operating income based upon the composition of the loan portfolio, past loan loss experience, current economic conditions and other factors which, in management's judgment, deserve recognition in estimating loan losses. Management will charge off loans when it determines there has been a permanent impairment of the related carrying values. Management attributes general reserves to different types of loans using percentages which are based upon perceived risk associated with the portfolio and underlying collateral, historical loss experience, and vulnerability to changing economic conditions which may affect the collectibility of the loans. Specific reserves are allocated for impaired loans, for loans which have experienced a decline in internal loan grading, and when management believes additional loss exposure exists. Although the allowance for loan losses is allocated to various portfolio segments, it is general in nature and is available for the loan portfolio in its entirety. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for losses on loans. Such agencies may require the Company to recognize additions to the allowance based on their analysis of information available to them at the time of their examination.

     A loan is considered impaired when management determines that it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement, including interest payments. Impaired loans are those loans identified under the Bank's internal rating system as "doubtful" or "loss" or those "substandard" loans which have been placed on nonaccrual. Restructured loans are always classified as impaired. The Bank applies its normal loan review procedures when determining whether a loan is impaired. The amount of impairment is measured using discounted cash flows or the fair value of the collateral, if the loan is collateral dependent. Excluded from the impairment analysis are large groups of smaller balance homogeneous loans such as installment and residential mortgage loans. Impaired loans are carried at the estimated present value of the future cash flows, discounted at the loan's effective interest rate, or at the fair value of the collateral if less than the recorded investment in the loan (including accrued interest and net deferred loan fees or costs). Specific reserves for impaired loans are recognized by adjusting the allocation of the existing allowance for loan losses.

     Although the Bank does not specifically allocate its allowance for loan losses on the basis of type of loan, using these criteria the allocation of the allowance for loan losses would be as set forth below:

                    ALLOWANCE FOR LOAN LOSSES BY LOAN TYPE

                                        1998                          1997
                             ----------------------       ------------------------
                                         Percent of                    Percent of
                                              Loans                         Loans
                                            in Each                       in Each
                                        Category to                   Category to
(Dollars in thousands):      Amount     Total Loans        Amount     Total Loans
                             ------     -----------        ------     -----------
Commercial                     $439            26%           $431           25%

Commercial held for sale          1             1               1            1


Real Estate

  Construction                  118            17              54           10

  Mortgage                      291            47             201           55

  Held for sale                   1             1               1            1

  Equity                         77             5              14            4

Installment                      28             2              23            3

Other                            15             1              33            1

Unallocated                      10           N/A             242          N/A
                               ----          -----         ------         -----

                               $980           100%         $1,000          100%
                               ====          =====         ======         =====

                                    TABLE H

                                   DEPOSITS
                                   --------

     The following table sets forth the average amount of and the average rate paid on certain deposit categories which were in excess of 10% of average total deposits for the years ended December 31, 1998 and 1997.

(Dollars in thousands):                       1998                 1997
                                       ---------------       --------------
                                        Balance   Rate       Balance   Rate
                                       --------  -----       -------  -----
Noninterest-bearing demand deposits    $ 32,374    N/A       $27,744    N/A
Savings and interest-bearing demand      34,876   3.00%       25,893   2.73%
Time                                     46,212   5.11%       40,600   5.30%
                                       --------              -------
                                       $113,462              $94,237
                                       ========              =======

                                    TABLE I

                                 TIME DEPOSITS
                                 -------------

     The following table sets forth the maturity of time certificates of deposit of $100,000 or more and other time deposits of $100,000 or more at December 31, 1998.

                              Time Certificates             Other Time
                                  of Deposit of            Deposits of
(in thousands):                    $100 or More           $100 or More
                                   ------------           ------------
 Three months or less                   $15,026                $11,335
 Over 3 through 6 months                  3,551                =======
 Over 6 through 12 months                 2,324
 Over 12 months                             710
                                        -------
                                        $21,611
                                        =======

                                    TABLE J

                          RETURN ON EQUITY AND ASSETS
                          ---------------------------

     The following table sets forth certain financial ratios for the years ended December 31, 1998 and 1997.

(Dollars in thousands):                                 1998         1997
                                                      ------    ---------
Net income                                            $1,215       $1,062
Net income to average assets                             1.0%         1.0%
Net income to average shareholders' equity              11.3%        10.7%
Dividends declared per share to diluted net income
   per share                                             ---    0.36 to 1
Average shareholders' equity to average assets           8.5%         9.3%

COMPETITION

     In California and in the Bank's primary service area, major banks dominate the commercial banking industry. Among the advantages these banks have over the Bank are their ability to finance wide-ranging advertising campaigns and to allocate their investment assets, including loans, to regions of higher yield and demand. By virtue of their larger amounts of capital, such institutions have substantially greater lending limits than the Bank and perform certain functions, including trust services and international banking, which are not presently offered directly by the Bank but are offered indirectly by the Bank through correspondent institutions. The Bank also competes for loans and deposits with savings and loan associations, finance companies, money market funds, brokerage houses, credit unions, and other nonfinancial institutions.

     The Bank's primary service area consists principally of the cities of Oakland, San Leandro, Hayward and San Ramon and the unincorporated areas of Castro Valley and San Lorenzo which at June 30, 1998, contained ninety-eight
(98) competing banking offices, which includes the Bank and twenty-five (25) branch offices of other independent banks. At June 30, 1998, the Bank's primary service area also contained fifty-five (55) offices of savings and loan associations.

     From time to time, legislation is proposed or enacted which has the effect of increasing the cost of doing business, limiting permissible activities or affecting the competitive balance between banks and other financial institutions. It is impossible to predict the competitive impact these and other changes in legislation will have on commercial banking in general or on the business of the Bank in particular. See "SUPERVISION AND REGULATION - Recent and Proposed Legislation".

SUPERVISION AND REGULATION

THE COMPANY

     The Company, as a bank holding company, is subject to regulation under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and is registered with and subject to the supervision of the Board of Governors of the Federal Reserve System ("Federal Reserve"). It is the policy of the Federal Reserve that each bank holding company serve as a source of financial and managerial strength to its subsidiary banks. The Federal Reserve has the authority to examine the Company and the Bank.

     The BHC Act requires the Company to obtain the prior approval of the Federal Reserve before acquisition of all or substantially all of the assets of any bank or ownership or control of the voting shares of any bank if, after giving effect to such acquisition, the Company would own or control, directly or indirectly, more than 5% of the voting shares of such bank. However, amendments to the BHC Act effected by the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal"), which is discussed further below, expand the circumstances under which a bank holding company may acquire control of or all or substantially all of the assets of a bank located outside the State of California.

     The Company may not engage in any business other than managing or controlling banks or furnishing services to its subsidiaries, with the exception of certain activities which, in the opinion of the Federal Reserve, are so closely related to banking or to managing or controlling banks as to be incidental to banking. The Company is also generally prohibited from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company unless that company is engaged in such activities and unless the Federal Reserve approves the acquisition.

     The Company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, sale or lease of property or provision of services. For example, with certain exceptions, the Bank may not condition an extension of credit on a customer obtaining other services provided by it, the Company or any other subsidiary, or on a promise by the customer not to obtain other services from a competitor. In addition, federal law imposes certain restrictions on transactions between the Bank and its affiliates. As affiliates, the Bank and the Company are subject, with certain exceptions, to the provisions of federal law imposing limitations on and requiring collateral for loans by the Bank to any affiliate.

THE BANK

     As a California state-licensed bank, the Bank is subject to regulation, supervision and periodic examination by the California Department of Financial Institutions ("DFI") and the Federal Deposit Insurance Corporation ("FDIC"). The Bank is not a member of the Federal Reserve System, but is nevertheless subject to certain regulations of the Federal Reserve. The Bank's deposits are insured by the FDIC to the maximum amount permitted by law, which is currently $100,000 per depositor in most cases.

     The regulations of these state and federal bank regulatory agencies govern most aspects of the Bank's business and operations, including but not limited to, the scope of its business, its investments, its reserves against deposits, the nature and amount of any collateral for loans, the timing of availability of deposited funds, the issuance of securities, the payment of dividends, bank expansion and bank activities, including real estate development and insurance activities, and the maximum rates of interest allowed on certain deposits. The Bank is also subject to the requirements and restrictions of various consumer laws and regulations.

     The following description of certain statutory and regulatory provisions and proposals is not intended to be a complete description of these provisions or of the many laws and regulations to which the Company and the Bank are subject, and is qualified in its entirety by reference to the particular statutory or regulatory provisions discussed.

CHANGE IN CONTROL

     The BHC Act and the Change in Bank Control Act of 1978, as amended (the "Change in Control Act"), together with regulations of the Federal Reserve, require that, depending on the particular circumstances, either Federal Reserve approval must be obtained or notice must be furnished to the Federal Reserve and not disapproved prior to any person or company acquiring "control" of a bank holding company, such as the Company, subject to exemptions for certain transactions. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more but less than 25% of any class of voting securities and either the company has securities registered under Section 12 of the Exchange Act or no other person will own a greater percentage of that class of voting securities immediately after the transaction. The Financial Code also contains approval requirements for the acquisition of 10% or more of the securities of a person or entity which controls a California licensed bank.

CAPITAL ADEQUACY REQUIREMENTS

     The Company is subject to the Federal Reserve's capital guidelines for bank holding companies and the Bank is subject to the FDIC's regulations governing capital adequacy for nonmember banks. Additional capital requirements may be imposed on banks based on market risk.

     THE FEDERAL RESERVE AND FDIC

     The Federal Reserve has established risk-based and leverage capital guidelines for bank holding companies which are similar to the FDIC's capital adequacy regulations for nonmember banks. The Federal Reserve guidelines apply on a consolidated basis to bank holding companies with consolidated assets of $150 million or more.

     The Federal Reserve capital guidelines for bank holding companies and the FDIC's regulations for nonmember banks set total capital requirements and define capital in terms of "core capital elements," or Tier 1 capital(1) and "supplemental capital elements," or Tier 2 capital(2). At least fifty percent (50%) of the qualifying total capital base must consist of Tier 1 capital. The maximum amount of Tier 2 capital that may be recognized for risk-based capital purposes is limited to one-hundred percent (100%) of Tier 1 capital, net of goodwill.

     Both bank holding companies and nonmember banks are required to maintain a minimum ratio of qualifying total capital to risk-weighted assets of eight percent (8%), at least one-half of which must be in the form of Tier 1 capital. Risk-based capital ratios are calculated with reference to risk-weighted assets, including both on and off-balance sheet exposures, which are multiplied by certain risk weights assigned by the Federal Reserve and the FDIC to those assets.

     The Federal Reserve and the FDIC have established a minimum leverage ratio of three percent (3%) Tier 1 capital to total assets for bank holding companies and nonmember banks that have received the highest composite regulatory rating and are not anticipating or experiencing any significant growth. All other institutions are required

--------------------
(1) Tier 1 capital is generally defined as the sum of the core capital elements less goodwill and certain intangibles. The following items are defined as core capital elements: (i) common stockholders' equity; (ii) qualifying noncumulative perpetual preferred stock and related surplus; and (iii) minority interests in the equity accounts of consolidated subsidiaries.

(2) Supplementary capital elements include: (i) allowance for loan and lease losses (which cannot exceed 1.25% of an institution's risk-weighted assets);
(ii) perpetual preferred stock and related surplus not qualifying as core capital; (iii) hybrid capital instruments, perpetual debt and mandatory convertible debt securities; (iv) term subordinated debt and intermediate-term preferred stock and related surplus; and (v) 45% of the unrealized gain, net of taxes, on securities available for sale.

to maintain a leverage ratio of at least 100 to 200 basis points above the 3% minimum for a minimum of four percent (4%) or five percent (5%).

     Set forth below are the Company's and the Bank's risk based and leverage capital ratios as of December 31, 1998:

                                                         RISK BASED CAPITAL RATIO

                                                     Company                     Bank
                                                ------------------       ------------------
(Dollars in thousands):                          Amount      Ratio        Amount      Ratio
                                                -------      -----       -------      -----
Tier 1 capital                                  $11,277       9.0%       $10,837       8.7%
Tier 1 capital regulatory minimum requirement     4,993       4.0          4,988       4.0
                                                -------      ----        -------      ----
Capital held in excess of regulatory minimum    $ 6,284       5.0%       $ 5,849       4.7%
                                                =======      ====        =======      ====

Total capital                                   $12,257       9.8%       $11,817       9.5%
Total capital regulatory minimum requirement      9,985       8.0          9,976       8.0
                                                -------      ----        -------      ----
Capital held in excess of regulatory minimum    $ 2,272       1.8%       $ 1,841       1.5%
                                                =======      ====        =======      ====
Risk-weighted assets                                  $124,814                 $124,698
                                                      ========                 ========

                                                              LEVERAGE RATIO

                                                      Company                   Bank
                                                ------------------       -----------------
(Dollars in thousands):                          Amount      Ratio        Amount      Ratio
                                                -------      -----       -------      -----
Tier 1 capital to average total assets          $11,277       8.2%       $10,837       7.9%
Range of regulatory minimum leverage              4,144-      3.0-         4,140-      3.0-
  requirement                                     6,906       5.0%         6,901       5.0%
                                                -------      ----        -------      ----
Range of regulatory excess                        4,371-      3.2-         3,936-      2.9-
                                                $ 7,133       5.2%       $ 6,697       4.9%
                                                =======       ===        =======      ====
Average total assets for fourth quarter               $138,129                 $138,013
                                                      ========                 ========

     The risk-based capital ratio discussed above focuses principally on broad categories of credit risk, and may not take into account many other factors that can affect a bank's financial condition. These factors include overall interest rate risk exposure; liquidity, funding and market risks; the quality and level of earnings; concentrations of credit risk; certain risks arising from nontraditional activities; the quality of loans and investments; the effectiveness of loan and investment policies; and management's overall ability to monitor and control financial and operating risks, including the risk presented by concentrations of credit and nontraditional activities. The FDIC has addressed many of these areas in related rules and regulations, some of which are discussed herein. In addition to evaluating capital ratios, an overall assessment of capital adequacy must take account of each of these other factors including, in particular, the level and severity of problem and adversely classified assets. For this reason, the final supervisory judgment on a bank's capital adequacy may differ significantly from the conclusions that might be drawn solely from the absolute level of the bank's risk-based capital ratio. In light of the foregoing, the FDIC has stated that banks generally are expected to operate above the minimum risk-based capital ratio. Banks contemplating significant expansion plans, as well as those institutions with high or inordinate levels of risk, should hold capital commensurate with the level and nature of the risks to which they are exposed.

     Further, the banking agencies have adopted modifications to the risk-based capital regulations to include standards for interest rate risk exposures. Interest rate risk is the exposure of a bank's current and future earnings and equity capital arising from movements in interest rates. While interest rate risk is inherent in a bank's role as financial intermediary, it introduces volatility to bank earnings and to the economic value of the bank. The banking agencies have addressed this problem by implementing changes to the capital standards to include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the banking agencies consider in evaluating an institution's capital adequacy. Bank examiners consider a bank's historical financial performance and its earnings exposure to interest rate movements as well as qualitative factors such as the adequacy of a bank's internal interest rate risk management.

     Finally, institutions with significant trading activities must measure and hold capital for exposure to general market risk arising from fluctuations in interest rates, equity prices, foreign exchange rates and commodity prices and exposure to specific risk associated with debt and equity positions in the trading portfolio. General market risk refers to changes in the market value of on-balance-sheet assets and off-balance-sheet items resulting from broad market movements. Specific market risk refers to changes in the market value of individual positions due to factors other than broad market movements and includes such risks as the credit risk of an instrument's issuer. The additional capital requirements apply effective January 1, 1998 to institutions with trading assets and liabilities equal to 10% or more of total assets or trading activity of $1 billion or more. The federal banking agencies may apply the market risk regulations on a case by case basis to institutions not meeting the eligibility criteria if necessary for safety and soundness reasons.

     In connection with the recent regulatory attention to market risk and interest rate risk, the federal banking agencies will evaluate an institution in its periodic examination on the degree to which changes in interest rates, foreign exchange rates, commodity prices or equity prices can affect a financial institution's earnings or capital. In addition, the agencies focus in the examination on an institution's ability to monitor and manage its market risk, and will provide management with a clearer and more focused indication of supervisory concerns in this area.

     In certain circumstances, the FDIC or the Federal Reserve may determine that the capital ratios for an FDIC-insured bank or a bank holding company must be maintained at levels which are higher than the minimum levels required by the guidelines or the regulations. A bank or bank holding company which does not achieve and maintain the required capital levels may be issued a capital directive by the FDIC or the Federal Reserve to ensure the maintenance of required capital levels.

PAYMENT OF DIVIDENDS

     The shareholders of the Company are entitled to receive dividends when and as declared by its Board of Directors, out of funds legally available, subject to the dividends preference, if any, on preferred shares that may be outstanding and also subject to the restrictions of the California Corporations Code. At December 31, 1998, the Company had no outstanding shares of preferred stock.

     The principal sources of cash revenue to the Company have been dividends received from the Bank. The Bank's ability to make dividend payments to the Company is subject to state and federal regulatory restrictions.

     Dividends payable by the Bank to the Company are restricted under California law to the lesser of the Bank's retained earnings, or the Bank's net income for the latest three fiscal years, less dividends previously declared during that period, or, with the approval of the DFI, to the greater of the retained earnings of the Bank, the net income of the Bank for its last fiscal year or the net income of the Bank for its current fiscal year.

     The FDIC has broad authority to prohibit a bank from engaging in banking practices which it considers to be unsafe or unsound. It is possible, depending upon the financial condition of the bank in question and other factors, that the FDIC may assert that the payment of dividends or other payments by the bank is considered an unsafe or unsound banking practice and therefore, implement corrective action to address such a practice.

     In addition to the regulations concerning minimum uniform capital adequacy requirements discussed above, the FDIC has established guidelines regarding the maintenance of an adequate allowance for loan and lease losses. Therefore, the future payment of cash dividends by the Bank to the Company will generally depend, in addition to regulatory constraints, upon the Bank's earnings during any fiscal period, the assessment of the respective Boards of Directors of the capital requirements of such institutions and other factors, including the maintenance of an adequate allowance for loan and lease losses.

IMPACT OF FEDERAL AND CALIFORNIA TAX LAWS

     The following are the more significant federal and California income tax provisions affecting commercial banks.

     FEDERAL TAX LAWS

          CORPORATE TAX RATES

     The federal corporate tax rate is 34% for up to $10 million of taxable income, and 35% for taxable income over $10 million. The 1% differential is phased out between $15 million and approximately $18.3 million so that corporations with over approximately $18.3 million of taxable income are taxed at a flat rate of 35%.

          CORPORATE ALTERNATIVE MINIMUM TAX

     Generally, a corporation will be subject to an alternative minimum tax ("AMT") to the extent the tentative minimum tax exceeds the corporation's regular tax liability. The tentative minimum tax is equal to (a) 20% of the excess of a corporation's "alternative minimum taxable income" ("AMTI") over an exemption amount, less (b) the alternative minimum foreign tax credit. AMTI is defined as taxable income computed with special adjustments and increased by the amount of tax preference items for a tax year. An important adjustment is made for "adjusted current earnings," which generally measures the difference between corporate earnings and profits (as adjusted) and taxable income. Finally, a corporation's net operating loss computed for AMT purposes (if any) only can be utilized to offset up to 90% of AMTI, with the result that a corporation with current year taxable income will pay some tax.

          BAD DEBT DEDUCTION

     A bank with average adjusted bases of all assets exceeding $500 million (a "large bank") must compute its bad debt deduction using the specific charge-off method. Under that method, a deduction is taken at the time the debt becomes partially or wholly worthless. A bank not meeting the definition of a large bank may use either the specific charge-off method or the "experience" reserve method, under which the addition to bad debt reserve is based on the bank's actual loss experience for the current year and five preceding years. The U.S. Treasury has promulgated regulations which permit a bank to elect to establish a conclusive presumption that a debt is worthless, based on applying a single set of standards for both regulatory and tax accounting purposes.

          INTEREST INCURRED FOR TAX-EXEMPT OBLIGATIONS

     Generally, taxpayers are not allowed to deduct interest on indebtedness incurred to purchase or carry tax-exempt obligations. This rule applies to a bank, to the extent of its interest expense that is allocable to tax-exempt obligations acquired after August 7, 1986. The Taxpayer Relief Act of 1997 (the "1997 Act") made a technical change which expands the interest potentially disallowed. A special exception applies, however, to a "qualified tax-exempt obligation," which includes any tax-exempt obligation that (a) is not a private activity bond and (b) is issued after August 7, 1986 by an issuer that reasonably anticipates it will issue not more than $10 million of tax-exempt obligations (other than certain private activity bonds) during the calendar year. Interest expense on qualified tax-exempt obligations is deductible, although it is subject to a 20% disallowance under special rules applicable to financial institutions.

          NET OPERATING LOSSES

     The 1997 Act changed the tax treatment of net operating losses (an "NOL"). Effective for tax years beginning after August 5, 1997, a bank generally is permitted to carry a NOL back to the prior two tax years and forward to the succeeding twenty tax years. For tax years beginning on or before August 5, 1997, the NOL may be carried back three years and forward fifteen years.

          AMORTIZATION OF INTANGIBLE ASSETS INCLUDING BANK DEPOSIT BASE

     Certain intangible property acquired by a taxpayer must be amortized over a 15-year period. For this purpose, acquired assets required to be amortized include goodwill and the deposit base or any similar asset acquired by a financial institution (such as checking and savings accounts, escrow accounts and similar items).

          MARK-TO-MARKET RULES

     The Revenue Reconciliation Act of 1993 introduced certain "mark-to-market" tax accounting rules for "dealers in securities." Under these rules, certain "securities" held at the close of a taxable year must be marked to fair market value, and the unrealized gain or loss inherent in the security must be recognized in that year for federal income tax purposes. Under the definition of a "dealer," a bank or financial institution that regularly purchases or sells loans may be subject to the new rules.

     Certain securities are excepted from the mark-to-market rules provided the taxpayer timely complies with specified identification rules. The principal exceptions affecting banks are for (1) any security held for investment and (2) any note, bond, or other evidence of indebtedness acquired or originated in the ordinary course of business and which is not held for sale. If a taxpayer timely and properly identifies loans and securities as being excepted from the mark-to-market rules, these loans and securities will not be subject to these rules. Generally, a financial institution may make the identification of an excepted debt obligation in accordance with normal accounting practices, but no later than 30 days after acquisition.

     CALIFORNIA TAX LAWS

     A commercial bank is subject to the California franchise tax at a special bank tax rate based on the general corporate (non financial) rate plus 2%. For calendar income year 1999, the bank tax rate is 10.84% (which reflects the general corporate tax rate of 8.84%). The applicable tax rate is higher than that applied to general corporations because it includes an amount "in lieu" of many other state and local taxes and license fees payable by such corporations but generally not payable by banks and financial corporations.

     California has adopted substantially the federal AMT, subject to certain modifications. Generally, a bank is subject to California AMT in an amount equal to the sum of (a) 6.65% of AMTI (computed for California purposes) over an exemption amount and (b) the excess of the bank tax rate over the general corporation tax rate applied against net income for the taxable year, unless the bank's regular tax liability is greater.

     California permits a bank to compute its deduction for bad debt losses under either the specific charge-off method or according to the amount of a reasonable addition to a bad debt reserve.

     California has incorporated the federal NOL provisions, subject to significant modifications for most corporations. First, NOLs arising in income years beginning before 1987 are disregarded. Second, no carryback is permitted, and for most corporations NOLs may be carried forward only five years. Third, in most cases, only 50% of the NOL for any income year may be carried forward. Fourth, the special federal NOL rules regarding bad debt losses of commercial banks do not apply for California purposes.

     Finally, in 1994, California enacted legislation conforming to the federal tax treatment of amortization of intangibles and goodwill, with certain modifications.

     The various tax laws discussed herein contain other changes that could have a significant impact on the banking industry. The effect of these changes is uncertain and varied, and it is unclear to what extent any of these changes may influence the Bank's operations or the banking industry generally.

     In addition, the President's Fiscal Year 2000 Budget proposal contains several provisions which could have a significant impact on the banking industry. It is uncertain whether these provisions will be enacted into law and what impact these provisions will have on the Bank.

IMPACT OF MONETARY POLICIES

     The earnings and growth of the Bank and the Company are subject to the influence of domestic and foreign economic conditions, including inflation, recession and unemployment. The earnings of the Bank and, therefore, the Company, are affected not only by general economic conditions but also by the monetary and fiscal policies of the United States and federal agencies, particularly the Federal Reserve. The Federal Reserve can and does implement national monetary policy, such as seeking to curb inflation and combat recession, by its open market operations in United States Government securities and by its control of the discount rates applicable to borrowings by banks from the Federal Reserve System. The actions of the Federal Reserve in these areas influence the growth of bank loans, investments and deposits and affect the interest rates charged on loans and paid on deposits. As demonstrated over the past several years by the Federal Reserve's actions regarding interest rates, its policies have had a significant effect on the operating results of commercial banks and are expected to continue to do so in the future. The nature and timing of any future changes in monetary policies are not predictable.

RECENT AND PROPOSED LEGISLATION

     Federal and state laws applicable to financial institutions have undergone significant changes in recent years. The most significant recent federal legislative enactments are the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal") and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA").

     RIEGLE-NEAL INTERSTATE BANKING AND BRANCHING EFFICIENCY ACT OF 1994

     In September 1994, President Clinton signed Riegle-Neal, which amends the BHC Act and the Federal Deposit Insurance Act ("FDIA") to provide for interstate banking, branching and mergers. Subject to the provisions of certain state laws and other requirements, Riegle-Neal allows a bank holding company that is adequately capitalized and adequately managed to acquire a bank located in a state other than the holding company's home state regardless of whether or not the acquisition is expressly authorized by state law. Similarly, beginning on June 1, 1997, the federal banking agencies were permitted to approve interstate merger transactions, subject to applicable restrictions and state laws. Further, a state may elect to allow out of state banks to open de novo branches in that state. However, recently adopted regulations of the federal banking agencies prohibit interstate branching primarily for the purpose of deposit production and provide guidelines to ensure that banks operating interstate branches are reasonably helping to meet the credit needs of the communities served by the branches.

     Riegle-Neal includes several other provisions which may have an impact on the Company's and the Bank's business. The provisions include, among other things, a mandate for review of regulations to equalize competitive opportunities between U.S. and foreign banks, evaluation on a bank-wide, state-wide and, if applicable, metropolitan area basis, of the Community Reinvestment Act compliance of banks with interstate branches, and, in the event the FDIC is appointed as conservator or receiver of a financial institution, the revival of otherwise expired causes of action for fraud and intentional misconduct resulting in unjust enrichment or substantial loss to an institution.

     California has adopted the Caldera, Weggeland, and Killea California Interstate Banking and Branching Act of 1995 ("IBBA"), which became effective on October 2, 1995. The IBBA addresses the supervision of state chartered banks which operate across state lines, and covers such areas as branching, applications for new facilities and mergers, consolidations and conversions, among other things. The IBBA allows a California state bank to have agency relationships with affiliated and unaffiliated insured depository institutions and allows a bank subsidiary of a bank holding company to act as an agent to receive deposits, renew time deposits, service loans and receive payments for a depository institution affiliate. In addition, pursuant to the IBBA, California "opted in early" to the Riegle-Neal provisions regarding interstate branching, allowing a state bank chartered in a state other than California to acquire by merger or purchase, a California bank or industrial loan company which is at least five (5) years old and thereby establish one or more California branch offices. However, the IBBA prohibits a state bank chartered in a state other than California from entering California by purchasing a California branch office of a

California bank or industrial loan company without purchasing the entire entity or establishing a de novo California branch office.

     The changes effected by Riegle-Neal and the IBBA have increased the competitive environment in which the Company and the Bank operate as out of state financial institutions directly or indirectly enter the Bank's market area. It is expected that Riegle-Neal will accelerate the consolidation of the banking industry as a number of the largest bank holding companies expand into different parts of the country that were previously restricted. However, at this time, it is not possible to predict what specific impact, if any, Riegle-Neal and the IBBA will have on the Company and the Bank, the competitive environment in which the Bank operates, or the impact on the Company or the Bank of any regulations adopted or proposed under Riegle-Neal and the IBBA.

     FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991 ("FDICIA")

         GENERAL

     FDICIA primarily addresses the safety and soundness of the deposit insurance funds, supervision of and accounting by insured depository institutions and prompt corrective action by the federal bank regulatory agencies with respect to troubled institutions. FDICIA gives the FDIC, in its capacity as federal insurer of deposits, broad authority to promulgate regulations to assure the viability of the deposit insurance funds, including regulations concerning safety and soundness standards. FDICIA also places restrictions on the activities of state-chartered institutions and on institutions failing to meet minimum capital standards and provides enhanced enforcement authority for the federal banking agencies. FDICIA also strengthened Federal Reserve Act regulations regarding insider transactions.

          PROMPT CORRECTIVE ACTION

     FDICIA amended the FDIA to establish a format for closer monitoring of insured depository institutions and to enable prompt corrective action by regulators when an institution begins to experience difficulty. The general thrust of these provisions is to impose greater scrutiny and more restrictions on institutions as they descend the capitalization ladder.

     FDICIA establishes five capital categories for insured depository institutions: (a) Well Capitalized(3); (b) Adequately Capitalized(4); (c) Undercapitalized(5); (d) Significantly Undercapitalized(6); and (e) Critically Undercapitalized(7). All insured institutions (e.g., the Bank) are barred from making capital distributions or paying management fees to a controlling person (e.g., the Company) if to do so would cause the institution to fall into any of the three undercapitalized categories.


-----------------------------
(3) Well Capitalized means a financial institution with a total risk-based ratio of 10% or more, a Tier 1 risk-based ratio of 6% or more and a leverage ratio of 5% or more, so long as the institution is not subject to any written agreement or order issued by the FDIC.

(4) Adequately Capitalized means a total risk-based ratio of 8% or more, a Tier 1 risk-based ratio of 4% or more and a leverage ratio of 4% or more (3% or more if the institution has received the highest composite rating in its most recent report of examination) and does not meet the definition of a Well Capitalized institution.

(5) Undercapitalized means a total risk-based capital ratio of less than 8%, a Tier 1 risk-based capital ratio of less than 4% or a leverage ratio of less than 4%.

(6) Significantly Undercapitalized means a financial institution with a total risk-based ratio of less than 6%, a Tier 1 risk-based ratio of less than 3% or a leverage ratio of less than 3%.

(7) Critically Undercapitalized means a financial institution with a ratio of tangible equity to total assets that is equal to or less than 2%.

     An institution which is undercapitalized, significantly undercapitalized or critically undercapitalized becomes subject to mandatory supervisory actions, including: (1) restrictions on payment of capital distributions, such as dividends; (2) restrictions on payment of management fees to any person having control of the institution; (3) close monitoring by the FDIC of the condition of the institution, compliance with capital restoration plans, restrictions, and requirements imposed under Section 38 of the FDIA, and periodic review of the institution's efforts to restore its capital and comply with restrictions; (4) submission to the FDIC of a capital restoration plan; (5) requirement that any company which controls an undercapitalized institution must guarantee, in an amount equal to the lesser of 5% of the institution's total assets or the amount needed to bring the institution into full capital compliance, that the institution will comply with the capital restoration plan until the institution has been adequately capitalized, on the average, for four consecutive quarters;
(6) restrictions on the institution's asset growth; and (7) limitations on the institution's ability to make any acquisition, open any new branch offices or engage in any new line of business.

     Significantly undercapitalized and undercapitalized institutions that fail to submit and implement adequate capital restoration plans are subject to the mandatory provisions set forth above and, in addition, to increasingly stringent operating restrictions, including an immediate requirement to raise capital.

     Finally, a critically undercapitalized institution must be placed in conservatorship or receivership within 90 days of becoming critically undercapitalized, unless the FDIC determines that other action would better achieve the purposes of the FDIA. Critically undercapitalized institutions which are not placed in conservatorship or receivership may be subject to additional stringent operating restrictions.

               SAFETY AND SOUNDNESS; OTHER PROVISIONS OF FDICIA

     FDICIA required the federal banking agencies to adopt regulations or guidelines with respect to safety and soundness standards. The agencies have adopted uniform guidelines which are used, primarily in connection with examinations, to identify and address problems at insured depository institutions before capital becomes impaired. The federal bank regulatory agencies have adopted asset quality and earnings standards as part of the safety and soundness guidelines. The asset quality standards require a depository institution to establish and maintain a system appropriate to the institution's size and operations to identify and prevent deterioration in problem assets. With respect to earnings, the institution should adopt and maintain a system to evaluate and monitor earnings and ensure that earnings are sufficient to maintain adequate capital and reserves.

     The federal banking agencies have published a "Policy Statement on the Internal Audit Function and its Outsourcing," which provides guidance on the elements of an effective internal audit function, including director and senior management responsibilities, the structure of the internal audit department and procedures for resolving internal control weaknesses. The Policy Statement also provides guidance on how outsourcing arrangements may affect an examiner's internal control assessment, as well as the independence of an external auditor who is also providing internal audit services to an institution.

     In response to the increasing number of financial institutions using the Internet, the FDIC has issued a paper identifying many of the risks to an institution's information system security associated with Internet use, together with several security and risk control measures. The paper is designed to complement the FDIC's safety and soundness examination procedures for electronic banking activities. The Bank does not offer any internet banking services.

     FDICIA restricts the acceptance of brokered deposits by insured depository institutions that are not well capitalized. It also places restrictions on the interest rate payable on brokered deposits and the solicitation of such deposits by such institutions. An undercapitalized institution will not be allowed to solicit brokered deposits by offering rates of interest that are significantly higher than the prevailing rates of interest on insured deposits in the particular institution's normal market areas or in the market area in which such deposits would otherwise be accepted. In addition to these restrictions on acceptance of brokered deposits, FDICIA provides that no pass-through deposit insurance will be provided to employee benefit plan deposits accepted by an institution which is ineligible to accept brokered deposits under applicable law and regulations.

     Pursuant to FDICIA, the FDIC has established a risk-based assessment system for depository institutions. This risk-based system is used to calculate a depository institution's semiannual deposit insurance assessment based on the probability that the deposit insurance fund will incur a loss with respect to the institution. To arrive at a risk-based assessment for each depository institution, the FDIC has constructed a matrix of nine risk categories based on capital ratios and relevant supervisory information. Each institution is assigned to one of three capital categories: "well capitalized," "adequately capitalized" or "undercapitalized." Each institution also is assigned to one of three supervisory groups based on levels of risk. Risk assessment premiums are based on an institution's assignment within the matrix and for 1998 ranged from $0.0 to $0.27 per $100 of deposits. The FDIC has stated that the foregoing risk assessment premiums will be in effect indefinately.

     FDICIA also places restrictions on insured state bank activities and equity investments, interbank liabilities and extensions of credit to insiders and transactions with affiliates.

               OTHER RECENT LEGISLATION

     On September 23, 1994, President Clinton signed into law the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Regulatory Improvement Act"). The Regulatory Improvement Act provides regulatory relief for both large and small banks by, among other things, reducing the burden of regulatory examinations, streamlining bank holding company procedures and establishing a formal regulatory appeals process. The Regulatory Improvement Act also addresses a variety of other topics, including, but not limited to, mortgage loan settlement procedures, call reports, insider lending, money laundering, currency transaction reports, management interlocks, foreign accounts, mortgage servicing and credit card receivables. Although the Regulatory Improvement Act has generally reduced the regulatory burden currently imposed on banks, it is not possible to ascertain the precise effect its various provisions will have on the Company or the Bank.

YEAR 2000 COMPLIANCE

     During 1997 and several times during 1998, the Federal Financial Institutions Examination Council ("FFIEC") issued statements and guidance to financial institutions addressing critical issues for Year 2000 ("Y2K") readiness. These statements address key phases of the Y2K project management process and the specific responsibilities of senior management and the board of directors to address business risks associated with the Y2K problem. Additionally, in October 1998, the federal banking agencies jointly issued "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness" (the "Guidelines"). The Guidelines, which are intended to be consistent with FFIEC pronouncements, establish standards for management and boards of directors in developing and managing Y2K projects plans, assessing and testing mission-critical systems for Y2K readiness(8), validating remediation efforts and planning for contingencies.

     Year 2000 issues exist because most computer programs use only two digits to identify a year in the date field (e.g., "98" for "1998"). Bank information processing systems must be made Y2K compliant well in advance of December 31, 1999. The Guidelines and FFIEC pronouncements describe certain essential steps that insured depository institutions must take at the awareness, assessment, renovation, validation, testing and implementation phases of their efforts to achieve Y2K readiness.

     In addition, banks face risks from vendors whose programs are not Y2K compliant and must begin testing of programming changes no later than December 31, 1998. The computer programs of banks' corporate customers also may pose Y2K risks. Failure to address Y2K issues could affect a borrower's creditworthiness and may result

--------------------------
(8) An application or system is "mission-critical" if it is vital to the successful continuance of a core business activity. An application also may be mission-critical if it interfaces with a designated mission-critical system. Products of software vendors also may be mission-critical.

from the failure of the customer to properly remediate its own systems or from Y2K problems that are not addressed by the customer's suppliers and clients.

     Accordingly, the FFIEC and interagency Guidelines require senior management to provide the board of directors with quarterly or more frequent reports on efforts to reach Y2K goals both internally and by the institution's major vendors. Continued monitoring of the Y2K efforts of vendors and customers is required.

     The Guidelines specify that an insured depository institution's initial review of mission-critical systems for Y2K readiness should provide the basis for establishing priorities and deadlines and for identifying and allocating available resources. The development and adoption of a written project plan that addressees each phase of the planning process also is required.

     The banking agencies consider testing to be a critical process in achieving Y2K readiness. Failure of an insured depository institution to perform adequate testing of mission-critical systems may mask serious remediation problems, thus posing a risk to the safe and sound operation of the institution. Failure to properly identify or correct problems could further threaten the safety and soundness of the institution.

     The Guidelines and the FFIEC's statement on Y2K readiness testing of an institution's mission-critical systems set forth the following milestones which should be met by each institution:

     June 30, 1998:           Institutions should compLete the development of
                          their written testing strategies and plans.
     September 1, 1998        Institutions processing in-house and service
                          providers should have commenced testing of internal mission-critical systems, including those programmed in-house and those purchased from software vendors.
     December 31, 1998        Testing of internal mission-critical systems
                          should be substantially complete. Service providers should be ready to test with customers.
     March 31, 1999           Testing by institutions relying on service
                          providers for mission-critical systems should be substantially complete. External testing with material other third parties (customers, other financial institutions, business partners, payment system providers, etc.) should have begun.
     June 30, 1999            Testing of mission-critical systems should be
                          complete and implementation should be substantially complete.

     Additional FFIEC interagency statements cover contingency planning and steps that can be taken to establish a customer awareness program. At a minimum, financial institutions must develop remediation contingency plans that (1) outline the alternatives available if remediation efforts are not successful,
(2) consider the availability of alternative service providers or software vendors and (3) establish trigger dates for activating the remediation contingency plan, taking into account the time necessary to convert to alternate service providers or software vendors.

     In appropriate circumstances, a federal banking agency may require an insured depository institution that fails to comply with the Guidelines to prepare and submit an acceptable compliance plan. An insured depository institution that fails to submit an acceptable compliance plan within the time allowed or fails in any material respect to implement an accepted compliance plan will be subject to an agency order directing the institution to correct the deficiency. The Guidelines do not limit the authority of a banking agency to address unsafe or unsound practices or conditions, violations of law, or other practices, or to adopt appropriate remedies to achieve compliance with the Guidelines. Further, remedies provided by Section 39 of the FDIA allow the banking agencies to move promptly in situations where immediate supervisory action is essential for safety and soundness reasons. Actions under FDIA Section 39 and the Guidelines may be taken independently of, in conjunction with, or in addition to, other appropriate enforcement actions.

     The FDIC and state banking authorities will continue to review the efforts of all FDIC-supervised banks to achieve Y2K readiness. An institution's failure to appropriately address Y2K readiness problems may result in supervisory actions, including formal and informal enforcement actions, denials of applications filed pursuant to the FDIA, civil money penalties, and reductions in the institution's management component or composite ratings.

     For a description of the Company's Y2K readiness efforts, see Item 6, herein.

CONSUMER PROTECTION LAWS AND REGULATIONS

     The bank regulatory agencies are focusing greater attention on compliance with consumer protection laws and their implementing regulations. Examination and enforcement have become more intense in nature, and insured institutions have been advised to monitor carefully compliance with such laws and regulations. The Bank is subject to many federal consumer protection statutes and regulations, some of which are discussed below.

     The Community Reinvestment Act ("CRA") is intended to encourage insured depository institutions, while operating safely and soundly, to help meet the credit needs of their communities. The CRA specifically directs the federal regulatory agencies, in examining insured depository institutions, to assess a bank's record of helping meet the credit needs of its entire community, including low- and moderate-income neighborhoods, consistent with safe and sound banking practices. The CRA further requires the agencies to take a financial institution's record of meeting its community credit needs into account when evaluating applications for, among other things, domestic branches, mergers or acquisitions, or holding company formations. The agencies use the CRA assessment factors in order to provide a rating to the financial institution. The ratings range from a high of "outstanding" to a low of "substantial noncompliance." The Bank was examined for CRA compliance by its primary regulator in 1997 and received a "satisfactory" CRA Assessment Rating.

     The Equal Credit Opportunity Act ("ECOA") generally prohibits discrimination in any credit transaction, whether for consumer or business purposes, on the basis of race, color, religion, national origin, sex, marital status, age (except in limited circumstances), receipt of income from public assistance programs, or good faith exercise of any rights under the Consumer Credit Protection Act. The Truth in Lending Act ("TILA") is designed to ensure that credit terms are disclosed in a meaningful way so that consumers may compare credit terms more readily and knowledgeably. As a result of the TILA, all creditors must use the same credit terminology to express rates and payments, including the annual percentage rate, the finance charge, the amount financed, the total of payments and the payment schedule, among other things.

     The Fair Housing Act ("FH Act") regulates many practices, including making it unlawful for any lender to discriminate in its housing-related lending activities against any person because of race, color, religion, national origin, sex, handicap or familial status. A number of lending practices have been found by the courts to be, or may be considered, illegal under the FH Act, including some that are not specifically mentioned in the FH Act itself. The Home Mortgage Disclosure Act ("HMDA") grew out of public concern over credit shortages in certain urban neighborhoods and provides public information that will help show whether financial institutions are serving the housing credit needs of the neighborhoods and communities in which they are located. The HMDA also includes a "fair lending" aspect that requires the collection and disclosure of data about applicant and borrower characteristics as a way of identifying possible discriminatory lending patterns and enforcing anti-discrimination statutes.

     Finally, the Real Estate Settlement Procedures Act ("RESPA") requires lenders to provide borrowers with disclosures regarding the nature and cost of real estate settlements. Also, RESPA prohibits certain abusive practices, such as kickbacks, and places limitations on the amount of escrow accounts.

     Penalties under the above laws may include fines, reimbursements and other penalties. Due to heightened regulatory concern related to compliance with the CRA, TILA, FH Act, ECOA, HMDA and RESPA generally, the Bank may incur additional compliance costs or be required to expend additional funds for investments in its local community.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"), which establishes standards for the reporting and display of comprehensive income and its components in financial statements. The Company has retroactively adopted SFAS No. 130, "Reporting Comprehensive Income", which requires that an enterprise report and display, by major components and as a single total, the change in its net assets during the period from nonowner sources. The adoption of this Statement resulted in a change in the financial statement presentation but did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

     On January 1, 1998, the Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", which establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas and major customers. In applying the "management approach" established by the Statement, management determined that since all of the commercial banking products and services of the Bank are available in each branch of the Bank, all branches are located within the same economic environment and management does not allocate resources based on the performance of different lending or transaction activities, the financial disclosures of this statement related to operating performance of reportable segments does not apply.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. The statement establishes accounting and reporting standards for derivative instruments and hedging activities. The statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company is in the process of determining the impact of adopting SFAS 133, however, the Company currently does not have any derivative instruments and is not involved in any hedging activities.

OTHER

     Other legislation which has been or may be proposed to the United States Congress and the California Legislature and regulations which may be proposed by the Federal Reserve, the FDIC and the DFI may affect the business of the Company or the Bank. It cannot be predicted whether any pending or proposed legislation or regulations will be adopted or the effect such legislation or regulations may have upon the business of the Company or the Bank.

ITEM 2 -       DESCRIPTION OF PROPERTY

     The Company and the Bank have their principal offices in a modern facility located at 1495 East 14th Street, San Leandro, California 94577, which serves as the Bank's headquarters office. The headquarters office consists of 11,000 square feet of interior space and includes eight (8) teller stations, a night depository and an automated teller machine.

     The Bank entered into a lease for the premises which commenced on April 1, 1981, extends for a term of twenty-five years and provided for rental payments of $4,000 per month for the first ten years of the lease term. On the tenth anniversary (April 1, 1991). the monthly rental payment obligation of the Bank was raised to $10,310. As of the fifteenth anniversary (April 1, 1996) and for the five year period ending March 31, 2001, the monthly rental payment obligation of the Bank will remain at $10,310. Each fifth anniversary thereafter, the monthly rental amount is to be adjusted as negotiated by the Bank and the lessor or, if the parties are unable to agree on such adjustment, by arbitration. The lease also grants to the Bank a right of first refusal in the event of a proposed sale of the leased premises.

     The Bank entered into an 18-year lease which commenced on October 1, 1987, pursuant to which the Bank acquired an additional 3,000 square feet of office space at 1475 East 14th Street adjacent to its original headquarters office. The lease provided for monthly rental payments of $1,800 for the first three years, and $2,200, $2,680, and $3,270, respectively, for each subsequent five-year period. The area accommodates the accounting department, computer operations, storage facilities and certain operations functions.

     The Bank has invested approximately $2,857,000 through December 31, 1998 in leasehold improvements and furniture, fixtures and equipment in its headquarters office, which includes 1495 and 1475 East 14th Street, San Leandro.

     The Bank's SBA and construction divisions are located in the Bank's extension office at 1500 Washington Avenue, San Leandro, California 94577. The premises consists of a one-story wood frame structure which has a floor area of 2,072 square feet. There is a parking lot adjacent to the building. The property was purchased by the Company at a cost of $196,512 in 1985, and the premises are leased from the Company by the Bank for the SBA and construction divisions at a monthly rental of $2,000. The Bank invested approximately $255,000 in leasehold improvements and furniture, fixtures and equipment in its extension office through December 31, 1998.

     The Bank's Hayward branch office is located in a modern facility at 1030 La Playa Drive, Hayward, California. The Hayward branch office consists of 4,285 square feet of interior space and includes four (4) teller stations, a night depository and an automated teller machine.

     The Bank purchased the Hayward branch premises in February, 1993 at a total cost of $700,000. The Bank invested approximately $707,000 in improvements and furniture, fixtures and equipment in its Hayward branch office through December 31, 1998.

     The Bank's San Ramon branch office is located in a modern facility at 2821 Crow Canyon Road, San Ramon, California. The San Ramon branch office consists of approximately 5,526 square feet of space and includes five teller stations, a night depository and an automated teller machine. The Bank invested approximately $352,000 in leasehold improvements and furniture, fixtures and equipment in its San Ramon office through December 31, 1998.

     The Bank entered into a lease for the San Ramon branch office premises which commenced on November 1, 1996, extends for a term of sixty months and provides for rental payments of $7,500 per month for the first twelve months of the lease term, increasing to $8,000 per month for the next twelve months of the lease term. On each subsequent anniversary of the lease commencement date, the rental payments will be adjusted to reflect changes in the Consumer Price Index, subject to a cap on each such adjustment of five percent. The lease also grants to the Bank options to extend the lease term for three additional five year periods with the rental payments for such extension periods to be determined by mutual agreement of the Bank and the lessor or by appraisal.

ITEM 3 -       LEGAL PROCEEDINGS

     Neither the Company nor the Bank is a party to, nor is any of their property the subject of, any material pending legal proceedings other than ordinary routine litigation incidental to their respective businesses nor are any such proceedings known to be contemplated by governmental authorities.

ITEM 4 -       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matter was submitted to a vote of security holders, through the solicitation of proxies or otherwise, during the fourth quarter of the fiscal year covered by this report.

                                    PART II

ITEM 5 -       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     For information concerning the Company's Common Stock and related shareholder matters, see "Stock Prices and Dividend Information" on the inside back cover of the Annual Report, which is incorporated herein by reference and "SUPERVISION AND REGULATION" under the heading "ITEM 1 - BUSINESS" above.

     As of March 10, 1999, there were 409 holders of record of the Company's Common Stock.


ITEM 6 -  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     For Management's Discussion and Analysis, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" at Pages 17 through 23 of the Annual Report, which are incorporated herein by reference.

     Certain matters discussed or incorporated by reference in this Annual Report on Form 10-KSB are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to, those described in Management's Discussion and Analysis or Plan of Operation. Therefore, the information set forth therein should be carefully considered when evaluating the business prospects of the Company and the Bank.

ITEM 7 -  FINANCIAL STATEMENTS

     For consolidated financial statements of the Company, see consolidated balance sheets at December 31, 1998 and 1997, and consolidated income statements, consolidated statements of cash flows and consolidated statements of changes in shareholders' equity for the years ended December 31, 1998, 1997 and 1996, and notes to consolidated financial statements for the years ended December 31, 1998, 1997 and 1996 and the "Independent Auditors' Report" thereon at Pages 2 through 15 of the Annual Report, which are incorporated herein by reference.

ITEM 8 -  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE

          None.


                                   PART III

ITEM 9 -  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     For information concerning directors and executive officers of the Company, see "ELECTION OF DIRECTORS OF THE COMPANY" in the definitive Proxy Statement for the Company's 1999 Annual Meeting of Shareholders to be filed pursuant to Regulation 14A (the "Proxy Statement"), which is incorporated herein by reference.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the best knowledge of the Company, there are no greater than ten-percent holders of the Company's Common Stock other than Richard M. Kahler, President and Chief Executive Officer of the Company and the Company's Employee Stock Ownership Plan.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons the Company believes that, for fiscal year 1998, the officers and directors of the Company complied with all applicable filing requirements, except that executive officer Randall D. Greenfield and director Dimitri Koroslev each failed to file on a timely basis one Report of Changes in Beneficial Ownership on Form 4 to report one transaction in securities. These transactions were subsequently reported during 1998.

ITEM 10 - EXECUTIVE COMPENSATION

     For information concerning executive compensation, see "EXECUTIVE COMPENSATION" in the Proxy Statement, which is incorporated herein by reference.

ITEM 11 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     For information concerning security ownership of certain beneficial owners and Management, see "PRINCIPAL SHAREHOLDERS" and "ELECTION OF DIRECTORS OF THE COMPANY" in the Proxy Statement, which is incorporated herein by reference.

ITEM 12 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For information concerning certain relationships and related transactions, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" and "INDEBTEDNESS OF MANAGEMENT" in the Proxy Statement, which is incorporated herein by reference.

ITEM 13 - EXHIBITS AND REPORTS ON FORM 8-K

(a)       FINANCIAL STATEMENTS                                   Reference Page
          --------------------                                   --------------
                                                             1998 Annual Report
1.        Consolidated Financial Statements:
          ---------------------------------

          Balance Sheets at December 31, 1998 and 1997                  2

          Income Statements for the years ended December 31,
            1998, 1997 and 1996                                         3

          Statements of Cash Flows for the years ended
            December 31, 1998, 1997 and 1996                            4

          Statements of Changes in Shareholders' Equity for
            the years ended December 31, 1998, 1997 and 1996            5

          Notes to Consolidated Financial Statements for the
            years ended December 31, 1998, 1997 and 1996             6-15

          Independent Auditors' Report                                 15

2.        Financial Statement Schedules:
          -----------------------------

          In accordance with Regulation S-X, the financial statement schedules have been omitted because (a) they are not applicable to or required of the Company or (b) the information required is included in the consolidated financial statements or notes thereto.

EXHIBITS
--------
          See Index to Exhibits at pages 34 and 35 of this Form 10-KSB.

(b)       REPORTS ON FORM 8-K
          -------------------
          No reports on Form 8-K were filed by the Company during the quarter ended December 31, 1998.

          For the purposes of complying with the amendments to the rules governing Form S-8 (effective July 13, 1990) under the Securities Act of 1933, the undersigned registrant hereby undertakes as follows, which undertaking shall be incorporated by reference into registrant's Registration Statements on Form S-8 No. 2-97378, 33-24302 and 33-75330.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 17, 1999                       BAY COMMERCIAL SERVICES
                                           By: /s/Richard M. Kahler
                                           Richard M. Kahler,
                                           President and Chief Executive Officer

          In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/Richard M. Kahler                                DATE:  March 17, 1999
--------------------
Richard M. Kahler,
President and Chief Executive Officer
(Principal Executive Officer) and Director

Randall D. Greenfield*                              DATE:  March 17, 1999
----------------------
Randall D. Greenfield,
Chief Financial Officer (Principal Financial
Officer and Principal Accounting Officer) and
Secretary

Joshua Fong, O.D.*                                  DATE:  March 17, 1999
------------------
Joshua Fong, O.D.,
Chairman of the Board of Directors and Director

William R. Henson*                                  DATE:  March 17, 1999
------------------
William R. Henson, Director

Dimitri V. Koroslev*                                DATE:  March 17, 1999
--------------------
Dimitri V. Koroslev, Director

William E. Peluso*                                  DATE:  March 17, 1999
------------------
William E. Peluso, Director

Oswald A. Rugaard*                                  DATE:  March 17, 1999
------------------
Oswald A. Rugaard, Director

Mark A. Wilton*                                     DATE:  March 17, 1999
-----------------
Mark A. Wilton, Director

*By /s/Richard M. Kahler                            DATE:  March 17, 1999
   ---------------------
(Richard M. Kahler, as Attorney-in-Fact)

                    U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549 FORM 10-KSB/A

(Mark One)
[_] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the Fiscal Year Ended December 31, 1998

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the transition period from ____________ to _____________

                        Commission File Number: 0-12231

                            BAY COMMERCIAL SERVICES
                (Name of small business issuer in its charter)

           California                                          94-2760444
(State or other jurisdiction of incorporation              (IRS Employer
 or organization                                            Identification No.)

1495 East 14th Street, San Leandro, California                    94577
(Address of principal executive offices)                       (Zip code)

Issuer's telephone number (510) 357-2265

Securities registered under Section 12(b) of the Exchange Act: NONE

Securities registered under Section 12(g) of the Exchange Act: Common Stock, No
                                                                   Par Value
                                                                (Title of Class)

     Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES[X] NO[_]

     Check if no disclosure of delinquent filers in response to Item 405 of Regulation S-B is contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [_]

     State issuer's revenues for its most recent fiscal year: $11,141,000

     State the aggregate market value of the voting stock held by nonaffiliates computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock, as of April 28, 1999: $15,631,715.

     State the number of shares of Common Stock outstanding as of April 28, 1999: 1,322,110

Documents Incorporated by Reference:                       Part of Form 10-KSB

1998 Annual Report to Shareholders for fiscal year         Part II, Items 5, 6,
ended December 31, 1998.                                    7 and 8

Transitional Small Business Disclosure Format (Check one): Yes[_]  No[X]

                                   PART III

ITEM 9- DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          The following table sets forth certain information as of April 28, 1999 with respect to the directors of the Company, as well as all directors and officers of the Company as a group. All of the shares shown in the following table are owned both of record and beneficially and the person named possesses sole voting power, except as otherwise indicated in the notes to the table.

                                                                             Shares Beneficially Owned as of
                                                                                      April 28, 1999
                                                                             -------------------------------

Directors and Nominees        Age     Positions and Offices      Director       Amount    Percent of Class
                                      Held With the Company        Since
--------------------------    ---     ---------------------      --------     ---------   ----------------
 Joshua Fong, O.D              75     Chairman of the Board        1983        67,164(1)       5.08%
                                           and Director

 William R. Henson             74            Director              1983        20,000          1.51%

 Richard M. Kahler             63         President, Chief         1983       148,029(2)      11.20%
                                       Executive Officer and
                                             Director

 Dimitri V. Koroslev           53            Director              1985        39,646(3)       2.99%

 William E. Peluso             85            Director              1986        99,044(4)       7.49%

 Oswald (Ozzie) A. Rugaard     68            Director              1987        24,207          1.83%

 Mark A. Wilton                52            Director              1998         8,949          0.68%

All directors and officers of the Company as a group (8 in number).           463,633(5)      34.97%

----------------------
          (1)  Includes 4,005 shares in an Individual Retirement Account.

          (2) Includes 2,292 shares held in Individual Retirement Accounts belonging to Mr. Kahler, 1,079 shares held in an Individual Retirement Account belonging to Mr. Kahler's wife and 26,343 shares allocated as of December 31, 1998 to Mr. Kahler's account pursuant to the Bay Commercial Services Employee Stock Ownership Plan (the "ESOP").

          (3) Includes 13,485 shares held in an Individual Retirement Account belonging to Mr. Koroslev, 3,235 shares held in an Individual Retirement Account belonging to Denise N. Koroslev, 223 shares held by Denise Koroslev, 80 shares held by Dimitri V. and Denise N. Koroslev as custodians for Heather J. and Vasily D. Koroslev, and 2,400 shares subject to exercisable options under the 1994 Stock Option Plan.

          (4) Includes 42,997 shares held in an Individual Retirement Account belonging to Mr. Peluso's wife.

          (5) Includes 46,737 shares allocated as of December 31, 1998 pursuant to the ESOP.

     The following table sets forth certain information with respect to the executive officers(1) of the Company:

                                       Positions Held With                                                Officer of the
Name                        Age        the Company and the Bank                                           Company Since
----------------------      ---        -------------------------------------
Richard M. Kahler            63        President and Chief Executive Officer                                      1983
                                       of the Company and the Bank

Randall D. Greenfield        50        Vice President, Chief Financial                                            1983
                                       Officer and Secretary of the Company;
                                       Senior Vice President, Chief Administrative
                                       Officer and Secretary of the Bank

Robert A. Perantoni          65        Senior Vice President and Senior                                           1993
                                       Loan Officer of the Bank

------------------------

          (1) As used throughout this 10KSB/A, the term "executive officer" means the president, any senior vice president in charge of a principal business unit or function, any other officer or person who performs a policy making function for the Company, and any executive officer of the Company's subsidiaries who performs policy making functions for the Company.

     Each executive officer serves on an annual basis and must be selected by the Board of Directors annually pursuant to the Bylaws of the Company or the Bank.

     The following information with respect to the principal occupation and employment of each director and executive officer, the principal business of the corporation or other organization in which such occupation and employment is carried on, and in regard to other affiliations and business experience during the past five (5) years, has been furnished to the Company by the respective directors and executive officers. Except for the Bank, none of the corporations or organizations discussed below is an affiliate of the Company.

     JOSHUA FONG, O.D. is the Chairman of the Board of Directors of the Company and a retired optometrist. Dr. Fong is a member of the Personnel Relations Board of the City of San Leandro. He was a partner in the Castro Valley Optometry Group from 1989 to 1998. Dr. Fong has been a Director of the San Leandro Chamber of Commerce, a trustee of Humana Hospital of San Leandro and of the Oakland Chinese Presbyterian Church. Dr. Fong has been the President of the San Leandro Breakfast Club, Kiwanis Club of East Oakland and the Wa-Sung Service Club. Dr. Fong is one of the founders of the New Life Christian Fellowship American Baptist Church in Castro Valley.

     RANDALL D. GREENFIELD is Vice President, Chief Financial Officer and Secretary of the Company and Senior Vice President, Chief Administrative Officer and Secretary of the Bank. Prior to joining the Bank in 1981, he served as Cashier-Treasurer of Centennial Bank in Hayward, California after joining that Bank as Controller in 1977. Mr. Greenfield worked with the First State Bank of Northern California in San Leandro in 1974 and 1975 in Bank Operations and as the Assistant Auditor. Mr. Greenfield is a graduate of the University of Washington in Seattle. He is a past Director and Treasurer of the San Leandro Boys and Girls Club and past President of the Golden Gate Chapter of the Bank Administration Institute.

     WILLIAM R. HENSON is and has been since 1963 the President of Superior Home Loans, a California loan brokerage firm, and of Superior Financial Services, a personal property brokerage firm. Mr. Henson is a former Director and past President of the Southern Alameda County Board of Realtors, a past Director of the California Association of Realtors and a past President of the California Independent Mortgage Brokers Association.

     RICHARD M. KAHLER is the President and Chief Executive Officer of the Company and the Bank. Previously, Mr. Kahler served as President and Chief Executive Officer of Centennial Bank from 1976 to 1979, when he left to organize Bay Bank of Commerce. Prior to 1976, Mr. Kahler was a Regional Vice President of

Camino California Bank in San Francisco, and a Vice President in Lloyds Bank-Commercial Division, in charge of Southern Alameda County. He is a member of the San Leandro Chamber of Commerce and has served as President of the Pinole Chamber and as a Director of the Hayward and Castro Valley Chambers. He has also been a Vice President of the Fruitvale and Pinole Lions Clubs.

     DIMITRI V. KOROSLEV is Chairman of the Board of Directors of the Bank. He has engaged in asset based lending since 1971. Mr. Koroslev is President and director of Bay Business Credit, an asset based lender in Walnut Creek. From 1982 until 1988 Mr. Koroslev served as Senior Vice President/Manager of Commonwealth Financial Corporation, an asset based lender in Walnut Creek, California. From 1980 to 1982, he was Vice President/Manager of Foothill Capital Corp., an asset based lender.

     WILLIAM E. PELUSO is an East Bay restaurant consultant who has owned numerous establishments since 1946. In 1965 he developed the Blue Dolphin restaurant at the San Leandro Marina, as part of the San Leandro Shoreline redevelopment project. The Blue Dolphin and the San Leandro Marina became a focal point of community activity. The Blue Dolphin closed in 1998. Mr. Peluso is past President of the Shoreline Business Association (1965-73) and the Southern Alameda County Restaurant Association (1975-83). He is a Director of the San Leandro Boys Club and has served as a Director of the San Leandro Chamber of Commerce. Mr. Peluso currently serves on the Oakland Coliseum Task Force. He is a member of the Elks and the Native Sons of California.

     ROBERT A. PERANTONI is the Senior Vice President and Senior Lending Officer of the Bank. Previously, Mr. Perantoni was a Vice President at Sanwa Bank, from 1963 to 1993.

     OSWALD (OZZIE) A. RUGAARD is an independent sales consultant since 1995 and serves in such capacity for Bay Airgas. He also serves on the Welding Advisory Board of Chabot College, Las Positas College, and Hayward Area Eden ROP. He was a Sales Manager for Middleton Bay Airgas in 1994 and was the President and Sales Manager of Middleton Welder's Supply Company in San Leandro from 1948 to 1993. He was President of the San Leandro Chamber of Commerce in 1984, President of San Leandro Manufacturer's Association in 1970 and 1976, past Director of San Leandro Rotary Club, a trustee of Humana Hospital of San Leandro and past President of the Independent Welder's Association.

     MARK A. WILTON is the owner of MarWil Investments. He has been involved in HUD negotiations and the building of HUD properties since 1976. He was the president of Marlind Inc. from 1979 to 1986. Marlind Inc. is a builder of homes and condominiums.

     No director or executive officer of the Company has any family relationship with any other director or executive officer of the Company.

     No director of the Company is a director of any other company with a class of securities registered pursuant to section 12 or subject to the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended, or of any company registered as an investment company under the Investment Company Act of 1940, as amended.

Committees of the Board of Directors
------------------------------------

     The Board of Directors of the Company has established a standing Audit Committee, with Dimitri V. Koroslev as Chairman, Joshua Fong, Oswald Rugaard, William R. Henson and William E. Peluso as members.

     The Audit Committee met once during 1998. The functions of the Audit Committee are: (1) to recommend the appointment of and to oversee a firm of independent certified public accountants whose duty is to audit the books and records of the Company and the Bank for the fiscal year for which they are appointed; (2) to monitor and recommend accounting policies to the Boards of Directors; (3) to monitor and analyze the results of internal and regulatory examinations; (4) to monitor the Company's and the Bank's financial and accounting procedures and financial reporting; and (5) to assure compliance with applicable legal and regulatory requirements with respect to audit committee functions, internal controls, management and auditor reporting.

     The Company does not have a nominating or compensation committee. The Board of Directors of the Company performs the functions of these committees.

     The Board of Directors of the Company met eighteen (18) times during 1998. All directors of the Company attended at least 75% of the meetings of the Board of Directors and the meetings of committees on which each director served.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the best knowledge of the Company, there are no greater than ten-percent holders of the Company's Common Stock other than Richard M. Kahler, President and Chief Executive Officer of the Company and the Company's Employee Stock Ownership Plan.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, for fiscal year 1998, the officers and directors of the Company complied with all applicable filing requirements, except that executive officer Randall D. Greenfield and director Dimitri Koroslev each failed to file on a timely basis one Report of Changes in Beneficial Ownership on Form 4 to report one transaction in securities. These transactions were subsequently reported during 1998.

ITEM 10-   EXECUTIVE COMPENSATION

Summary of Compensation
-----------------------

     The following table sets forth a summary of the compensation paid during the Company's past three fiscal years for services rendered in all capacities to Richard M. Kahler, President and Chief Executive Officer of the Company, Randall
D. Greenfield, Vice President and Chief Financial Officer of the Company and Robert A. Perantoni, Senior Vice President and Senior Lending Officer of the Bank, the only executive officers of the Company whose annual base compensation and bonus exceeded $100,000 during the Company's 1998 fiscal year.

                                         Summary Compensation Table
---------------------------------------------------------------------------------------------------------------------
                                                       Annual compensation
                                                  --------------------------------

 Name and principal position ...           Year   Salary($)  Bonus($)  Other annual      Long term         All other
                                                                       compensation     compensation     compensation
                                                                          ($)(1)      Awards/Securities       ($)
                                                                                         Underlying
                                                                                         Options (#)
---------------------------------------------------------------------------------------------------------------------
  Richard M. Kahler,                      1998   $167,045   $ 71,462     $2,232            0              $39,146(2)
  President and CEO                       1997   $167,045   $ 62,425     $2,270            0              $46,663
                                          1996   $152,295   $ 63,915     $1,141            0              $40,915

  Randall D. Greenfield,                  1998   $109,600   $ 35,731     $7,768            0              $10,825(3)
  Vice President and CFO                  1997   $104,600   $ 31,212     $7,421            0              $16,085
                                          1996   $ 95,430   $ 31,958     $6,600            0              $17,425


   Robert A. Perantoni,                   1998   $110,250   $ 35,731     $7,086            0              $ 8,949(4)
 Senior Vice President and                1997   $105,000   $ 31,212     $7,256            0              $11,960
  Senior Lending Officer                  1996   $ 99,250   $ 31,958     $5,480            0              $ 8,178

--------------------------------

               (1) Consisting of the dollar value of the use of a Company automobile or paid auto allowance.

               (2) Includes (for 1998) the cash value of shares allocated to Mr. Kahler's account in the ESOP ($9,347), $5,000 contributed by the Company to Mr. Kahler's account in the Company's 401(k) Plan, $21,200 in directors' fees paid by the Bank and the Company and $3,599 in term life insurance payments made by the Company on behalf of Mr. Kahler.

               (3) Includes (for 1998) the cash value of shares allocated to Mr. Greenfield's account in the ESOP ($6,929), $3,520 contributed by the Company to Mr. Greenfield's account in the Company's 401(k) Plan and $376 in life insurance premium payments made by the Company on behalf of Mr. Greenfield.

               (4) Includes (for 1998) the cash value of shares allocated to Mr. Perantoni's account in the ESOP ($3,783), $3,537 contributed by the Company to Mr. Perantoni's account in the Company's 401(k) Plan and $1,629 in life insurance premium payments made by the Company on behalf of Mr. Perantoni.

Option Grants and Exercises
---------------------------

     Stock Option Grants
     -------------------

     The Company has established the 1994 Stock Option Plan, which was approved by the Company's shareholders at the 1994 Annual Meeting of Shareholders. No grants of options were made to the executive officers or the employees of the Company and the Bank during fiscal year 1998.

     Stock Option Exercises
     ----------------------

     No stock options outstanding under the 1982 Stock Option Plan or the 1994 Stock Option Plan were exercised by any executive officer of the Company during the Company's 1998 fiscal year. On January 14, 1999, Mr. Perantoni exercised an option to purchase 15,000 shares of Common Stock. On April 28, 1999, Mr. Kahler exercised an option to purchase 94,500 shares and Mr. Greenfield exercised an option to purchase 18,675 shares of the Common Stock.

     The following table shows the value at December 31, 1998 of unexercised options held by the named executive officers of the Company under the 1982 Stock Option Plan and the 1994 Stock Option Plan:

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
----------------------------------------------------------------------------------------------------------------
                                                                           Number of
                                                                           securities              Value of
                                                                           underlying         unexercised in-the-
                                                                       unexercised options      money options at
                                                                        at fiscal year-end      fiscal year-end
                                                                              (#)                    ($)
                 Name               Shares acquired on  Value Realized    Exercisable/           Exercisable/
                                        exercise (#)          ($)        unexercisable         unexercisable(1)
----------------------------------------------------------------------------------------------------------------
            Richard M. Kahler             -0-                  -0-             94,500/0(2)        $720,563/$0

            Randall D. Greenfield         -0-                  -0-           19,735/265(2)    $151,672/$2,319

            Robert A. Perantoni           -0-                  -0-             15,000/0(2)        $131,250/$0

------------------------------

               (1) Based on a bid price per share at December 31, 1998 of $13.00.

               (2) On January 14, 1999, Mr. Perantoni exercised his option to purchase 15,000 shares of Common Stock. On April 28, 1999, Mr. Kahler exercised his option to purchase 94,500 shares and Mr. Greenfield exercised his option to purchase 18,675 shares of the Common Stock.

Director Compensation
---------------------

     During the 1998 fiscal year, directors of the Bank were paid an annual retainer of $20,000, while directors of the Company were paid an annual retainer of $1,200 for service as a director. Dr. Fong also received a community liaison fee of $275 per month. Accordingly, aggregate directors' fees in the amount of $10,000 and $135,700 were paid by the Company and the Bank, respectively, during 1998.

ITEM 11- SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders
----------------------

     As of the April 28, 1999, no person or group known to the Company owned beneficially more than five percent (5%) of the outstanding shares of its Common Stock except as described below.

Name and Address of        Amount and Nature of     Percentage of Outstanding
Beneficial Owner           Beneficial Ownership     Shares Beneficially Owned
-----------------------------------------------------------------------------
Joshua Fong, O.D.                67,164(1)               5.62%(1)
1495 E. 14th Street
San Leandro, CA 94577

Patrick Hopper                   81,000(2)               6.78%
350 East Desert Inn Road
Las Vegas, NV 89109

Name and Address of         Amount and Nature of    Percentage of Outstanding
Beneficial Owner            Beneficial Ownership    Shares Beneficially Owned
-----------------------------------------------------------------------------
 Richard M. Kahler              148,029(3)               12.39%(3)
 1495 East 14th Street
 San Leandro, CA 94577

 William E. Peluso               99,044(4)                8.29%(4)
 1495 E. 14th Street
 San Leandro, CA 94577

 Bay Commercial Services        155,096(5)               12.98%(5)
 Employee Stock Ownership Plan

 ---------------------------

               (1)  See note (1) to beneficial ownership of management table at
               Item 9, above.

               (2) Based on information available to the Company and not independently confirmed by the shareholder.

               (3)  See note (3) to beneficial ownership of management table at
               Item 9, above.

               (4)  See note (5) to beneficial ownership of management table at
               Item 9, above.

               (5) Shares allocated to a participant's account in the ESOP are voted by the participant. The ESOP Administrative Committee is authorized pursuant to the ESOP to vote any unallocated shares of Company Common Stock held by the ESOP. The ESOP Administrative Committee is composed of Mr. Kahler, President and Chief Executive Officer of the Bank, Dimitri V. Koroslev, Chairman of the Board of the Bank, and a non-officer employee of the Bank. As of December 31, 1998, there were no unallocated shares of Company Common Stock held by the ESOP.

Ownership of Management
-----------------------

     Information concerning ownership of the Bank's Common Stock by directors and officers of the Bank is set forth in Item 9.

ITEM 12- CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

     There have been no material transactions since January 1, 1998, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, executive officer, five-percent shareholder or any member of the immediate family of any of the foregoing persons had, or will have, a direct or indirect material interest.

Indebtedness of Management
--------------------------

     Some of the directors and executive officers of the Company and members of their immediate families and the companies with which they have been associated have been customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business since January 1, 1998, and the Bank expects to have such banking transactions in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Bank, did not involve more than the normal risk of collectability or present other unfavorable features.

                                  SIGNATURES


     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     Date: April 29, 1999                  BAY COMMERCIAL SERVICES

                                           By:/s/ R. M. Kahler
                                           Richard M. Kahler,
                                           President and Chief Executive Officer

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

     /s/ R. M. Kahler                                    DATE:  April 29, 1999
     ----------------------------------------------
     Richard M. Kahler,
     President and Chief Executive Officer
      (Principal Executive Officer) and Director

     /s/ R. D. Greenfield                                DATE:  April 29, 1999
     ----------------------------------------------
     Randall D. Greenfield,
     Chief Financial Officer (Principal Financial
     Officer and Principal Accounting Officer)
     and Secretary

     Joshua Fong, O.D.*                                  DATE:  April 29, 1999
     ----------------------------------------------
     Joshua Fong, O.D.,
     Chairman of the Board of Directors and Director

     William R. Henson*                                  DATE:  April 29, 1999
     ----------------------------------------------
     William R. Henson, Director

     Dimitri V. Koroslev*                                DATE:  April 29, 1999
     ----------------------------------------------
     Dimitri V. Koroslev, Director

     William E. Peluso*                                  DATE:  April 29, 1999
     ----------------------------------------------
     William E. Peluso, Director

     Oswald A. Rugaard*                                  DATE:  April 29, 1999
     ----------------------------------------------
     Oswald A. Rugaard, Director

     Mark A. Wilton*                                     DATE:  April 29, 1999
     ----------------------------------------------
     Mark A. Wilton, Director

*By /s/ R. M. Kahler                                     DATE:  April 29, 1999
    --------------------------------------------------
(Richard M. Kahler, as Attorney-in-Fact)

                                                                         ANNEX E



                            Bay Commercial Services
                        Quarterly Report on Form 10-QSB


                      For the Quarter Ended March 31, 1999

                   U. S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                  FORM 10-QSB
(Mark One)
[X]                     QUARTERLY REPORT UNDER SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1999

[ ]                     TRANSITION REPORT UNDER SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           For the transition period from____________to____________


                        Commission File Number: 0-12231

                            BAY COMMERCIAL SERVICES
       (Exact name of small business issuer as specified in its charter)

            California                                              94-2760444
(State or other jurisdiction of                                  (I.R.S.Employer
incorporation or organization)                               Identification No.)

                             1495 EAST 14TH STREET
                         SAN LEANDRO, CALIFORNIA 94577
                   (Address of principal executive offices)

                                (510) 357-2265
                          (Issuer's telephone number)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15 (d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

YES    X          NO _____

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

Class                                              Outstanding at April 30, 1999

Common stock, no par value                                      1,322,110 shares


Transitional Small Business Disclosure Format

YES              NO  X
                    ----

This report contains a total of 29 pages.


                    BAY COMMERCIAL SERVICES AND SUBSIDIARY
                     CONSOLIDATED CONDENSED BALANCE SHEETS


                                                                     MARCH 31,  DECEMBER 31,
                                                                         1999          1998
     (DOLLARS IN THOUSANDS):                                       (UNAUDITED)
     ----------------------------------------------------------------------------------------
     Cash and due from banks                                         $  8,262       $  9,077
     Federal funds sold and reverse repurchase agreements               5,000           ---
     ----------------------------------------------------------------------------------------
       Cash and cash equivalents                                       13,262          9,077
     ----------------------------------------------------------------------------------------
     Securities available for sale, stated at fair value
       (amortized cost of $27,669 for 1999; $31,969 for 1998)          27,589         32,033
     Securities held to maturity (fair values of $7,669 for 1999;
        $7,748 for 1998)                                                7,483          7,509
     Federal Home Loan Bank stock                                         364            359
     Loans held for sale                                                  661            939
     Loans held for investment                                         94,288         92,190
       Allowance for loan losses                                       (1,020)          (980)
     ----------------------------------------------------------------------------------------
       Net loans                                                       93,929         92,149

     ----------------------------------------------------------------------------------------
     Premises and equipment, net                                        1,905          1,949
     Interest and fees receivable                                         630            635
     Other assets                                                         760            491
     ----------------------------------------------------------------------------------------
       TOTAL ASSETS                                                  $145,922       $144,202
     ========================================================================================

     LIABILITIES AND SHAREHOLDERS' EQUITY
     Deposits:
       Noninterest-bearing demand                                    $ 38,163       $ 33,904
       Savings and interest-bearing demand                             42,328         37,571
       Time                                                            30,404         30,309
       Certificates of deposit, $100 and over                          22,256         21,611
     ----------------------------------------------------------------------------------------
       Total deposits                                                 133,151        123,395
     ----------------------------------------------------------------------------------------
     Securities sold under agreements to repurchase                       100          1,344
     Other short-term borrowing                                           ---          7,000
     Interest payable and other liabilities                               714          1,068
     ----------------------------------------------------------------------------------------
       Total liabilities                                              133,965        132,807
     ----------------------------------------------------------------------------------------
     Commitments and contingent liabilities                               ---            ---

     Shareholders' equity:
       Common stock - no par value: authorized 20,000,000 shares;
        issued and outstanding 1,194,435 in 1999; 1,080,670 in 1998     4,121          3,622
       Retained earnings                                                7,885          7,734
       Accumulated other comprehensive income (loss), net of tax          (49)            39
     ----------------------------------------------------------------------------------------
       Total shareholders' equity                                      11,957         11,395
     ----------------------------------------------------------------------------------------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $145,922       $144,202
     ========================================================================================

    SEE ACCOMPANYING NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS.

                    BAY COMMERCIAL SERVICES AND SUBSIDIARY
            CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)


                                                               THREE MONTHS ENDED
                                                                       MARCH 31,
     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):           1999        1998
     -------------------------------------------------------------------------------
     Interest income:

       Loans, including fees                                  $   2,118  $    1,935
       Federal funds sold and reverse repurchase agreements          26          55
       Securities:
         Taxable                                                    380         279
         Tax exempt                                                  77          60
     -------------------------------------------------------------------------------
           Total interest income                                  2,601       2,329
     -------------------------------------------------------------------------------
     Interest expense:
       Deposits:
         Savings and interest-bearing demand                        275         204
         Time                                                       342         386
         Certificates of deposit, $100 and over                     249         184
       Other borrowed funds                                          17          18
     -------------------------------------------------------------------------------
           Total interest expense                                   883         792
     -------------------------------------------------------------------------------
           Net interest income                                    1,718       1,537
     Provision for loan losses                                       41          10
     -------------------------------------------------------------------------------
           Net interest income after
             provision for loan losses                            1,677       1,527
     -------------------------------------------------------------------------------
     Noninterest income:
       Bankcard income                                              108          96
       Service charges and fees                                      78          68
       Gain on sale of loans                                         24          33
       Loan servicing                                                22          24
       Other                                                         10          27
     -------------------------------------------------------------------------------
           Total noninterest income                                 242         248
     -------------------------------------------------------------------------------
     Noninterest expenses:
       Salaries and employee benefits                               828         793
       Occupancy                                                    174         170
       Data processing                                              100          85
       Bankcard processing expense                                   89          79
       Professional services                                         50          28
       Other                                                        242         232
     -------------------------------------------------------------------------------
           Total noninterest expenses                             1,483       1,387
     -------------------------------------------------------------------------------
           Income before income tax expense                         436         388
     Income tax expense                                             152         134
     -------------------------------------------------------------------------------
           NET INCOME                                        $      284  $      254
     ===============================================================================
           NET INCOME PER COMMON SHARE - BASIC               $     0.24  $     0.24
           Weighted average common shares - basic             1,182,427   1,079,653
           NET INCOME PER COMMON SHARE - DILUTED             $     0.22  $     0.20
           Weighted average common shares - diluted           1,292,516   1,279,707
     ===============================================================================

    SEE ACCOMPANYING NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS.

                    BAY COMMERCIAL SERVICES AND SUBSIDIARY
          CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                    THREE MONTHS ENDED
                                                                          MARCH 31,
(DOLLARS IN THOUSANDS):                                                1999       1998
---------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income                                                      $    284   $    254
   Adjustments to reconcile net income to
     net cash provided by operating activities:
       Depreciation and amortization                                   (124)        (4)
       Provision for loan losses                                         41         10
       Unamortized deferred loan fees, net                               (7)       (62)
       Originations of SBA loans held for sale                         (458)      (158)
       Proceeds from the sale of SBA loans held for sale                622        734
       Change in interest and fees receivable and other assets          (52)       (48)
       Change in interest payable and other liabilities                (159)       (37)
----------------------------------------------------------------------------------------
     Net cash provided by operating activities                          147        689
---------------------------------------------------------------------------------------
Cash flows from investing activities:
   Proceeds from maturities of securities available for sale         40,920     17,244
   Proceeds from maturities of securities held to maturity               30         71
   Purchase of securities available for sale                        (36,433)    (3,975)
   Purchase of securities held to maturity                              ---       (144)
   Purchase of Federal Home Loan Bank stock                              (5)       ---
   Net change in loans                                               (1,984)    (6,113)
   Purchases of premises and equipment                                  (23)       (24)
----------------------------------------------------------------------------------------
     Net cash provided by investing activities                        2,505      7,059
---------------------------------------------------------------------------------------
Cash flows from financing activities:
   Net change in deposits                                             9,756     10,167
   Net change in securities sold under agreements to repurchase      (1,244)       (98)
   Net change in other short-term borrowing                          (7,000)    (2,500)
   Exercise of stock options                                            499          9
   Cash dividends paid                                                 (478)      (324)
----------------------------------------------------------------------------------------
     Net cash provided by financing activities                        1,533      7,254
---------------------------------------------------------------------------------------
     Net change in cash and cash equivalents                          4,185     15,002
Cash and cash equivalents at beginning of period                      9,077      7,548
---------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $ 13,262   $ 22,550
=======================================================================================
Supplemental  disclosure of cash flow  information:
  Cash paid during the period for:
      Interest                                                     $    864    $   676
      Income taxes                                                       76        ---
   Noncash investing and financing activities during the period:
      Tax benefit from exercise of nonqualified stock options      $    345        ---

SEE ACCOMPANYING NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS.

                    BAY COMMERCIAL SERVICES AND SUBSIDIARY
       NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

                AS OF MARCH 31, 1999 AND DECEMBER 31, 1998 AND
                 FOR THE MONTHS ENDED MARCH 31, 1999 AND 1998

1) All adjustments (consisting only of normal recurring accruals) which, in the opinion of Management, are necessary for a fair presentation of the Company's financial position at March 31, 1999 and December 31, 1998 and the results of its operations and its cash flows for the three month periods ended March 31, 1999 and 1998 have been included. The results of operations and cash flows for the periods presented are not necessarily indicative of the results that may be expected for a full year. These unaudited consolidated condensed financial statements should be read in conjunction with the consolidated financial statements, and notes thereto, included in the Company's Annual Report on SEC Form 10KSB for the year ended December 31, 1998.

2) Net income per common share - basic for the three month periods ended March 31, 1999 and 1998 was computed by dividing net income by the weighted average number of outstanding common shares. Net income per common share - diluted for the three month periods ended March 31, 1999 and 1998 is computed by dividing net income by the weighted average number of outstanding common shares including the dilutive effect of stock options. The weighted average number of outstanding common shares for the three month periods ended March 31, 1999 and 1998 was 1,182,427 and 1,079,653, respectively. The weighted average number of outstanding common shares including the dilutive effect of stock options for the three months periods ended March 31, 1999 and 1998 was 1,292,516 and 1,279,707, respectively.

3) The provision for income taxes for the periods presented is based on a projected tax rate for the entire year. The Company's effective tax rate was 35% for the three month periods ended March 31, 1999 and 1998.

4) Comprehensive income includes net income and other comprehensive income. The Company's only source of other comprehensive income is derived from unrealized gains and losses on investment securities available for sale. Reclassification adjustments resulting from gains or losses on investment securities that were realized and included in net income of the current period that also had been included in other comprehensive income as unrealized holding gains or losses in the period in which they arose are excluded from comprehensive income of the current period. The Company's total comprehensive income was $196,000 and $268,000 for the three months ended March 31, 1999 and 1998, respectively.

5) Subsequent Event. On April 30, 1999, the Company entered into an Agreement and Plan of Reorganization ("Agreement") with Greater Bay Bancorp ("GBB"). Under the terms of the Agreement, GBB will acquire all the outstanding common stock of the Company in exchange for 0.7134 shares of GBB common stock for each share of common stock of the Company, subject to adjustment as provided in the Agreement. The merger, which is expected to close in the third quarter of 1999, is subject to the approval of the Company's shareholders, various regulatory agencies and certain other conditions.

                    BAY COMMERCIAL SERVICES AND SUBSIDIARY

                    The Table Below Illustrates Changes in
Major Categories of the Average Balance Sheets and Statements of Income and in
                    Certain Performance Ratios (Unaudited)


                                                         THREE MONTHS ENDED       INCREASE
                                                                MARCH 31,        (DECREASE)
(DOLLARS IN THOUSANDS):                                      1999      1998       $      %
---------------------------------------------------------------------------------------------
Average Balances:
  Assets (1)                                             $139,119  $114,300   $24,819   21.7 %
  Securities - taxable (1)                                 27,852    18,359     9,493   51.7
  Securities - tax exempt                                   6,125     4,671     1,454   31.1
  Federal funds sold and reverse repurchase agreements      2,203     4,013    (1,810) (45.1)
  Total loans                                              92,967    77,355    15,612   20.2
  Nonaccrual loans                                             29       433      (404) (93.3)
  Deposits                                                124,876   101,547    23,329   23.0
  Shareholders' equity (1)                                 11,683    10,340     1,343   13.0

  Interest-earning assets (1)                             129,118   103,965    25,153   24.2
  Interest-bearing liabilities                             91,349    74,057    17,292   23.3

Income Statements:
  Interest income (2)                                    $  2,637  $  2,357   $   280   11.9 %
  Interest expense                                            883       792        91   11.5
---------------------------------------------------------------------------------------------
    Net interest income (2)                                 1,754     1,565       189   12.1
  Taxable equivalent adjustment                                36        28         8   28.6
---------------------------------------------------------------------------------------------
    Net interest income                                     1,718     1,537       181   11.8
  Provision for loan losses                                    41        10        31  310.0
---------------------------------------------------------------------------------------------
    Net interest income after provision
      for loan losses                                       1,677     1,527       150    9.8
---------------------------------------------------------------------------------------------
  Noninterest income                                          242       248        (6)  (2.4)
  Noninterest expenses                                      1,483     1,387        96    6.9
  Income tax expense                                          152       134        18   13.4
---------------------------------------------------------------------------------------------
    NET INCOME                                           $    284  $    254   $    30   11.8 %
=============================================================================================

Performance Ratios: (3)                                                          Change
                                                                                 ------
  Yield on average interest-earning assets                  8.17%     9.09%      (0.92)%
  Yield on average interest-earning assets (2)              8.28%     9.19%      (0.91)%
  Interest rate on average interest-bearing
      liabilities                                           3.92%     4.34%      (0.42)%
  Interest expense as a percent of average
      interest-earning assets                               2.77%     3.09%      (0.32)%

  Net yield on average interest-earning assets              5.40%     6.00%      (0.60)%
  Net yield on average interest-earning assets (2)          5.51%     6.10%      (0.59)%

(1) Before unrealized gain or loss on securities  available for sale
(2) Federal taxable equivalent basis.
(3) Ratios have been annualized and are not necessarily indicative of results that may be expected for a full year.

                    BAY COMMERCIAL SERVICES AND SUBSIDIARY

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

                 THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO
                       THREE MONTHS ENDED MARCH 31, 1998

OVERVIEW

Certain matters discussed in this Management's Discussion and Analysis are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others,
(1) significant increases in competitive pressure in the banking industry; (2) changes in the interest rate environment which could reduce margins; (3) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality;
(4) changes in the regulatory environment; (5) changes in business conditions and inflation; and (6) changes in securities markets. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of Bay Commercial Services (the "Company") and Bay Bank of Commerce (the "Bank").

Net income of the Company was $284,000 for the first quarter of 1999 compared to $254,000 for the first quarter of 1998. Net income per common share - basic was $0.24 for the first quarter of 1999 and 1998. Net income per common share - diluted was $0.22 and $0.20 for the first quarter of 1999 and 1998, respectively.

The $30,000 or 12% growth in net income for the first quarter of 1999 compared to the first quarter of 1998 reflected higher net interest income for the 1999 quarter, which was partially offset by increases in noninterest expenses, income tax expense and the provision for loan losses as well as reduced noninterest income compared to the 1998 quarter. Net interest income for the 1999 quarter increased $181,000 or 12% compared to the 1998 quarter due to strong growth in average interest-earning assets which more than offset a drop in the net yield on average interest-earning assets. A $96,000 or 7% increase in noninterest expenses in the 1999 quarter largely reflected higher salaries and employee expenses and increased consulting expenses related to Year 2000 compliance. Income tax expense increased $18,000 or 13% and the provision for loan losses increased $31,000 or 310% in the 1999 quarter. Noninterest income declined $6,000 or 2% in the 1999 quarter as increases in bankcard income and services charges and fees were more than offset by decreases in gain on sale of loans guaranteed by the Small Business Administration ("SBA loans") and other noninterest income.

Total assets were $145,922,000 at March 31, 1999, representing a $1,720,000 or 1% increase from December 31, 1998. Total deposits of $133,151,000 at March 31, 1999 grew $9,756,000 or 8% from year-end 1998 while securities sold under agreements to repurchase declined $1,244,000 or 93% and other short-term borrowing decreased $7,000,000 or 100%. Funds from the deposit growth net of the reductions in repurchase agreements and short-term borrowing combined with the $4,470,000 received in cash as securities matured during the quarter were principally invested in federal funds sold and repurchase agreements and in loans. Cash and cash equivalents increased $4,185,000 or 46% and loans increased $1,820,000 or 2% during the first quarter of 1999.

RESULTS OF OPERATIONS

NET INTEREST INCOME
Net interest income, the principal source of the Company's earnings, is the amount by which interest and fees generated by interest earning assets, loans and investments, exceed the interest cost of deposits and other interest-bearing liabilities. Net interest income is affected by changes in interest rates as well as the composition and volume of interest-earning assets and interest-bearing liabilities.

Net interest income of $1,718,000 for the first quarter of 1999 increased $181,000 or 12% compared to the first quarter of 1998. The increase reflected a $25,153,000 or 24% growth in average interest-earning assets. The net yield on average earning assets declined to 5.40% for the 1999 quarter from 6.00% for the 1998 quarter.

The increase in average interest-earning assets between the 1999 and 1998 quarters was principally due to growth of $16,016,000 or 21% in average earning loans and $10,947,000 or 48% in average total securities. The average yield on interest-earning assets for the first quarter of 1999 declined to 8.17% compared to 9.09% for the 1998 quarter reflecting the lower level of money market and lending rates in the first quarter of 1999 compared to the first quarter of 1998 as well as an increase in the percentage of the earning asset portfolio invested in lower yielding short-term securities. The average yield on earning loans for the 1999 quarter declined to 9.24% from 10.20% for the 1998 quarter and the ratio of loans to interest-earning assets for the 1999 quarter dropped to 72% from 74% for the 1998 quarter.

Average interest-bearing liabilities increased $17,292,000 or 23% between the 1999 and 1998 quarters. The average rate paid for interest-bearing liabilities declined to 3.92% for the 1999 quarter compared to 4.34% for the 1998 quarter, reflecting a decrease in overall money market and deposit rates between the quarters and a shift in the deposit portfolio. The ratio of time deposits to average total interest-bearing liabilities fell to 56% for the 1999 quarter compared to 59% for the 1998 quarter.

INTEREST RATE SENSITIVITY
Interest rate sensitivity is the relationship between market interest rates and net interest income due to the repricing characteristics of assets and liabilities. If more assets than liabilities reprice in a given period (an asset sensitive position), interest rate changes will have a greater effect on earning assets. If interest rates decline, an asset sensitive position could adversely affect net interest income. Alternatively, when more liabilities than assets reprice in a given period (a liability sensitive position) a decline in interest rates could benefit net interest income. The results would reverse if interest rates were to increase.

The following table presents the Company's interest rate sensitivity gap position at March 31, 1999. For any given period, the repricing is matched when an equal amount of assets and liabilities reprice. The repricing of a fixed rate asset or liability is considered to occur at its contractual maturity or, for those assets which are held for sale, within the time period during which sale may reasonably be expected to be accomplished. Floating rate assets or liabilities are considered to reprice in the period during which the rate can contractually change. Any excess of either assets or liabilities in a period results in a gap, or mismatch, shown in the table. A positive gap indicates asset sensitivity and a negative gap indicates liability sensitivity.

                                                  INTEREST SENSITIVITY PERIOD
                                               3        OVER     OVER 1
AS OF MARCH 31, 1999:                        MONTHS   3 MONTHS   YEAR TO    OVER 5
(DOLLARS IN THOUSANDS)                      OR LESS  TO 1 YEAR   5 YEARS     YEARS     TOTAL
------------------------------------------------------------------------- -------------------
Interest rate sensitive assets:
  Loans (excluding nonaccrual and
     deferred fees)                         $59,060    $ 7,395   $14,155   $14,829  $ 95,439
  Securities (before unrealized
    loss on securities available for sale)   16,265        665    10,849     7,373    35,152
  Federal funds sold and reverse
    repurchase agreements                     5,000        ---       ---       ---     5,000
------------------------------------------------------------------------- -------------------
    Total                                    80,325      8,060    25,004    22,202   135,591
------------------------------------------------------------------------- -------------------
Interest rate sensitive liabilities:
  Interest-bearing transaction accounts      35,016        ---       ---       ---    35,016
  Savings deposits                            7,312        ---       ---       ---     7,312
  Time deposits, $100 and over               27,816      4,712     1,137       ---    33,665
  Other time deposits                        12,213      5,512     1,269         1    18,995
  Other borrowed funds                          100        ---       ---       ---       100
------------------------------------------------------------------------- -------------------
    Total                                    82,457     10,224     2,406         1    95,088
------------------------------------------------------------------------- -------------------
Interest rate sensitivity gap                (2,132)    (2,164)   22,598    22,201  $ 40,503
------------------------------------------------------------------------- -------------------
Cumulative interest rate
  sensitivity gap                           $(2,132)   $(4,296)  $18,302   $40,503
------------------------------------------------------------------------- -------------------
Cumulative interest rate
 sensitivity gap to total assets               (1.5)%     (3.0)%    12.5%     27.8%

This table presents a static gap, which is a position at a point in time. It does not address the interest rate sensitivity of assets or liabilities which would be added through growth, nor does it anticipate the future interest rate sensitivity of assets and liabilities once they have repriced, and it assumes equivalent elasticity of assets and liabilities. The interest rate sensitivity analysis at March 31, 1999, indicates that the Company, on a cumulative gap basis, is liability sensitive in the periods "3 months or less" and "Over 3 months to 1 year" and asset sensitive over the remaining time periods.

PROVISION AND ALLOWANCE FOR LOAN LOSSES
The Bank provides for possible loan losses by a charge to operating income based upon the composition of the loan portfolio, past loan loss experience, current economic conditions and other factors which, in management's judgment, deserve recognition in estimating loan losses. Management will charge off loans when it determines there has been a permanent impairment of the related carrying values.

The allowance for loan losses is reviewed by management monthly and approved by the Board of Directors at least quarterly. Management attributes general reserves to different types of loans using percentages which are based upon perceived risk associated with the portfolio and underlying collateral, historical loss experience, and vulnerability to changing economic conditions which may affect the collectibility of the loans. Specific allowances are allocated for impaired loans, for loans which have experienced a decline in internal loan grading, and when management believes additional loss exposure exists. Although the allowance for loan losses is allocated to various portfolio segments, it is general in nature and is available for the loan portfolio in its entirety. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for losses on loans. Such agencies may require the Company to recognize additions to the allowance based on their analysis of information available to them at the time of their examination.

The Senior Loan Officer assesses the loan portfolio monthly to determine which loans are specifically identifiable problem credits in order to update the Bank's internal watch list, which tracks all such credits. The Bank's internal Loan Review Examiner grades all new commercial loans and all credits where the total liability equals or exceeds certain thresholds established by management. If either the Senior Loan Officer or the Loan Review Examiner identifies a serious deficiency, the loan is placed on the next quarterly watch list. Management provides a specific reserve allowance for the effects of the problem applicable to each watchlisted credit. When management identifies a generalized risk not evidenced by a specially identifiable loan or portfolio segment as of the evaluation date, management's evaluation of the probable loss exposure concerning this condition will be provided for by adjusting the level of general reserve for this exposure.

The provision for loan losses reflects an amount necessary to adjust the allowance for loan losses to a level which, in management's opinion, is adequate to absorb potential credit losses inherent in loans, outstanding loan commitments and standby letters of credit. As of March 31, 1999, the allowance for loan losses was $1,020,000 compared to $980,000 at December 31, 1998. The increased allowance is a result of the $41,000 provision for loan losses. The provision for loan losses was $10,000 in the first quarter of 1998. Although nonperforming loans dropped slightly from March 31, 1998, additional credit risk inherent in the strong loan growth was reflected in the provision. The ratio of the allowance for loan losses to total loans was 1.1% at March 31, 1999 and at December 31, 1998. Based upon information currently available, management believes that the allowance for loan losses at March 31, 1999, is adequate to absorb future possible losses. However, no assurance can be given that the Company may not sustain charge-offs which are in excess of the size of the allowance in any given period.

At March 31, 1999 and December 31, 1998, the Bank also held California Capital Access Program ("CalCAP") deposits of $208,000 and $203,000, respectively, which CalCAP has pledged to offset any losses on any loans in the Bank's CalCAP portfolio. The Bank had a total of $1,486,000 and $1,584,000 in CalCAP loans as of March 31, 1999 and December 31, 1998, respectively. CalCAP is a program authorized by the California Legislature to encourage California financial institutions to make loans to small businesses whose operations affect the state's environment and which may not meet the normal underwriting standards of the financial institution.

Information on nonperforming loans for the quarters ended March 31, 1999 and 1998 and the year ended December 31, 1998 is summarized in the following table.

                                                          MARCH 31,  DECEMBER 31,   MARCH 31,
(DOLLARS IN THOUSANDS)                                        1999          1998        1998
---------------------------------------------------------------------------------------------
Net loan charge-offs                                          $ (1)        $(154)    $   (5)

Ratio of net loan charge-offs to average loans                 ---          (0.2)%      ---

Nonperforming loans:
  Nonaccrual                                                  $ 27         $  30     $  395
  Accruing loans past due 90 days or more                                    ---        299
  Restructured                                                 469           469        469

--------------------------------------------------------------------------------------------
   Total nonperforming loans                                $  496        $  499     $1,163
--------------------------------------------------------------------------------------------

Ratio of nonperforming loans to total loans                    0.5%          0.5%       1.5%
Ratio of allowance for loan losses to nonperforming loans    205.6%        196.4%        86%

The nonaccrual balance represents one loan which is guaranteed by the Small Business Administration. The restructured balance represents one loan which is paying as agreed according to the terms of the renegotiated loan agreement.

NONINTEREST INCOME
Comparing the first quarters of 1999 and 1998, noninterest income was nearly unchanged. Reductions of $17,000 or 63% in other noninterest income, $9,000 or 27% in gain on sale of SBA loans and $2,000 or 8% in loan servicing income were slightly in excess of increases of $12,000 or 13% in bankcard income and $10,000 or 15% in servicing charges and fees. The increases in bankcard income and servicing charges and fees reflected increased merchant activity and deposit growth. The decline in other noninterest income was attributable to the recovery during the 1998 quarter of income and expenses related to previously charged-off or paid-off loans, which was not repeated in the first quarter of 1999.

NONINTEREST EXPENSES
Total noninterest expenses of $1,483,000 for the first quarter of 1999 increased $96,000 or 7% compared to the first quarter of 1998. Salaries and employee benefits rose $35,000 or 4%, principally due to salary increases and higher bonuses associated with loan growth. Professional services expense for the first quarter of 1999 were $22,000 or 79% above the 1998 quarter, reflecting increased accounting firm fees and legal services expense. Data processing expense increased $15,000 or 18% principally due to asset growth and costs associated with Year 2000 remediation.

PROVISION FOR INCOME TAXES
The provision for income tax expense was $152,000 for the first quarter of 1999 compared to $134,000 for the first quarter of 1998. The $18,000 or 13% increase in income tax expense reflected higher taxable income for the 1999 quarter. The effective income tax rate was 35% for both the 1999 and 1998 quarters.

FINANCIAL CONDITION

CASH AND CASH EQUIVALENTS, INVESTMENTS AND LOANS
Cash and cash equivalents of $13,262,000 at March 31, 1999 increased $4,185,000 or 46% from year-end 1998, reflecting both the deposit growth and a $4,470,000 or 11% decline in securities outstanding as of March 31, 1999. Total loans of $94,949,000 at March 31, 1999 increased $1,820,000 or 2% from December 31, 1998.

DEPOSITS AND OTHER BORROWED FUNDS
Reflecting a continuation of the Bank's strong growth trend, total deposits of $133,151,000 at March 31, 1999 increased $9,756,000 or 8% compared to December 31, 1998. Noninterest-bearing demand deposits grew $4,259,000 or 13% and savings and interest-bearing demand increased $4,757,000 or 13% from December 31, 1998. Part of the deposit growth was used to reduce by $7,000,000 other short-term borrowing as of March 31, 1999. Securities sold under agreements to repurchase declined $1,244,000 or 93% during the first three months of 1999.

OTHER ASSETS AND OTHER LIABILITIES
While interest and fees receivable at March 31, 1999 were relatively unchanged from year-end 1998, other assets increased $269,000 or 55%. The increase in other assets was principally due to the exercise during the first quarter of 1999 of nonqualified stock options, resulting in a $186,000 increase in deferred tax assets, and an increase of approximately $100,000 in prepaid expenses. Interest payable and other liabilities at March 31, 1999, declined $354,000 or 33% from year-end 1998 principally due to the payment of income taxes and $159,000 in tax benefits related to the exercise of nonqualified stock options during the first quarter of 1999.

LIQUIDITY
Liquidity is defined as the ability of the Company to meet present and future obligations either through the sale or maturity of existing assets, or by the acquisition of funds through liability management. The Company manages its liquidity to provide adequate funds to support both the borrowing needs of its customers and fluctuations in deposit flows. The Company defines liquid assets to include cash and cash equivalents, all marketable securities with maturities of one year or less, securities available for sale with maturities beyond one year, and loans held for sale, less any reserve requirements being met by any of the above. Net deposits and short-term liabilities include all deposits, federal funds purchased, repurchase agreements and other borrowings and debt due in one year or less. The liquidity ratio is calculated by dividing total liquid assets by net deposits and short term liabilities. The Company's liquidity ratio by this measure was 30% at March 31, 1999 and December 31, 1998. It is the opinion of management that the Company's and the Bank's liquidity positions are sufficient to meet their respective needs.

In addition, to meet unforeseen outflows, the Bank has informal, non-binding borrowing arrangements with two correspondent banks, which include federal funds borrowing lines totaling $8,500,000 and a repurchase facility, as well as access to a collaterized credit line with an available borrowing capacity of approximately $12,000,000 with the Federal Home Loan Bank of San Francisco. As of March 31, 1999, no borrowed funds were outstanding from these credit facilities.

CAPITAL
The following tables present the Company's and the Bank's regulatory capital positions and risk-weighted assets at March 31, 1999, and average assets over the three month period ended March 31, 1999:

                                                               RISK BASED CAPITAL RATIO
                                                              COMPANY                BANK
(DOLLARS IN THOUSANDS)                                    AMOUNT   RATIO       AMOUNT   RATIO
---------------------------------------------------------------------------------------------
Tier 1 Capital                                           $ 12,006    9.6%     $ 11,774    9.5%
Tier 1 Capital regulatory minimum requirement               4,988    4.0         4,983    4.0
---------------------------------------------------------------------------------------------
Capital held in excess of regulatory minimum             $  7,018    5.6%     $  6,791    5.5%

Total Capital                                            $ 13,026   10.4%     $ 12,794   10.3%
Total Capital regulatory minimum requirement                9,976    8.0         9,966    8.0
---------------------------------------------------------------------------------------------
Capital held in excess of regulatory minimum             $  3,050    2.4%     $  2,828    2.3%
Risk weighted assets                                     $124,702             $124,580

                                                                     LEVERAGE RATIO
                                                              COMPANY               BANK
(DOLLARS IN THOUSANDS)                                    AMOUNT   RATIO       AMOUNT   RATIO
---------------------------------------------------------------------------------------------
Tier 1 Capital to average total assets                   $ 12,006   8.6%      $ 11,774   8.5%
Range of regulatory minimum leverage                        4,174-  3.0-         4,170-  3.0-
  requirement                                               6,956   5.0%         6,950   5.0%
----------------------------------------------------------------- ---------- ----------------
Range of regulatory excess                                  5,050-  3.6-         4,824-  3.5-
                                                         $  7,832   5.6%      $  7,604   5.5%

Average total assets for first quarter*                  $139,119             $139,005

(* Average total assets do not include unrealized gains/losses on securities available for sale.)

The Company currently does not have any material commitments for capital expenditures, and in the opinion of management, the Company's and the Bank's capital positions are sufficient to meet their respective needs.

INFLATION
It is management's opinion that the effects of inflation on the consolidated financial statements for the periods ended March 31, 1999 and 1998 have not been material.

YEAR 2000 READINESS DISCLOSURE
The following discussion of the implications of the Year 2000 problem for the Company contains numerous forward-looking statements based on inherently uncertain information. The cost of the project and the date on which the Company plans to complete the internal Year 2000 modifications are based on management's best estimates, which were derived utilizing a number of assumptions of future events including the continued availability of internal and external resources, third party modifications and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ. Moreover, although management believes it will be able to make the necessary modifications in advance, there can be no guarantee that failure to modify the systems would not have a material adverse affect on the Company.

In addition, the Company places a high degree of reliance on computer systems of third parties, such as customers, suppliers, and other financial and governmental institutions. Although the Company continues to assess the readiness of these third parties and is preparing contingency plans, there can be no guarantees that the failure of any one of these third parties to modify their systems in advance of December 31, 1999 would not have a material adverse affect on the Company.

Many computer hardware systems and software programs in use today were developed using a two digit date code to specify the year. As a result many systems and programs that are date sensitive will treat "00" as the year 1900, and not properly recognize the date transition at the year 2000. An additional issue is that 1900 was not a leap year, whereas the year 2000 is. Therefore, some programs may not properly provide for February 29, 2000.

The Company initiated its Year 2000 planning in 1997 and has prepared a comprehensive written plan which addresses both internal and external Year 2000 exposure and includes the following phases - Inventory and Assessment, Renovation, Testing and Implementation, and Contingency Planning.

INVENTORY & ASSESSMENT
The Company completed its inventory and assessment phase during 1997. During this process the Company made a physical inventory of information technology ("IT") systems and non-IT systems at each office location. Additionally, all vendor supplied services were reviewed to identify IT and non-IT Year 2000 issues. The systems examined included hardware and software platforms associated with customer account processing, computer networks and workstations, and telecommunications systems.

Although the assessment determined that there was no significant reliance on non-IT technology (that is, equipment with embedded microprocessor controls such as elevators, climate control systems, etc.), it did identify mission critical IT systems, both internal and external that were not Year 2000 compliant.

These noncompliant systems included data processing applications provided by third party suppliers, the teller platform at two branch offices of the Bank, and some of the hardware and software elements of the Bank's Wide Area Network ("WAN") computer network. The WAN is a centralized, server based, system that interconnects employees' desktop PC workstations at each location.

One additional element of Year 2000 concern has been the Bank's customers. The Bank is reliant on its customers to make the necessary preparations for the Year 2000 so that their business operations will not be interrupted, thus threatening their ability to honor financial commitments.

In an ongoing effort to ensure that its customer base is aware of the Year 2000 issue, during the second quarter of 1998 the Bank mailed to each commercial account, and included in each commercial account loan and deposit account statement, a letter addressing Year 2000 issues and encouraging the assessment of Year 2000 risk. Year 2000 reference resources for businesses were also provided.

As part of its customer Year 2000 assessment, the Bank identified all commercial account borrowing relationships in excess of $100,000. These represented over 200 relationships and approximately 95% of the total borrowings outstanding as of June 30, 1998. Each of these business relationships was analyzed as to its potential for Year 2000 risk and approximately 20% were selected to receive a detailed Year 2000 questionnaire. The questionnaire, requesting additional information on Year 2000 status, was delivered to these selected customers during the third quarter of 1998. The completed questionnaires were analyzed for risk and each borrower was assigned a Year 2000 risk rating. As a result of this analysis, the Bank modified its credit review process and its underwriting criteria to include consideration of Year 2000 issues.

RENOVATION, TESTING & IMPLEMENTATION
The correction and testing phase of the Company's Year 2000 Plan includes the renovation and/or replacement of all mission critical IT hardware, software and equipment identified as not compliant with the Year 2000. The majority of the internal mission critical renovation centered around the upgrade to the Bank's WAN and teller systems. The installation of the Year 2000 compliant teller system was completed by December 31, 1998.

To ensure Year 2000 compliance of its WAN and reduce the administrative overhead of its IT systems, management determined that a complete renovation of the WAN would provide the most cost effective solution. Most of the elements of the Bank's WAN upgrade were completed by December 31, 1998. Due to the overall complexity of this project, however, only a few of the desktop workstations were operational on the new system at that time. Current projections are for all users to be converted over to the new Year 2000 compliant system during the second quarter of 1999.

The Bank relies on two primary off-site data processing vendors for the mission critical processing of the Bank's customer accounting system and general ledger applications. These vendors identified certain Year 2000 compliance issues and the renovations to these systems were completed by December 31, 1998. Testing of these systems was completed during the first quarter of 1999.

Although no vendors were identified where the inability to be Year 2000 compliant would cause the Company to seek alternative suppliers, the Company has no viable alternatives for some vendors, such as power distribution and local telephone companies. The Year 2000 efforts of these companies continue to be monitored and are part of the Company's contingency plan. As with all financial institutions, the Company places a high degree of reliance on systems of other institutions, including governmental agencies, to settle transactions.

In compliance with FFIEC guidelines, the Company has met all testing requirements at or prior to the time such requirements were required to have been met and the present schedule reflects completion of all remaining testing by June 30, 1999. The remaining scheduled testing includes only non-critical applications or is a result of software upgrades.

The Company will perform additional testing through the remainder of 1999 when appropriate or when changes are made in hardware or software, however, few changes are anticipated.

COSTS
The majority of the costs associated with the Company's Year 2000 project are for the installation and testing of the components to upgrade the Bank's teller systems and WAN. Included in this project were improved communication connections between offices, higher capacity computer file servers, and operating system upgrades for the entire network. While these investments were not specifically accelerated due to the Company's Year 2000 project, these costs have been included.

The Company invested approximately $78,000 in the first quarter of 1999 for capital improvements to the WAN. As of March 31, 1999, total investment in this project was $ 153,000 with an estimated additional $82,000 remaining to be incurred.. The capital cost to upgrade the Bank's teller system for Year 2000 compliance, which was completed in the first quarter of 1999, was $60,000 of which $42,000 was paid in the first quarter of 1999. Other costs incurred by the Company as of March 31, 1999 include staff time devoted to the issue at a cost of approximately $6,000 and outside consulting of $28,000 for the first quarter of 1999. Costs to-date at March 31, 1999 for staff time and outside consulting were $21,000 and $35,000, respectively. Current estimates of additional costs for staff and outside consultants in 1999 and the year 2000 are $29,000.

While management believes it has identified and planned for the resolution of the mission critical issues relevant to the Year 2000, no assurance can be given that the Company may not be required to expend significant additional amounts related to the Year 2000 issue.

RISKS
The principal risks associated with the Year 2000 problem primarily fall into three categories. The first risk is that the Company is unable to successfully renovate and/or migrate to Year 2000 compliant systems. The second risk is the disruption of operations due to the failure of third parties. The third is the risk of business interruption among fund providers and fund users which affects their ability to contractually perform.

The only risk largely under the Company's control for the Year 2000 project is the identification, renovation and implementation of its internal operations. The Company, like other financial institutions, is heavily dependent upon its computer systems. Reliance on readily available PC-based systems and technology for WAN and desktop workstations has simplified this process to some extent, and management believes it will be able to make the necessary renovations of its internal systems for Year 2000 compliance.

Because of the reliance on outside vendors for processing mission critical customer accounting systems, a computer failure of a third party may jeopardize Company operations. How serious this would be depends on the nature and duration of such failures. Because of the complexity, integration and dependence of these outside systems to the Company's operations, switching to another vendor on short notice does not represent a viable option. At this time, management believes that the necessary renovations to these third party systems will be completed on schedule.

Another serious impact to Company operations would occur if basic services such as telecommunications, electric power supplies and services provided by other governmental agencies were disrupted. To date definitive public disclosure of the state of readiness among basic infrastructure suppliers has not been generally available. Although inquiries continue, the Company does not yet have the information to estimate the likelihood of significant disruptions among these suppliers.

CONTINGENCY PLANNING
The Company has developed contingency plans for the Year 2000 in the event that remediation is not completed in time, or if systems fail for reasons that are not presently foreseen. In the event of a failure, these plans outline the steps that will be taken to deal with the situation to minimize the effect on customers and losses to the Company. As the Company's identified Year 2000 risks are largely concentrated with the ability of third parties to provide services after the year 2000, contingency plans being developed will primarily concentrate on the inability of these suppliers to complete their Year 2000 projects. Based upon currently known information, management believes that its primary vendors have the resources to complete their Year 2000 projects successfully and on time.

Apart from the Company's Year 2000 project, federal banking regulators are conducting special examinations of FDIC-insured financial institutions and third party data processors, including suppliers to the Company, to determine whether they are taking necessary steps to prepare for the Year 2000. They are closely monitoring the progress made by these institutions in completing key steps required by their individual Year 2000 plans.

The Company's disclosure and announcement herein concerning its Year 2000 planning and programs are intended to constitute "year 2000 readiness disclosures" as defined in the recently-enacted Year 2000 Information and Readiness Disclosure Act (the "Act"). The Act provided certain protection from liability for certain public and private statements concerning an entity's Year 2000 readiness and the Year 2000 readiness of its products and services.

                          PART II - OTHER INFORMATION


Item 5.           Other Information:  None

Item 6.           Exhibits and Reports on Form 8-K.

          (a)  Exhibits:
               Exhibit 10.2.1 Amendment to Employee Stock Ownership Plan, dated January 22, 1997;

               Exhibit 10.9.1 Amendments to 401(k) Profit Sharing Plan, dated December 12, 1994, and December 30, 1993.

          (b)  Reports on Form 8-K:
               No reports on Form 8-K were filed by the Company for the quarter ended March 31, 1999.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      BAY COMMERCIAL SERVICES
                      (Registrant)


Date: May 13, 1999    /s/ R. M. Kahler
                      --------------------
                      R. M. Kahler
                      President and
                      Chief Executive Officer
                      (Principal Executive Officer)



Date: May 13, 1999    /s/ R. D. Greenfield
                      ---------------------
                      R. D. Greenfield
                      Chief Financial Officer
                      (Principal Accounting Officer)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Article Five of Greater Bay's articles of incorporation provides that Greater Bay shall eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law. Article Five also provides for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of Greater Bay. If agents of Greater Bay breach a duty to Greater Bay and its shareholders, then Article Five authorizes Greater Bay, to the extent permissible under California Law, to indemnify such agents in excess of the indemnification expressly permitted by such Section 317.

   Section 317 sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of Greater Bay in such capacity with respect to any other corporation, partnership, join venture, trust or other enterprise.
Section 317 mandates Greater Bay's indemnification of agents where the agent's defense is successful on the merits. In other cases, Section 317 allows Greater Bay to indemnify agents for expenses (including amounts paid to defend, settle or otherwise dispose of a threatened or pending action) if the indemnification is authorized by (1) a majority vote of a quorum of Greater Bay's Board of Directors consisting of directors who are not party to the proceedings; (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) the court in which the proceeding is or was pending upon application by certain designated parties. Under certain circumstances, Greater Bay can indemnify an agent even when the agent is found liable. Section 317 also allows Greater Bay to advance expenses to its agents for certain actions upon receiving an undertaking by the agent that he or she will reimburse Greater Bay if the agent is found liable. Greater Bay has entered into indemnification agreements with its directors and certain of its officers substantially to the foregoing effect. Greater Bay also maintains directors and officers liability insurance.

   To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Greater Bay, pursuant to the foregoing provisions or otherwise, Greater Bay understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by Greater Bay of expenses incurred or paid by a director, officer or controlling person of Greater Bay in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Greater Bay will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21. Exhibits and Financial Statement Schedules

 Exhibit No. Exhibit
 ----------- -------
  2.1        Agreement and Plan of Reorganization by and between Greater Bay
             Bancorp and Bay Commercial Services dated April 30, 1999./1/

  4.1        Rights Agreement./2/

  4.2        Junior Subordinated Indenture dated as of March 31, 1997 between
             Greater Bay Bancorp and Wilmington Trust Company, as Trustee./3/

  4.3        Officers' Certificate and Company Order, dated March 31, 1997./3/

  4.4        Certificate of Trust of GBB Capital I./4/

  4.5        Trust Agreement of GBB Capital I dated as of February 28, 1997./4/


 Exhibit No. Exhibit
 ----------- -------
  4.6.1      Amended and Restated Trust Agreement of GBB Capital I, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of March 31,
             1997./3/

  4.6.2      Appointment of Successor Administrative Trustee and First
             Amendment to Amended and Restated Agreement./1/

  4.7        Trust Preferred Certificate of GBB Capital I./3/

  4.8        Common Securities Certificate of GBB Capital I./3/

  4.9        Guarantee Agreement between Greater Bay Bancorp and Wilmington
             Trust Company, dated as of March 31, 1997./3/

  4.10 Agreement as to Expenses and Liabilities, dated as of March 31, 1997./3/

  4.11       Form of Subordinated Debentures./5/

  4.12 Supplemental Debenture Agreement of Cupertino National Bancorp dated as of November 22, 1996./4/

  4.13       Supplemental Debenture Agreement dated November 27, 1996 between
             Cupertino National Bancorp and Mid-Peninsula Bancorp./4/

  4.14       Supplemental Debenture Agreement, dated as of March 27, 1997./3/

  4.15       Indenture between Greater Bay Bancorp and Wilmington Trust
             Company, as Debenture Trustee, dated as of August 12, 1998./6/

  4.16       Form of Exchange Junior Subordinated Debentures (filed as Exhibit
             A to Exhibit 4.15 hereto).

  4.17       Certificate of Trust of GBB Capital II, dated as of May 18,
             1998./6/

  4.18       Amended and Restated Trust Agreement of GBB Capital II, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of August 12, 1998./6/

  4.19       Form of Exchange Capital Security Certificate (filed as Exhibit A-
             1 to Exhibit 4.18 hereto).

  4.20 Common Securities Guarantee Agreement of Greater Bay Bancorp, dated as of August 12, 1998./6/

  4.21       Liquidated Damages Agreement among Greater Bay Bancorp, GBB
             Capital II, and Sandler O'Neill and Partners, L.P., dated as of
             August 7, 1998./6/

  4.22       Series B Capital Securities Guarantee Agreement between Greater
             Bay Bancorp and Wilmington Trust Company, dated as of November 27,
             1998./1/

  4.23       Registration Rights Agreement between Greater Bay Bancorp and The
             Leo K. W. Lum PRB Revocable Trust dated May 8, 1998./7/

  5.1        Opinion of Linda M. Iannone, General Counsel of Greater Bay
             Bancorp.*

  8.1 Opinion of Manatt, Phelps & Phillips, LLP as to certain federal income tax matters (including the consent of that firm).*

 23.1        Consent of PricewaterhouseCoopers LLP for Greater Bay Bancorp.

 23.2        Consent of Deloitte & Touche LLP for Bay Commercial Services.

 23.3        Consent of Linda M. Iannone (included in Exhibit 5.1).*

 24.1 A power of attorney is set forth on the signature page of the Registration Statement.*

 99.1        Bay Commercial Services Proxy.*

--------
1. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on May 6, 1999.
2. Incorporated by reference from Greater Bay Bancorp's Form 8-A12G filed with the SEC on November 25, 1998.
3. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K dated June 5, 1997.
4. Incorporated by reference from Greater Bay Bancorp's Registration Statement on Form S-1 (File No. 333-22783) dated March 5, 1997.
5. Incorporated herein by reference from Exhibit 1 of Cupertino National Bancorp's Form 8-K filed with the SEC on October 25, 1995.
6. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on August 28, 1998.
7. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on May 20, 1998.

* Previously field as an exhibit to the Registration Statement on Form S-4 filed with the SEC on July 7, 1999.

Item 22. Undertakings

   The undersigned Registrant hereby undertakes as follows:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "Securities Act");

      (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a) (3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this Item 22, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, California, on August 2, 1999.

                                          Greater Bay Bancorp

                                               /s/ David L. Kalkbrenner
                                          By: _________________________________
                                                   David L. Kalkbrenner
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                          Title                  Date
             ----------                          -----                  ----

    /s/ David L. Kalkbrenner         President and Chief           August 2, 1999
____________________________________  Executive Officer
        David L. Kalkbrenner          (Principal Executive
                                      Officer)

      /s/ Steven C. Smith            Executive Vice President,     August 2, 1999
____________________________________  Chief Administrative
          Steven C. Smith             Officer and Chief Financial
                                      Officer (Principal
                                      Financial and Accounting
                                      Officer)

                 *                   Director                      August 2, 1999
____________________________________
          George R. Corey

                 *                   Director                      August 2, 1999
____________________________________
           John M. Gatto

                 *                   Director                      August 2, 1999
____________________________________
          James E. Jackson

                 *                   Director                      August 2, 1999
____________________________________
         Stanley A. Kangas

                 *                   Director                      August 2, 1999
____________________________________
           Rex D. Lindsay

                                     Director
____________________________________
           Leo K. W. Lum

             Signature                           Title                  Date
             ---------                           -----                  ----

                                     Director
____________________________________
          George M. Marcus

                 *                   Director                      August 2, 1999
____________________________________
         Duncan L. Matteson

                                     Director
____________________________________
         Rebecca Q. Morgan

                 *                   Director                      August 2, 1999
____________________________________
          Glen McLaughlin

                 *                   Director                      August 2, 1999
____________________________________
          Dick J. Randall

                 *                   Director                      August 2, 1999
____________________________________
          Donald H. Seiler

                 *                   Director                      August 2, 1999
____________________________________
          Warren R. Thoits

    /s/ David L. Kalkbrenner

*By:____________________________

       David L. Kalkbrenner

         Attorney-in-fact

                                 Exhibit Index

 Exhibit No. Exhibit
 ----------- -------
  2.1        Agreement and Plan of Reorganization by and between Greater Bay
             Bancorp and Bay Commercial Services dated April 30, 1999./1/

  4.1        Rights Agreement./2/

  4.2        Junior Subordinated Indenture dated as of March 31, 1997 between
             Greater Bay Bancorp and Wilmington Trust Company, as Trustee./3/

  4.3        Officers' Certificate and Company Order, dated March 31, 1997./3/

  4.4        Certificate of Trust of GBB Capital I./4/

  4.5        Trust Agreement of GBB Capital I dated as of February 28, 1997./4/

  4.6.1      Amended and Restated Trust Agreement of GBB Capital I, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of March 31, 1997./3/

  4.6.2      Appointment of Successor Administrative Trustee and First
             Amendment to Amended and Restated Agreement./1/

  4.7        Trust Preferred Certificate of GBB Capital I./3/

  4.8        Common Securities Certificate of GBB Capital I./3/

  4.9        Guarantee Agreement between Greater Bay Bancorp and Wilmington
             Trust Company, dated as of March 31, 1997./3/

  4.10 Agreement as to Expenses and Liabilities, dated as of March 31, 1997./3/

  4.11       Form of Subordinated Debentures./5/

  4.12 Supplemental Debenture Agreement of Cupertino National Bancorp dated as of November 22, 1996./4/

  4.13       Supplemental Debenture Agreement dated November 27, 1996 between
             Cupertino National Bancorp and Mid-Peninsula Bancorp./4/

  4.14       Supplemental Debenture Agreement, dated as of March 27, 1997./3/

  4.15       Indenture between Greater Bay Bancorp and Wilmington Trust
             Company, as Debenture Trustee, dated as of August 12, 1998./6/

  4.16       Form of Exchange Junior Subordinated Debentures (filed as Exhibit
             A to Exhibit 4.15 hereto).

  4.17       Certificate of Trust of GBB Capital II, dated as of May 18,
             1998./6/

  4.18       Amended and Restated Trust Agreement of GBB Capital II, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of August 12, 1998./6/

  4.19       Form of Exchange Capital Security Certificate (filed as Exhibit A-
             1 to Exhibit 4.18 hereto).

  4.20 Common Securities Guarantee Agreement of Greater Bay Bancorp, dated as of August 12, 1998./6/

  4.21       Liquidated Damages Agreement among Greater Bay Bancorp, GBB
             Capital II, and Sandler O'Neill and Partners, L.P., dated as of
             August 7, 1998./6/

  4.22       Series B Capital Securities Guarantee Agreement between Greater
             Bay Bancorp and Wilmington Trust Company, dated as of November 27,
             1998./1/

  4.23       Registration Rights Agreement between Greater Bay Bancorp and The
             Leo K. W. Lum PRB Revocable Trust dated May 8, 1998./7/

  5.1        Opinion of Linda M. Iannone, General Counsel of Greater Bay
             Bancorp.*


 Exhibit No. Exhibit
 ----------- -------
  8.1        Opinion of Manatt, Phelps & Phillips, LLP as to certain federal income tax matters (including the consent of that firm).*

 23.1        Consent of PricewaterhouseCoopers LLP for Greater Bay Bancorp.

 23.2        Consent of Deloitte & Touche LLP for Bay Commercial Services.

 23.3        Consent of Linda M. Iannone (included in Exhibit 5.1).*

 24.1 A power of attorney is set forth on the signature page of the Registration Statement.*

 99.1        Bay Commercial Services Proxy.*

--------
1. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on May 6, 1999.
2. Incorporated by reference from Greater Bay Bancorp's Form 8-A12G filed with the SEC on November 25, 1998.
3. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K dated June 5, 1997.
4. Incorporated by reference from Greater Bay Bancorp's Registration Statement on Form S-1 (File No. 333-22783) dated March 5, 1997.
5. Incorporated herein by reference from Exhibit 1 of Cupertino National Bancorp's Form 8-K, filed with the SEC on October 25, 1995.
6. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on August 28, 1998.
7. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on May 20, 1998.

* Previously filed as an exhibit to the Registration Statement on Form S-4 filed with the SEC on July 7, 1999.